SHARE PURCHASE AGREEMENT


         SHARE PURCHASE AGREEMENT, dated as of July 22, 1997, by and between TRADELINK INTERNATIONAL LIMITED, a Bahamian corporation (the "Buyer"), on the one hand, and VECTOR AEROMOTIVE CORPORATION, a Nevada corporation ("Vector") on the other.

                    W I T N E S S E T H:

         WHEREAS, the Buyer and Vector have entered into a letter of intent dated January 10, 1997 ("Letter I"), which described the general terms on which Vector would sell to Buyer 60,000,000 Common Shares, par value $.01 per share, of Vector Common Stock and an option to purchase an additional 106,000,000 shares of Vector Common Stock, together with certain other rights to be vested in the Buyer; and

         WHEREAS, the Buyer and Vector have entered into a amended and restated letter of intent dated May 23, 1997 (the "Letter"), which supersedes Letter I and describes revised general terms on which Vector would sell to Buyer 60,000,000 Common Shares, par value $.01 per share, of Vector Common Stock and Buyer would loan to Vector an aggregate amount of $3,750,000; and

         WHEREAS, the Letter contemplates that the parties will enter into a definitive agreement and prepare such other documentation as the parties and their respective legal counsel determine is appropriate; and

         WHEREAS, the parties intend that this Share Purchase Agreement (the "Agreement"), together with the schedules, exhibits and other documents attached to this Agreement, serve as the definitive agreement between the parties with respect to the transactions described in the Letter;

         NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements herein set forth, the Buyer and Vector hereby agree as follows:


                         ARTICLE I

   The Option to Purchase, Loan and Ancillary Agreements

         1.1 Option to Purchase the Shares.

         (a) Subject to and upon the terms and conditions hereof and the representations, warranties and covenants contained in this Agreement, on the Closing Date (as defined below) Vector shall sell, transfer, assign and deliver certificate(s) representing 60,000,000 Common Shares of Vector, par value $.01 per share (the "Shares") to the Buyer, and the Buyer shall purchase the Shares from Vector, free and clear of all liens, claims and encumbrances thereon. The obligations of Vector and Buyer shall be further defined in an option agreement (the "Option Agreement") in the form attached to this Agreement as Annex I and incorporated by reference in this Agreement.

         (b) Contemporaneously with the execution of this Agreement, Vector shall execute and deliver to Buyer the Option Agreement. As set forth in the Option Agreement,
   Vector will grant to Buyer or its transferee(s), if any, the right to purchase (the "Option") the Shares, all as more fully set forth in the Option Agreement.

         1.2  Purchase Price for the Shares.

         (a) Upon the terms and subject to the conditions set forth in this Agreement and the Option Agreement, Vector and the Buyer agree that on the Closing Date Vector shall sell to the Buyer, and the Buyer shall purchase from Vector, the Shares for aggregate cash consideration of $1,250,000 payable in United States currency (the "Purchase Price").

         (b) At the Closing, Vector shall deliver to the Buyer one or more certificates representing the Shares against delivery by the Buyer to Vector of the Purchase Price. Certificates for the securities comprising the Shares shall be registered in such name or names and in such authorized denominations as the Buyer may request in writing at least five full business days prior to the Closing Date.

         1.3 Registration Rights for the Shares. On the Closing Date (as defined below), the parties shall execute a registration rights agreement (the "Registration Rights Agreement"), a copy of which is attached to this Agreement as Annex II and incorporated by reference in this Agreement. The Registration Rights Agreement shall extend to the Buyer the right, on or after the Closing Date, to demand that Vector cause to be filed and become effective under the Securities Act of 1933 (the "1933 Act"), as amended, a registration statement covering any or all of the Shares.

         1.4 The Loan. The Buyer will loan or make available the following credit facility (the "Facility") for Vector.
   The Facility is subject to the following terms and conditions:

          (a) The Facility. A discretionary line of credit will be made available to Vector in the amount of up to $1,250,000, which will be converted to a ten (10) year term loan ("Line of Credit I") and a discretionary line of credit will be made available to Vector in the amount or up to $2,500,000. The facility is more fully described in a loan and security agreement (the "Loan Agreement") in the form attached to this Agreement as Annex VI and incorporated by reference in this Agreement

          (b) Interest. Advances under the lines of credit shall bear interest at the rate of two percent (2%) per annum in excess of the prime rate, floating. The interest rate on Line of Credit I after it converts to a ten year term loan will be ten percent (10%). Interest will be calculated on the basis of a 360-day year and will be payable monthly. Interest after maturity or default will accrue at 5% per annum in excess of the regular rate.

          (c) Maturity. All loans and advances under this Facility will be due and payable on demand, except that Line of Credit I will be converted to a ten year term loan on the Conversion Date (as defined in the Loan Agreement). No advances will be made after the date that a majority of the Board of Directors of Vector fail to be persons nominated by the Buyer unless the Buyer agrees in writing to an extension of such date.

          (d) Security. All loans and advances will be secured by a valid, perfected security interest in each of the following assets which, unless otherwise specifically stated to the contrary, will be superior in priority to all other liens and security interests in such assets:

          (i)  All of Vector's accounts receivables;
          (ii) All of Vector's inventory;
          (iii)All of Vector's general intangibles and
        chattel paper,        if any;
          (iv) All of Vector's furniture, fixtures and equipment; and
          (v)  All other Vector assets.

          (e) Use of Proceeds. The proceeds of the Facility will be used only for working capital to be used in the operation of Vector's business.

          (f) Conditions and Covenants. Contemporaneously with the execution of this Agreement, Vector will execute the Loan Agreement, Note I (as definied in the Loan Agreement), Note II (as definied in the Loan Agreement) and other documents and instruments required in the Loan Agreement or reasonably requested in the form generally used by an independent lender in the community for customers with good credit.

          (g) Financial Statements. Vector will provide audited financial statements annually to the lender no later than 90 days following the end of Vector's fiscal year and will provide unaudited, internally prepared financial statements no later than 30 days following the end of each month, in each case together with a certificate that Vector is not in default under its obligations with respect to the loan contemplated in this Section.

          (h) Conditions Precedent. The obligations to extend credit under the Facility described in this Agreement are subject to the following conditions precedent being satisfied:

          (i) Documents. All documents in connection with the Facility described in this Agreement and the Loan
        Agreement will be acceptable in form and substance to the lender.

          (ii)   Covenants and Representations.  All
        representations and warranties made by Vector in this Agreement, the Loan Agreement and any other instrument or document executed in connection with this Agreement or the Loan Agreement shall be true and correct, and Vector shall have fulfilled and complied with all covenants and agreements contained in this Agreement, the Loan Agreement and all instruments and documents executed in connection with this Agreement or the Loan Agreement.

          (iii) Collateral. The lender will have received satisfactory evidence of title to collateral, absence of conflicting liens, perfection and priority of its security interests and similar matters.

          (iv) Insurance. The lender will have received evidence of satisfactory insurance on Vector's assets naming the lender as loss payee/secured party as to all tangible collateral, and evidence of such other insurance as the lender may require.

          (v) Resignations. The Buyer shall have received resignations from a majority of the members of the Board of Directors of Vector and minutes or other evidence of action by the Board of Directors satisfactory to the Buyer in its sole discretion showing that (i) persons designated by the Buyer have been elected or appointed as a majority of the authorized directors and (ii) persons designated by the Buyer have been elected to the offices designated by the Buyer.

          (vi) Opinion of Counsel. The opinion of counsel for Vector as provided in Article VIII below.

          (vii) Other Items. Such other documents, instruments and certificates of the officers of Vector as are described in Article XIII or as otherwise may be reasonably requested by the Buyer.

          (i) Expenses. Vector will reimburse the lender on the demand for all out-of-pocket expenses (excluding attorney's fees) incurred by such lender in connection with the preparation, administration and enforcement of the documents relating to the Facility. Vector will pay all documentary stamp taxes, intangible taxes and other taxes and expenses relating to the Facility.

                         ARTICLE II

                          Closing

          2.1 The Closing. The closing of the sale of Shares contemplated by this Agreement(the "Closing") shall take place at a date and time to be specified by the Buyer and Vector within thirty (30) days after the Conversion Date (as defined in the Loan Agreement)(the "Closing Date") and following satisfaction or waiver of all conditions precedent to Closing as described in Articles VI, VII and VIII hereof. The Closing shall take place at the offices of Vector in Jacksonville, Florida, or any other place mutually agreeable to the parties, subject to the right of the parties to close by exchange of executed counterpart documents on the Closing Date.

          2.2 Deliveries by Vector. At the Closing, Vector shall deliver to the Buyer or cause to be delivered to the Buyer the following instruments and documents:

          (a) A certificate or certificates representing the Shares registered in the name of the Buyer or in such name as may be designated by the Buyer. Any sales, stock transfer or other taxes payable in connection with the sale to the Buyer by Vector of the Shares shall be paid by Vector;

          (b) The opinion of counsel for Vector as provided in Article VIII below; and

          (c)  Such other documents, instruments and
   certificates of the officers of Vector as are described in
   Article XIII or as may be reasonably requested by the Buyer.

          2.3  Deliveries by the Buyer.  At the Closing, the
   Buyer shall deliver to Vector or cause to be delivered to Vector the following instruments and documents:

          (a)  The Purchase Price as provided in Section
   1.2(a) hereof; and

          (b)  Such other documents, instruments and
   certificates of the officers of the Buyer as may be reasonably requested by Vector.

          2.4 Further Assurances. Vector shall execute and deliver on the Closing Date or thereafter any and all such other instruments, and take or cause to be taken all such further action as may be necessary or appropriate to vest fully and confirm to the Buyer title to and possession of the Shares.

                        ARTICLE III

          Representations and Warranties of Vector

          3.1 Representations and Warranties of Vector. As a material inducement to the Buyer to (i) enter into this Agreement,(ii) purchase and acquire the Shares and (iii) make or arrange the Facility, Vector represents and warrants to the Buyer, except as disclosed in the Exhibits to this Agreement, as of the date of this Agreement and the Closing Date, that:

          (a)  Vector is a corporation duly organized,
   validly existing and in good standing under the laws of the State of Nevada. Vector is duly authorized to conduct business in the State of Florida as a foreign corporation, and is in good standing in each state in which the ownership of its property or the conduct of its business renders such qualification necessary, and has all corporate power and authority necessary to engage in the business in which it is presently engaged. FROM JANUARY 1, 1990 THROUGH THE DATE HEREOF, VECTOR HAS NOT DONE ANY BUSINESS IN THE STATE OF NEVADA EITHER DIRECTLY OR THROUGH AN AFFILIATED CORPORATION, AND THEREFORE THE PROVISIONS OF NRS
   78.378 TO NRS 78.3793 OF THE NEVADA BUSINESS CORPORATION ACT (THE "NEVADA LAW") DO NOT APPLY TO VECTOR BY VIRTUE OF NRS 78.3788 OF THE NEVADA LAW.

          (b) Vector does not own or control, directly or indirectly, any interest in any other corporation, joint venture, partnership, association or other business entity.

          (c) Vector has furnished to the Buyer, or will furnish to the Buyer prior to the Closing Date, copies of the audited financial statements of Vector for the years ended September 30, 1995 and 1994, and financial statements contained in Vector's Form 10-Q filed with the Securities ands Exchange Commission for the period ended September 30, 1996 (hereinafter, collectively referred to as the "Vector Financial Statements"). Vector Financial Statements include a balance sheet and related statements of net income (loss), shareholders' equity and cash flows for the year ended on such date audited by Vector's certified public accountants.

          Vector Financial Statements fairly present the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Vector Financial Statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of Vector. The accountants whose report on the audited financial statements is filed with the Commission are, and during the periods covered by the reports included in filings made with the Commission were, independent certified public accountants with respect to Vector within the meaning of the 1934 Act.

          (d)  Vector is not a party to any employment
   agreement with any of its officers, directors or shareholders, or to any lease, agreement or other commitment, nor except as disclosed in Exhibit A to this Agreement, to any pension, insurance, profit sharing or bonus plan. Except as disclosed in Exhibit A to this Agreement, none of Vector's officers or directors nor any associate (i.e., any relative or spouse of any of the officers or directors or any firm, corporation, association or business enterprise in which any of the officers or directors or any such relative or spouse participates as a director, officer, employee, agent, representative, shareholder, partner or joint venturer or has any direct or indirect financial interest, including, without limitation, the interest of a creditor in any form) or any of the officers or directors has any direct or indirect interest, in any firm, corporation, association or business enterprise which competes with, is a supplier, customer or sales agent of, or is engaged in any business of the kind being conducted by Vector, and none of Vector's officers or directors nor any associate of any of the officers or directors has any interest, directly or indirectly, and any contract with, commitment or obligation of or to, or claim against, Vector.

          (e) Except as otherwise disclosed on Exhibit B to this Agreement, Vector is not a party to any litigation, pending or threatened nor has any claim been made or, to the best knowledge of Vector's executive officers, asserted against Vector nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving Vector.

          (f) Vector is not in violation or default of any provision of its Articles of Incorporation or Bylaws or of any provision of any instrument or contract to which it is party, or by which it is bound or, to the best knowledge of its executive officers, of any provision of any federal, state or local judgment, writ, decree, order, law, statute, rule or government regulation, applicable to it. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision or an event which results in the creation of any lien, charge or encumbrance upon any asset of Vector. Vector has all requisite power and authority to execute, deliver and perform each of (a) this Agreement (b) the Option Agreement,(c) the Registration Rights Agreement, and
   (d) the Loan Agreement and other documents evidencing the Facility, and has all requisite power and authority to execute and deliver the certificates representing the Shares. All necessary corporate proceedings of Vector have been duly taken to authorize the execution, delivery and performance by Vector of this Agreement, the Loan Agreement, the Option Agreement and the Registration Rights Agreement. This Agreement, the Loan Agreement, the Option Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by Vector, each is the legal, valid and binding obligation of Vector, and is enforceable as to Vector in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by Vector for the execution, delivery or performance by Vector of this Agreement, the Loan Agreement, the Option Agreement or the Registration Rights Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which Vector is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement, the Loan Agreement, the Option Agreement or the Registration Rights Agreement.

          (g)  Since September 30, 1996, Vector has not,
   except as disclosed in Exhibit C to this Agreement, and prior to the Closing, Vector will not have (i) paid or declared any dividends on or made any distributions in respect of, or purchased or redeemed, any of the outstanding shares of its capital stock or issued any additional shares of its capital stock; or (ii) made or authorized any amendments to its Articles of Incorporation, or to its By-Laws except an amendment to Vector's Articles of Incorporation to increase to 600,000,000 Vector's authorized common shares; or (iii) mortgaged or pledged or subjected to any lien, charge or other encumbrance, any of
   its assets, tangible or intangible; or (iv)    sold, leased,
 transferred or contracted to sell, lease or transfer any material assets, tangible or intangible, or entered into any other transactions outside of the ordinary course of business; (v) made any loan or advance to or become obligated as guarantor or otherwise on behalf of any officer, director or shareholder of Vector or to any other person, firm or corporation; (vi) paid any compensation to any officer or director (in their capacities as such) other than in the ordinary course of business; (vii) suffered any labor trouble; (viii) made or become a party to any contract or commitment or renewed, extended, amended or modified any contract or commitment which in any case involved an amount in excess of $50,000 or term in excess of 90 days, except in the ordinary course of business; (ix) become bound or entered into any contract, commitment or transaction other than in the ordinary course of business or except as otherwise contemplated by this Agreement; or
   (x) waived any rights which alone or in the aggregate are material to Vector.

          (h)  The authorized capitalization of Vector
   consists of 600,000,000 Common Shares, par value $.01 per share (the "Common Shares") and 5,000,000 Preferred Shares, par value $.10 per share (the "Preferred Stock"). As of the date hereof, 53,609,387 Common Shares have been duly authorized and validly issued and are outstanding, fully paid and nonassessable, and no Preferred Stock are issued or outstanding. The Shares, when issued in accordance with the terms and conditions of this Agreement and the Option Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Exhibit D to this Agreement or as may be contemplated by this Agreement, Vector has no commitments or obligations of any nature whatsoever to issue, deliver or sell under any preemptive rights, offer, stock option agreement, bonus agreement or purchase plan, stock incentive compensation plan, conversion right, contingent share agreement or otherwise, any Common Shares or Preferred Stock.

          (i) Except as set forth in Exhibit E to this Agreement, to the best knowledge of Vector's executive officers after reasonable investigation, Vector has not infringed, and is not now infringing, upon, any trademark, trade name, service mark, or copyright belonging to any other person, firm or corporation. Vector is not a party to any license agreement, or any other agreement with respect to any trademark, service mark, trade names or applications for same or any copyrights except as disclosed in Exhibit E to this Agreement. To the best of its knowledge after reasonable inquiry, and except as disclosed on Exhibit E to this Agreement, Vector owns or holds adequate licenses or rights to use all trademarks, service marks, trade names, or copyrights used in the business as now conducted by it and such use does not and will not, infringe upon or otherwise violate the rights of others in a manner which might have a material adverse effect on Vector. "Vector" is a trademark used by Vector to identify its products, and such trademark is protected by registration in the name of Gerald Wiegert, as assignor to Vector, on the principal register of the United States Patent and Trademark Office. There is no right to any intangible property, except as now possessed subject to the claims of Gerald Wiegert as described in Exhibit E, necessary to the business of Vector as presently conducted.

          (j)  Except as set forth in Exhibit F:

          (i) Vector has obtained all permits, licenses and other authorizations which are required under the Environmental Laws for the ownership, use and operation of each location operated or leased by Vector (the "Property"), all such permits, licenses and authorizations are in effect, no appeal nor any other action is pending to revoke any such permit, license or authorization, and Vector is in full compliance with all terms and conditions of all such permits, licenses and authorizations.

         (ii) Vector and the Property are in compliance with all Environmental Laws, including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

        (iii) Vector has not and to the best knowledge of Vector's executive officers, no other person has, Released, placed, stored, buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, on, beneath, or adjacent to the Property or any property formerly owned, operated or leased by Vector except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of Vector (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no release of any such substances into the environment).

         (iv) Except as provided to the Buyer, there exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or Hazardous Substances, Oils, Pollutants or Contaminants investigation made with respect to all or any portion of the assets of Vector (whether or not prepared by experts and whether or not in the possession of the executive officers of Vector).

          (v)  Definitions:  As used in this Agreement:

               (a)  Environmental Laws - means all federal,
             state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants.

               (b) Hazardous Substances, Oils, Pollutants or Contaminants - means all substances defined as such in the National Oil and Hazardous Substances Pollutant Contingency Plan, 40 C.F.R. Section 300.6, or defined as such under any Environmental Law.

               (c)  Release - means any release, spill,
             emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or any property.

          (k) To the best knowledge of Vector's executive officers, after reasonable investigation, no instrument of record, easement, license, grant, applicable zoning or building law, ordinance or administrative regulation or urban redevelopment law or other impediment of any kind prohibits or interferes with, limits or impairs, or would if not permitted by any prior nonconforming use, prohibit or interfere with, or limit or impair, the use, operation, maintenance of or access to, or affect the value of, the real or personal property owned of record or beneficially or leased by Vector, or any item thereof, as now used, operated or maintained by Vector. No notice of any violation of any applicable zoning or building law or ordinance or administrative regulation has been received by Vector, nor to the knowledge of Vector's executive officers is such a notice threatened. No condemnation proceedings have been instituted in respect of any real estate owned or leased by Vector nor to the knowledge of any of Vector's executive officers are such proceedings threatened.

          (l) Exhibit G lists all leases of Equipment used by Vector.

          (m) Except as set forth in Exhibit H, to the best knowledge of Vector's executive officers, after reasonable investigation, there is no pending or threatened labor trouble with any of the employees of Vector or any unfair labor practices alleged, as such term is defined in the National Labor Relations Act, as amended.

          (n) Exhibit I to this Agreement contains (i) the names of all incumbent directors and officers of Vector,
   (ii) the names and job designations of all employees whose total compensation from Vector for the year ended
   September 30, 1996, equaled or exceeded $60,000, together with a statement of the full amount paid, or payable to each such person in respect of such year and a summary of the basis on which each such person is compensated if such basis is other than a fixed salary rate, (iii) the names of all persons holding powers of attorney from Vector and copies thereof.

          (o) Vector has provided the Buyer with full and complete access to information concerning all material aspects of, and material information with respect to, Vector. All information which has been communicated by Vector to the Buyer with respect to the assets, liabilities, business, operations, financial condition and business prospects of Vector are true, correct and complete in all material respects.

          (p) The minute books of Vector accurately reflect all meetings, actions, proceedings, and other matters properly includable therein.

          (q) Except as disclosed in Exhibit J to this Agreement, neither the Commission nor any "Blue Sky" or securities authority of any jurisdiction (collectively, the "Securities Authorities") have issued an order (a "Stop Order") suspending the effectiveness of a registration statement filed by Vector with the Securities Authorities, preventing or suspending the use of any preliminary prospectus, definitive prospectus, registration statement or any amendment or supplement thereto, or suspending the registration or qualification of any of the securities issued by Vector, nor have the Securities Authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

          (r) To the best knowledge of Vector's executive officers, neither Vector nor any director, officer, agent, employee or other person associated with or acting on behalf of Vector has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activities, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, pay-off, influence payment, kickback, or any other unlawful payment.

          (s) Board and Special Committee Recommendations. The Board of Directors of Vector has, by resolutions duly adopted on July ___, 1997, at a meeting duly held at which a quorum was present, approved and adopted this Agreement and the other transactions contemplated in this Agreement and the terms and conditions set forth in this Agreement as being in the best interests of Vector and its shareholders.

                         ARTICLE IV

        Representations and Warranties of the Buyer

          4.1  Representations and Warranties of the Buyer.
   As a material inducement to Vector to enter into this Agreement, the Option Agreement and the Registration Rights Agreement and issue the Shares, the Buyer represents and warrants to Vector that:

          (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas, and is qualified to transact business as a foreign corporation in all other jurisdictions in which the character of its business requires the Buyer to be so qualified; and has all corporate power necessary to engage in the business in which it is presently engaged.

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, will conflict with or result in the breach of, or accelerate the performance required by, any terms of any agreement, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Buyer under the terms of any such agreement.

          (c)  The Buyer has all requisite power and
   authority to execute, deliver and perform each of (a) this Agreement, (b) the Option Agreement and (c) the Registration Rights Agreement and (d) the Loan Agreement, and has all requisite power and authority to purchase and own the Shares and the Option Agreement. All necessary corporate proceedings of the Buyer have been duly taken to authorize the execution, delivery and performance by the Buyer of this Agreement, the Option Agreement and the Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Buyer, and is enforceable as to the Buyer in accordance with its terms. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by the Buyer for the execution, delivery or performance by the Buyer of this Agreement, the Option Agreement and the Registration Rights Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Buyer is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement, the Option Agreement and the Registration Rights Agreement.

          (d) The Buyer is acquiring the Shares and the Option Agreement, upon payment for and delivery thereof, not with a view to the distribution or public resale thereof within the meaning of the 1933 Act. The Buyer further agrees that Vector may cause to be set forth on the certificates for the Shares to be delivered to the Buyer hereunder and pursuant to the Option Agreement, a legend in substantially the following form:

          These securities have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of Vector.

          Vector shall not be obligated to recognize any purported transfer by the Buyer of the Shares and the Option Agreement unless accompanied by an opinion of the Buyer's counsel in form and substance satisfactory to counsel for Vector to the effect that such transfer is not in violation of the 1933 Act.


                         ARTICLE V

                    Covenants of Vector

          5.1  Conduct of Business.  From the date of Letter
   I until the Closing, except as permitted by this Agreement, reflected in the Exhibits to this Agreement or as otherwise consented to by the Buyer in writing, which consent shall not be unreasonably withheld, Vector has or shall:

          (a) Carry on its business only in the ordinary course, in substantially the same manner in which it previously has been conducted;

          (b) Maintain its real and personal property in as good condition and repair as of the date of Letter I, except for ordinary wear and tear;

          (c) Perform in all material respects all of its material obligations under all contracts to which Vector is a party;

          (d)  Not amend its charter or By-Laws;

          (e)  Not take any action or engage in any
   transaction which would cause any of the representations made by Vector in this Agreement to be untrue as of the Closing Date or would cause Vector to be in breach of the terms and conditions of this Agreement;

          (f) Maintain its books of account in its usual regular and ordinary manner;

          (g) Comply with all registration, filing and reporting requirements of the 1934 Act;

          (h)  Use its best efforts to reestablish the
   listing of the Common Shares on the National Association of Securities Dealers Automated Quotation System;

          (i) Not declare or pay any dividend or other distribution with respect to any class or series of its capital stock;

          (j) Not issue any share of its capital stock, except upon the exercise of any currently outstanding option, warrant, convertible security or similar right which is described in Exhibit D to this Agreement;

          (k) Not increase, decrease, or exchange any of its outstanding Common Shares or Preferred Stock for a different number or class of securities through reorganization, reclassification, share dividend, share split, or similar change in the capitalization of Vector;
   or

          (l) Not issue any option, warrant, convertible security or similar right.

          5.2 Access and Information. Vector shall give to the Buyer and its representatives full access at all reasonable times prior to the Closing to the properties, books and records of Vector and to furnish such information and documents in its possession relating to Vector as the Buyer may reasonably request.

          5.3 Information Following Closing. For a period of five years after the Closing, Vector shall furnish
   Buyer, without charge, such of the following documents as may be requested by Buyer:

          (i) Within 90 days after the end of each fiscal year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of operations, statement of shareholders' equity and statement of cash flows of Vector, with supporting schedules, prepared in accordance with generally accepted accounting principles, as and at the end of such fiscal year and for the 12 months then ended;

          (ii) As soon as practicable after they have been filed with the Commission, three copies of each annual and interim financial and other report or communication filed with the Commission;

          (iii) Two copies of each press release and every material news item prepared by Vector or which is released by Vector; and

          (iv) Such additional documents and information with respect to Vector and its affairs as the Buyer may from time to time reasonably request.

                         ARTICLE VI

       Conditions to Each Party's Obligation to Close

          6.1 Conditions to Each Party's Obligation to Close. In addition to those specific conditions set forth in Articles VII and VIII below, the obligations of the Buyer and Vector to consummate the transactions described in this Agreement shall be subject to the following:

          (a) No government regulatory body or agency shall have instituted court action or legal proceedings seeking preliminary or permanent injunctive relief prohibiting sale or purchase of the Shares, the Preferred Stock to be issued to Automobili Lamborghini, S.p.A. and Automobili Lamborghini U.S.A., Inc.,or the Option Agreement.

          (b) The performance of all conditions precedent to Closing set forth in Articles VII and VIII below.

          (c) From the date of the Letter to the Closing Dare, there shall have been no material adverse change (i) in the business or properties of Vector, or (ii) in the financial condition of Vector, and the property, business and operations of Vector shall have not been materially and adversely affected due to any fire, accident or other casualty or by any act of God, whether or nor insured.


                        ARTICLE VII

         Conditions to Vector's Obligation to Close

          7.1 Conditions to Vector's Obligation to Close. Vector's obligation to complete the transactions provided for in this Agreement shall be subject to the performance by the Buyer of all its agreements to be performed hereunder on or before the Closing, and to the further conditions that:

          (a) The representations and warranties of the Buyer contained in Article IV hereof are true and correct in all material respects as of the Closing with the same effect as if made on and as of such date and the officers of the Buyer shall so certify thereto.

          (b) At the Closing, the Buyer shall furnish an officer's certificate in favor of Vector which shall provide (i) that the Buyer is an existing corporation under the laws of the Bahamas and is in good standing as a corporation organized in the Bahamas, (ii) that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary action, corporate or otherwise, by the Buyer, and (iii) that the consummation of the transactions contemplated by this Agreement do not conflict with or result in a breach of any terms, condition or provision of the Memorandum and Articles of Association of the Buyer or any note, indenture, mortgage, deed of trust or other agreement or instrument known to such officer to which the Buyer is a party or by which the Buyer or any of its property is bound.

          7.2 Waiver of Conditions. The conditions to Vector's obligations to close as set forth in Section 7.1 of this Agreement are for the sole benefit of Vector and may be waived by Vector in whole or in part at any time in Vector's sole discretion.


                        ARTICLE VIII

         Conditions to Buyer's Obligation to Close

          8.1  Conditions to Buyer's Obligation to Close.
   The Buyer's obligation to enter into this Agreement and complete the transactions provided for in this Agreement shall be subject to the performance by Vector of all agreements to be performed hereunder on or before the Closing, and to the further conditions that:

          (a) The representations and warranties of Vector contained in Article III and the covenants of Vector contained in Article V hereof are true and correct and have been performed or satisfied in all material respects as of the Closing with the same effect as if made or performed on and as of such date and Vector shall so certify to the Buyer.

          (b) There shall have been no material adverse change in the operating results, financial condition or business of Vector since September 30, 1996, except as described in written schedules or exhibits which are attached to this Agreement and are satisfactory to Buyer, and Vector shall so certify in writing to the Buyer.

          (c) The Buyer shall have received from Vector's counsel, an opinion dated the Closing Date, in form and substance satisfactory to the Buyer and its counsel.

          (d) Vector shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by it on or before the Closing.

          (e) The Buyer shall have received resolutions of the Board of Directors of Vector, certified by Vector's secretary or any assistant secretary, approving the execution, delivery and performance of this Agreement, the Loan Agreement, the Registration Rights Agreement and the Option Agreement.

          (f) Vector shall have elected or appointed persons designated by the Buyer as a majority of the authorized number of its Board of Directors and elected as the officers specified by the Buyer persons designated by the Buyer for those offices.

          (g) The Buyer shall have received an executed original of a Shareholders Agreement in substantially the form attached to this Agreement as Annex III, validly authorized and executed by V'Power Corporation.

          (h) Automobili Lamborghini, S.p.A. and Automobili Lamborghini U.S.A., Inc., shall have converted all their accounts receivable, notes, credit, debt, damages, claims and all other obligations of Vector to pay money or deliver goods or property to Preferred Stock in the stated amount of $992,400, with substantially the same terms as contained in the Debt Conversion and Preferred Stock Agreements and the Lamborghini Preferred Shares attached to this Agreement as Annex IV.

          (i) The Buyer shall have received an executed original of a Debt Forgiveness and Technology Agreement in substantially the form attached to this Agreement as Annex V, validly authorized and executed by V'Power Corporation in exchange for all accounts receivable, notes, credit, debt, damages, claims and all other obligations of Vector to pay money or deliver goods or property to V'Power Corporation.

          (j) Automobili Lamborghini, S.p.A., shall have extended for a minimum of one year from the Closing Date its existing agreement with Vector to supply appropriate model year V12 engines and other Lamborghini components to be used in the Vector M12 model. The volume of engines to be purchased by Vector in the 12 month contract term will be 15 engines.

          (k) V'Power Corporation and its affiliates (the term "affiliate" shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with V'Power Corporation and any officer, director, employee, agent, trustee with V'Power Corporation or its affiliates as beneficiary of the trust, spouse, relative [first cousin or closer], including specifically without limitation Automobili Lamborghini, S.p.A. and Automobili Lamborghini U.S.A., Inc.] shall own the amount of Common Shares and Preferred Stock and rights to purchase Common Shares and Preferred Stock as shown on Exhibit D attached to this Agreement.

          (l) V'Power Corporation and its affiliates shall have returned to Vector (i) all loan payments or repayments after October 30, 1996, relating to Vector indebtedness to V'Power Corporation or its affiliates, if any, and (ii) all assets owned by Vector on November 24, 1996, including collateral for loans or advances to Vector, removed or taken by V'Power Corporation or its affiliates or under the control of V'Power Corporation or its affiliates, if any, including without limitation retransfer of one 1996 M12 coupe, Vehicle Indentification Number 1V9MB1223T1048008.

          (m) V'Power Corporation and its affiliates shall have released any security interest or other lien on the assets of Vector held by V'Power Corporation or its affiliates.

          (n) Vector shall not have made since November 24, 1996, any payment to an affiliate, including any director or any affiliate of any director.

          (o) Vector shall not have made any expenditure or sold, transferred or encumbered any asset after December
   30, 1996.

          (p) No proceedings shall have beeen initiated or threatened by any governmental department, commission, board, bureau, agency or instrumentality, or any other person (other than Vector, V'Power or their affiliates) seeking to enjoin or otherwise restrain the consumation of the tractions contemplated by this Agreement.

          (q) The litigation between Borrower and Gerald A. Weigert shall have been concluded to the satisfaction of Lender and the settlement proceeds from the litigation between Tokai Bank and Borrower shall have been disbursed in a manner satisfactory to Lender, in both cases in Lender's sole discretion.

          8.2  Waiver of Conditions.  The conditions to
   Buyer's obligations to close as set forth in Section 8.1 of this Agreement are for the sole benefit of Buyer and may be waived by Buyer in whole or in part at any time in Buyer's sole discretion.


                         ARTICLE IX

             Termination, Amendment and Waiver

          9.1  Termination.  This Agreement and each
   agreement contemplated hereby may be terminated at any time prior to the Closing:

          (a) Mutual Consent. By the mutual written consent of the Buyer and Vector.

          (b)  Breach.  By Vector if there has been a
   material breach of any representation, warranty or agreement on the part of the Buyer set forth in this Agreement, or by the Buyer if there has been a material breach of any representation, warranty, covenant or agreement on the part of Vector set forth in this Agreement.

          (c) Litigation. By the Buyer if any litigation or proceeding has been instituted with a view of restraining or prohibiting consummation of the transaction contemplated by this Agreement.

          9.2  Effect of Termination.  In the event of
   termination of this Agreement or any agreement contemplated hereby, this Agreement or any such other agreement shall forthwith become void and there shall be no ability or obligation hereunder or thereunder on the part of any party to this Agreement.

          9.3 Amendment. This Agreement may be amended by the parties to this Agreement at any time before or after approval hereof. This Agreement or any agreement contemplated hereby may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.


                         ARTICLE X

                  Investment Banking Fees

          10.1 Investment Banking Fees. Vector and the Buyer each represent that, except as described in this Article X and Article XV, neither has employed any broker or agent or entered into any agreement for the payment of any fees or compensation to any other person, firm or corporation in connection with this transaction.


                         ARTICLE XI

              Indemnification and Contribution

          11.1 Indemnity. Subject to the conditions set forth below, Vector agrees to indemnify and hold harmless the Buyer, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Buyer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article XI, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of Vector contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability Vector may otherwise have, including liabilities arising under this Agreement and any Annex to this Agreement. The Buyer agrees to indemnify and hold harmless Vector, its officers, directors, partners, employees, agents, and counsel and each person, if any, who controls Vector within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article XI, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of Buyer contained in this Agreement and any Annex to this Agreement.

          Except as otherwise agreed by the parties in
   Article X hereof, (i) Vector shall indemnify the Buyer for any broker's or finder's fees which may become payable as a result of any promise or contract which may have been made by Vector to or with any such broker or finder and (ii) the Buyer shall indemnify Vector for any broker's or finder's fees which may become payable as a result of any promise or contract which may have been made by the Buyer to or with any such broker or finder.

          11.2 Notice of Proceeding. If any action is brought against Vector, the Buyer or any of their officers, directors, employees, agents or counsel, of any controlling persons (an "Indemnified Party" or, collectively, "Indemnified Parties"), in respect of which indemnity may be sought against the other party (the "Indemnifying Party") pursuant to the foregoing paragraph, such Indemnified Party or Parties shall promptly notify the Indemnifying Party in writing of the institution of such action (but the failure so to notify shall not relieve the Indemnifying Party from any liability it may have) and the Indemnifying Party shall promptly assume the defense of such action including the employment of counsel satisfactory to such Indemnified Party or Parties and payment of expenses. Such Indemnified Party or Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have promptly employed counsel satisfactory to the Indemnified Party or Parties to have charge of the defense of such action or such Indemnified Party or Parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or other indemnified parties which are different from or additional to those available to the Indemnifying Party, in any of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties. Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any claim or action effected without its written consent.

          11.3  Contribution. To provide for just and
   equitable contribution if (i) an Indemnified Party makes a claim for indemnification pursuant to the language set forth in Sections 11.1 and 11.2 above, but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any Indemnified Parties seek contribution under the 1933 Act, the 1934 Act, or otherwise, then the parties shall contribute to any and all losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, in accordance with the relative fault of the parties in connection with the facts which result in such losses, liabilities, claims, damages and expenses. No persons guilty of a fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.


                        ARTICLE XII

                          Notices

          12.1 Notices. Any notice given under this Agreement shall be deemed to have been given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, by receipt confirmed facsimile transmission, or by tested Telex, telegram or cable addressed as follows:

          If to Vector:

     Vector Aeromotive Corporation
     975 Martin Avenue        Green Cove Springs, Florida 32043
     Attention:  President

          If to the Buyer:
     Tradelink International Limited
     c/o William L. Thompson,Jr., Esquire
     Thompson & Adams
     One Independent Drive, Suite 3131
     Jacksonville, Florida  32202
     Fax No. (904) 356-8009

   or to any other address or addresses which may hereafter be designated by any party by notice given in such manner.
   All notices shall be deemed to have been given as of the date of receipt.


                        ARTICLE XIII

                      Confidentiality

          13.1 Confidentiality. In connection with this Agreement, the Buyer acknowledges that it has received from Vector certain proprietary information, trade secrets, financial statements and supporting information, together with statistics, analyses, compilations, studies and other documents or records prepared by any person including the Buyer, its agents, advisors, affiliates or representatives (collectively, "Representatives") which contain or otherwise reflect or are generated from such information (collectively, the "Confidential Material"). The Buyer agrees that the Confidential Material has not and will not be used other than in connection with the purchase of the Shares. The Buyer has and will make all necessary and appropriate efforts to safeguard the Confidential Material from disclosure to anyone other than as permitted hereby. Without the prior written consent of Vector, the Buyer will not, except as required by law, and will direct its representatives not to, disclose to any person the fact that the Confidential Material has been made available to the Buyer or that the Buyer has inspected any portion of the Confidential Material. The term "person" as used in this Agreement shall be broadly interpreted to include without limitations any corporation, company, partnership and individual or group.

          In the event that the Buyer or any of its Representatives is requested or required (by oral question or request for information of documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any information supplied to the Buyer in the course of its dealings with Vector or its Representatives, it is agreed that the Buyer will provide Vector with prompt notice of any request or requirement so that either the Buyer or Vector or both of them may seek an appropriate protective order and/or, by mutual written agreement, waive the Buyer's compliance with the provisions of this Agreement. It is further agreed that if, in the absence of a protective order or receipt of a waiver, the Buyer or any of its Representatives is nonetheless, in the reasonable written opinion of its counsel, compelled to disclose information concerning Vector to any court or else stand liable for contempt or suffer other censure, the Buyer or such Representative may disclose such information to such court. In any event, the Buyer will not oppose action by, and will cooperate with, Vector to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information.

          The term "Confidential Material" does not include information (i) which was known to the Buyer or that the Buyer had in its possession prior to the disclosure of confidential information by Vector hereunder, (ii) which becomes generally available to the public other than as a result of a disclosure by the Buyer or its Representatives,
   (iii) which becomes available to the Buyer on a non-confidential basis from a source other than Vector or its
   Representatives, provided that such source is not bound by a confidentiality agreement with Vector or its Representatives or otherwise prohibited from transmitting the information to the Buyer by a contractual, legal or fiduciary obligation, or (iv) which otherwise becomes known to the Buyer in a manner which does not violate the proprietary rights of Vector.

          Any of the Confidential Material shall be the property of Vector and, upon request of Vector, all such Confidential Material shall be returned to Vector or furnished to Vector without the Buyer retaining any copy thereof.

          It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Article XIII by the Buyer or its Representatives. Vector shall be entitled to seek injunctive and any other such relief as may be necessary to enforce the terms of this Article XIII in the event of a breach by the Buyer or its Representatives. Injunctive relief shall not be deemed to be exclusive remedy for the Buyer's breach of this
   Article XIII, but shall be in addition to all of the remedies available at law or equity to Vector.


                        ARTICLE XIV

                        Counterparts

          14.1 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of such counterparts shall constitute one and the same instrument.


                         ARTICLE XV

         Merger Clause and Costs, Fees and Expenses

          15.1 Merger Clause and Costs, Fees and Expenses. This Agreement supersedes all prior agreements and understandings between the parties, and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties to this Agreement. Vector and tradelink each shall pay its own expenses and Buyer's expenses incident to the preparation, execution and delivery of this Agreement and the consummation of the transactions described in this Agreement including, without limitation, all fees of counsel, accountants and other professional fees and expenses.


                        ARTICLE XVI

                        Severability

          16.1 Severability. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable or, if such a provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.


                        ARTICLE XVII

                          Benefit

          17.1 Benefit. The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties to this Agreement, and the persons and entities referred to in
   Article XI who are entitled to indemnification or contribution and their respective successors, legal representatives and assigns and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement, the Loan Agreement, the Option Agreement or the Registration Rights Agreement or any provision in this Agreement or therein contained.


                       ARTICLE XVIII

                           Waiver

          18.1 Waiver. The failure of any party to insist upon the strict performance of any of the provisions of this Agreement shall not be considered as a waiver of any subsequent default of the same or similar nature. Time is of the essence in this Agreement.


                        ARTICLE XIX

                          Headings

          19.1 Headings. The headings for the sections of this Agreement are inserted for convenience in reference only and shall not constitute a part hereof.


                         ARTICLE XX

               Survival; Effect of Knowledge

          20.1 Survival; Effect of Knowledge. The respective agreements, representations, warranties, covenants and other statements of the Buyer and Vector set forth in this Agreement shall survive and remain in full force and effect for a period of one (1) year from the Closing, regardless of any investigation or inspection made on behalf of the Buyer or Vector. The right to indemnification, payment of damages or other remedy based on representations, warranties, covenants, agreements and obligations in this Agreement or any Annex to this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, agreement or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representation, warranties, covenants, agreements and obligations.


                        ARTICLE XXI

                       Governing Law

          21.1 Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Florida, without giving effect to conflict of laws.

          IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed the day and year first above written.


   THE BUYER:

   TRADELINK INTERNATIONAL LIMITED

   By:     /s/ T. J. Enright
   Name:  T. J. Enright
   Title: President & General Manager

   VECTOR:

   VECTOR AEROMOTIVE CORPORATION

   By:     /s/ David Peter Rose
   Name:  David Peter Rose
   Title: President

                    TABLE OF ATTACHMENTS

   Annex

   Section Reference

   Article and Description


   I
   Section 1.1(a)
   Option Agreement


   II
   Section 1.3(a)
   Registration Rights Agreement


   III
   Section 8.1(g)
   Shareholders Agreement


   IV
   Section 8.1(h)
   Debt Conversion and Preferred
   Stock Agreement Lamborghini
   Preferred Shares (ALSPA)




   Debt Conversion and Preferred
   Stock Agreement Lamborghini
   Preferred Shares (ALUSA)


   V
   Section 8.1(i)
   Debt Forgiveness and Technology
   Agreement


   VI



   Exhibit
   Section 1.7 (a)



   Section Reference
   Loan and Security Agreement (with
   Note I and Note II attached)


   Article and Description


   A
   Section 3.1(d)
   Material Agreements


   B
   Section 3.1(e)
   Litigation


   C
   Section 3.1(g)
   Dividends, Distributions,
   Distributions and other material
   changes of the Company


   D
   Section 3.1(h)
   Commitments to issue Common
   Shares or Preferred Stock;
   Cancellation of Certain Common
   Shares


   E
   Section 3.1(i)
   Infringement Exceptions and
   License Agreement


   F
   Section 3.1(j)
   Environmental Liabilities


   G
   Section 3.1(l)
   Equipment Leases


   H
   Section 3.1(m)
   Labor Relations


   I
   Section 3.1(n)
   Miscellaneous Company Information


   J
   Section 3.1(q)
   Stop Orders

                         EXHIBIT A

                    Ref:  Section 3.1(d)

                    MATERIAL AGREEMENTS

        In addition, Vector has entered into the following material agreements:

   A. Commercial Sublease, by and between Vector, as sublessee, and Lamborghini USA, Inc., as sublessor

   B.   Engine Development Program and Engine Purchase
   Agreement, by and between Vector and Automobili Lamborghini
   S.p.A.

   C.   Lease Agreement, by and between Vector and Clay County
   Port. Inc.

   D. Agreement for corporate relations services with Corporate Relations Group, Inc.

   E.   Consulting Agreement with Broadleaf, Inc.

                         EXHIBIT B

                    Ref:  Section 3.1(e)


                         LITIGATION



   Termination of and Litigation against Mr. Wiegert

                        The litigation with Gerald Wiegert
   has been settled under terms of Settlement Agreement and Trademark Agreement drafted by legal counsel.

   Litigation By and Against Others

   Vector Aeromotive Corporation v. Tokai Bank of California
   (Case Number BC092534).

   Vector Aeromotive Corporation v. David Kostka (Case Number
   BC091267).

   Vector Aeromotive Corporation v. Barash & Hill, et al.
   (Case No. BC092390).

   Vector Aeromotive Corporation v. Vector Car (Case Number
   BC095298).

   James R. Negele v. Vector Aeromotive Corporation, Gerald A.
   Wiegert, Gerald A. Wiegert d/b/a Vehicle Design Force and
   Does 1-25, inclusive.

   King & Associates and Thomas E. King, Jr. v. Vector
   Aeromotive Corporation, Gerald A. Wiegert and Does 1 through 40 inclusive.

   James M. Porter v. Vector Aeromotive Corporation, Case No.
   0509919-016-236/628.

   In June 1994, Thomas E. King, an individual both in his name and under his "dba," "King and Associates" (the
   "Plaintiff"), filed a complaint against the Company in the Los Angeles County Superior Court.

   Clay County Port, Inc. v. Vector Aeromotive Corporation
                        (Case No. 95-2335-CA)

   Jani-King of Florida, Inc. v. Vector Aeromotive
                        Corporation (Case No. 96-11499)

   Paramount Miller Graphics, Inc. v. Vector Aeromotive   Corporation

   Ron Tonkin Gran Turismo, Inc. v. Vector Aeromotive Corporation
 (Case No. 9701-00160)

                         EXHIBIT C

                    Ref:  Section 3.1(g)


    DIVIDENDS, DISTRIBUTIONS, AND OTHER MATERIAL CHANGES
          OF THE COMPANY SINCE SEPTEMBER 30, 1996


   XXII.    Dividends:  NONE

   XXIII.   Changes to Articles or By-laws:  NONE.

   XXIV.    Stock Issued:

       V'Power Corporation           37,333,333 shares
       Corporate Resolutions Group           290,000 shares
       Abdo Corporation                      150,000 shares
       Joseph McKeever                        25,000 shares

   XXV.     Mortgage or Pledge of Assets:  NONE

   XXVI.    Sale of Assets:  NONE

   XXVII.   Loans, Advances, Guarantees:  NONE

   XXVIII.  Compensation Paid by Officers and Directors
               Outside of the Ordinary Course:  NONE

   XXIX.    Labor trouble:  NONE

   XXX.     Contracts in Excess of $50,000; NONE, other than the
               agreements described in Exhibit B to the Share
               Purchase Agreement and the Weigert settlement.

   XXXI.    Contracts Outside Ordinary Course of Business:  NONE

   XXXII.   Waiver of Material Rights:  NONE

                          EXHIBI D

                    Ref:  Section 3.1(h)


   COMMITMENTS TO ISSUE COMMON SHARES OR PREFERRED STOCK;
 CANCELLATION OF CERTAIN COMMON SHARES

            1990 "VCAR" warrants to purchase 400,000 shares of Common Stock were issued in a public offering in November of 1990.

            A Warrant to purchase 80,000 shares of Common
   Stock was issued to the underwriter of the 1990 offering.

            A Warrant to purchase 1,000,000 Shares of Common
   Stock was issued to Gerald A. Wiegert in 1990.

            Warrants to purchase 5,750,000 shares of Common
   Stock were issued in a public offering in August of 1991.

            Warrants to purchase 1,000,000 shares of Common
   Stock were issued to the underwriter of the 1991 offering.

            Warrants to purchase 300,000 shares of Common
   Stock were issued in 1992 pursuant to an investment banking agreement.

            Warrants to purchase an aggregate of 1,000,000 shares were issued to certain officers, directors and employees of the Company during 1993.

            Warrants to purchase an aggregate of 420,000 shares to persons currently unknown.

            The Company is committed to issue 175,000 shares of common stock to two unaffiliated parties as compensation for services rendered during March through September 1993.

            There are a total of 1,000,000 shares of Common Stock reserved for issuance under the Company's 1994 Omnibus Stock Plan, of which options for 864,000 shares have been granted. There are a total of 612,000 shares of common stock reserved for issuance under the Company's previously existing stock option plans, of which 268,000 shares have been granted.

            There are a total of 100,000 shares of Common
   Stock reserved for issuance under the Company's Directors
   Stock Ownership Plan, 31,643 of which have been awarded through the fiscal year ended September 30, 1993.

            Options to purchase 500,000 shares of Common
   Stock were issued in 1995 to Corporate Resolutions Group Inc. and the Company is committed to issue 350,000 shares of Common Stock to such firm in return for services.

                         EXHIBIT E

                    Ref:  Section 3.1(i)


       INFRINGEMENT EXCEPTIONS AND LICENSE AGREEMENT

            The Company is engaged in disputes over use of the "Vector" trademark in:

                 Korea (Adam Opel Vectra)
                 Benelux Countries (Adam Opel Vectra)
                 Australia (Nissan Vectra)

            Gerald A. Wiegert claims in litigation with Vector an ownership interest in the "Avtec" mark and the "Vector" trademark, which claims the Company is contesting.

                         EXHIBIT F

                    Ref:  Section 3.1(j)


                 ENVIRONMENTAL LIABILITIES


                            NONE

                         EXHIBIT G

                    Ref:  Section 3.1(l)

               MACHINERY AND EQUIPMENT LEASES


                            NONE

                         EXHIBIT H

                    Ref:  Section 3.1(m)


                      LABOR RELATIONS


            None, except as described in Exhibit C.

                         EXHIBIT I

                    Ref:  Section 3.1(n)


             MISCELLANEOUS COMPANY INFORMATION

   I.  Directors and Officers:

       Directors:

            Sudjaswin E. L.
            Michael J. Kimberley
            D. Peter Rose


       Officers:

            D. Peter Rose       -    President
            None                -    Treasurer
            None                -    Secretary

   II. Compensation over $60,000 per year

       D. Peter Rose        $130,000


   III.     Power of Attorney:  NONE

                         EXHIBIT J

                    Ref:  Article III(q)


                        STOP ORDERS


            The Company was subject to a consent order issued by the State of New Jersey in 1988.

                                                    ANNEX I




















                     FORM OF OPTION AGREEMENT

 THIS OPTION HAS NOT BEEN REGISTERED UNDER
          THE SECURITIES ACT OF 1933, AS AMENDED, AND
          MAY BE OFFERED AND SOLD ONLY IF REGISTERED
          PURSUANT TO THE PROVISIONS OF THAT ACT OR
          IF, IN THE OPINION OF COUNSEL TO THE SELLER,
          AN EXEMPTION FROM REGISTRATION THEREUNDER IS
          AVAILABLE, THE AVAILABILITY OF WHICH MUST BE
          ESTABLISHED TO THE SATISFACTION OF VECTOR.


                      OPTION AGREEMENT


            OPTION AGREEMENT, dated as of July 22, 1997, by and between TRADELINK INTERNATIONAL LIMITED, a Bahamian corporation (the "Optionee"), on the one hand, and VECTOR AEROMOTIVE CORPORATION, a Nevada corporation ("Vector") on the other.

            WHEREAS, effective as of July 22, 1997, the Optionee and Vector entered into a Share Purchase Agreement (the "Purchase Agreement") pursuant to which, among other things, the Optionee is to receive the right (the "Option") to purchase up to 60,000,000 Common Shares, par value $.01 per share (the "Option Shares") of Vector pursuant to the terms of an option agreement; and

            WHEREAS, this option agreement (the "Option
   Agreement") constitutes the option agreement described in the Purchase Agreement;

            NOW, THEREFORE, in consideration of the
   agreements set forth below, the parties here agrees as follows:

            IV.  The Option.  Subject to the terms and
   conditions hereof, the Optionee is hereby granted the Option, at any time or from time to time commencing on the date of Option Agreement and at or before 5:00 P.M., Eastern Time, on or before thirty (30) days following the Conversion Date, as defined in the Loan Agreement (as defined in the Purchase Agreement) (such period hereinafter the "Option Exercise Period"), but not thereafter, to subscribe for and purchase the Option Shares for a purchase price of One Million Two Hundred Fifty Thousand Dollars ($1,250,000). (the "Option Exercise Price"). If the rights represented hereby shall not be exercised during the Option Exercise Period, this Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

            V.   Exercise of Option.  During the Option
   Exercise Period, the Optionee may exercise this Option upon presentation and surrender of this Option and upon payment of the Option Exercise Price for the Option Shares to be purchased to Vector at the principal office of Vector or to any officer or director of Vector. Upon exercise of this Option, the form of election hereinafter provided must be duly executed and the instructions for registration of the Option Shares acquired by such exercise must be completed and so delivered with this Option to Vector. On exercise of this Option, unless (i) Vector receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, or (ii) the Option Shares are registered under the 1933 Act, each certificate for Option Shares issued hereunder shall bear a legend reading substantially as follows:

       This option has not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller, an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of Vector.

   The foregoing legend may be removed with respect to any Option Shares sold upon registration or sold pursuant to an exemption from registration including the exemption, for sales made in accordance with Rule 144 promulgated under the 1933 Act, provided Vector receives an opinion from counsel satisfactory to it that such legend may be removed.

            VI. Assignment. Subject to the terms contained herein, this Option may be assigned by the Optionee in whole or in part by execution by the Optionee of the form of assignment attached to this Agreement. In the event of any assignment, Vector, upon request and upon surrender of this Option by the Optionee at the principal office of Vector accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Option on the books of Vector. If the assignment is in whole, Vector shall execute and deliver a new Option or Options of like tenor to this Option to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Option Shares purchasable hereunder; and if the assignment is in part, Vector shall execute and deliver to the appropriate assignee a new Option or Options of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Option Shares as shall be contemplated by any such assignment, and shall concurrently execute and deliver to the Optionee a new Option of like tenor to this Option evidencing the right to purchase the remaining portion of the Option Shares purchasable hereunder which have not been transferred to the assignee.

            VII. Transfer of Option. The Optionee, by acceptance hereof, agrees that, before any transfer is made of all or any portion of this Option, the Optionee shall give written notice to Vector at least 15 days prior to the date of such proposed transfer, which notice shall specify the identity, address and affiliation, if any, of such transferee. No such transfer shall be made unless and until Vector has received an opinion of counsel for Vector or for the Optionee stating that no registration under the 1933 Act or any state securities law is required with respect to such disposition or a registration statement has been filed by Vector and declared effective by the Securities and Exchange Commission covering such proposed transfer and the Option and/or the Option Shares have been registered under appropriate state securities laws.

            VIII.     Share Dividends, Reclassification,
   Reorganization Provisions.

                      (i)  If, prior to the expiration of
   this Option by exercise or by its terms, Vector shall issue any of its Common Shares as a share dividend or subdivide the number of outstanding Common Shares into a greater number of shares then, in either of such cases, the Option Exercise Price per share purchasable pursuant to this Option in effect at the time of such action shall be proportionately reduced and the number of Option Shares purchasable pursuant to this Option shall be proportionately increased; and conversely, if Vector shall reduce the number of outstanding Common Shares by combining such shares into a smaller number of shares then, in such case, the Option Exercise Price per share purchasable pursuant to this Option in effect at the time of such action shall be proportionately increased and the number of Option Shares at that time purchasable pursuant to this Option shall be proportionately decreased. If Vector shall, at any time during the life of this Option, declare a dividend payable in cash on its Common Shares and shall at substantially the same time offer to its shareholders a right to purchase new Common Shares from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Shares so issued shall, for the purpose of this Option, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon Common Shares in shares of any other class of securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent that Common Shares are issuable upon the conversion thereof.

                      (ii) If, prior to the expiration of
   this Option by exercise or by its terms, Vector shall be recapitalized by reclassifying its outstanding Common Shares, or Vector or a successor corporation shall consolidate or merge with or convey all or substantially all of its or any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporations with, or the sale of all or substantially all of the property of any such corporation, to another corporation or corporations), the Optionee shall thereafter have the right to purchase, upon the basis and upon the terms and conditions and during the time specified in this Option, in lieu of the Option Shares theretofore purchasable upon the exercise of this Option, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Option shares theretofore purchasable upon the exercise of this Option had such recapitalization, consolidation, merger or conveyance not taken place and, in any such event, the rights of the Optionee to an adjustment in the number of Option shares purchasable upon the exercise upon this Option as herein provided shall continue and be preserved in respect of any shares, securities or assets which the Optionee becomes entitled to purchase.

                      (iii)     If, (i) Vector shall take a
   record of holders of its Common Shares for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common shares (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of Vector's assets; or (ii) Vector shall take a record of the holders of its Common Shares for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (ii) in the event of any classification, reclassification or other reorganization of the securities which Vector is authorized to issue, consolidation or merger by Vector with or into another corporation, or conveyance of all or substantially all of the assets of Vector; or (iv) in the event of any voluntary or involuntary dissolution, liquidation or winding up of Vector; then, and in any such case, Vector shall mail to the Optionee, at least 30 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be, will be effected. Such notice shall also specify the date or expected date, if any is to be fixed, as to which holders of Common Shares of record shall be entitled to participate in such dividend, distribution or rights, or shall be entitled to exchange their Common Shares or securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be.

                      (iv) If Vector, at any time while this
   Option shall remain unexpired and unexercised in whole or in part, shall sell all or substantially all of its property, dissolve, liquidate or wind up its affairs, the Optionee may thereafter receive upon exercise hereof, in lieu of each Option Share which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each Common Shares of Vector purchased upon exercise of this Option.

            IX. Reservation of Shares Issuable on Exercise of Option. At all times during the Option Exercise Period, Vector will reserve and keep available out of its authorized Common Shares, solely for issuance upon the exercise of this Option, such number of Common Shares and other securities as from time to time may be issuable upon exercise of this Option.

            X. Request to Transfer Agent. On exercise of all or any portion of this Option, Vector shall, within ten days of the receipt of good and clean funds for the purchase of any or all of the Option Shares, advise its Transfer Agent and Registrar of the required issuance of the number of Option Shares and the names in which such shares are to be registered pursuant to the exercise form attached to this Agreement. Vector shall also execute and deliver any and all such further documents as may be requested by the Transfer Agent and Registrar for the purpose of effecting the issuance of Option shares upon payment therefor by the Optionee or any assignee.

            XI.  Loss, Theft, Destruction or Mutilation.
   Upon receipt by Vector of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Option, and the purchase by the Optionee of a lost security bond (or, if acceptable to Vector, the provision of a satisfactory indemnity from the Optionee) in an amount equal to or exceeding the total value of the Option Shares to be purchased hereunder, Vector will execute and deliver, in lieu thereof, a new Option of like tenor.

            XII. Optionee Not a Shareholder. The Optionee or any other holder of this Option shall, as such, not be entitled by reason of ownership of this Option to any rights whatsoever of a shareholder of Vector.

            XIII.     Transfer Taxes.  The Optionee or its
   assignee(s) will pay all taxes in respect of the issue or transfer of this Option or the Option Shares issuable upon exercise hereof.

            XIV. Mailing of Notice. All notices and other communications from Vector to the Optionee or from the Optionee to Vector shall be mailed by first class, certified mail, postage prepaid, or sent by receipt confirmed facsimile transmission, to the address furnished to each party in writing by the other party.

            XV. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Option. With respect to any fraction of a share called for upon the exercise hereof, Vector shall issue to the Optionee at no extra cost another whole share for any fraction which is one-half or greater, and the Optionee shall forfeit the fractional share that is less than one-half of a share.

            XVI. Common Shares Defined. Whenever reference is made in this Option to the issue or sale of Common Shares, the term "Common Shares" shall mean the voting Common Shares of Vector of the class authorized as of the date hereof and any other class of stock ranking on a party with such Common Shares.

            XVII. Registration Rights. The Optionee and Vector acknowledge their execution of a Registration Rights Agreement between the parties which provides, among other things, for certain registration rights which are for the benefit of the Optionee and any assignee(s). Vector's agreements with respect to the registration rights will continue in effect regardless of the exercise or surrender of this Option by either the Optionee or any assignee(s).

            XVIII.    Opinion of Legal Counsel.  As a
   condition to the payment by Optionee of the Purchase Price specified in the Purchase Agreement, Vector shall deliver to Optionee at the Closing an opinion of its legal counsel in form and substance satisfactory to the Optionee and its counsel.

            XIX.      Purchase Agreement.  This Option is in
   addition to the Purchase Agreement and the rights of the Optionee under this Option and the Purchase Agreement are cumulative.

            XX.  Governing Law.  This Option shall be
   governed by, and construed in accordance with, the laws of the State of Florida.

            IN WITNESS WHEREOF, the parties have executed this Option Agreement on the day and year first above written.

   VECTOR:

   VECTOR AEROMOTIVE CORPORATION

   By:__________________________
   Name:
   Title:

   OPTIONEE:

   TRADELINK INTERNATIONAL LIMITED
                                By:_______________________________
   Name:
      Title:
FORM TO BE USED TO EXERCISE OPTION:

                       EXERCISE FORM

            The undersigned hereby elects irrevocably to exercise the within Option and to purchase ____________ Common Shares of Vector Aeromotive Corporation, called for hereby, and hereby
   makes payment of $________________ (at the rate of $.   per
   share) in payment of the Option Exercise Price pursuant hereto. Please issue the shares as to which this Option is exercised in accordance with the instructions given below.
   ___________________________________
   Signature

   Date:___________________

          INSTRUCTIONS FOR REGISTRATION OF SHARES:

   Register Shares in name of:_______________________________
                                (Print)
   Address:__________________________________

   FORM TO BE USED TO ASSIGN OPTION:

                         ASSIGNMENT

   For value received, _____________________________ does hereby sell, assign and transfer unto ___________________ the right to purchase _____________ Common Shares of Vector Aeromotive Corporation, evidenced by the within Option, and does hereby irrevocably constitute and appoint Vector Aeromotive Corporation and/or its Transfer Agent as attorney to transfer the same on the books of Vector Aeromotive Corporation with full power of substitution in the premises.
   _________________________________
   Signature

   Signature Guaranteed

   Date:___________________

   NOTICE: The signature to the form to exercise or form to assign must correspond with the name as written upon the face of the within Option in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.
                                                   ANNEX II




















           FORM OF REGISTRATION RIGHTS AGREEMENT

               REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT dated as of
   July 22, 1997 between VECTOR AEROMOTIVE CORPORATION, a
   Nevada corporation (the "Company"), and TRADELINK
   INTERNATIONAL LIMITED, a Bahamian Company ("TIL").

            The parties agree as follows:

            Section 1.  Definitions.  For purposes of this
   Agreement:

            (a)  The terms "register," "registered," and
   "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

            (b) The term "Registrable Securities" means (i) the Shares, as defined under the Share Purchase Agreement, dated as of July 22, 1997, between the Company and TIL (the "Share Purchase Agreement")(the "Shares"), and (ii) any Common Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, in each case held by any Holder (as defined in clause (d) below);

            (c)  The number of shares of "Registrable
   Securities then outstanding" shall be equal to the number of Common Shares of the Company outstanding which are, and the number of Common Shares of the Company issuable pursuant to then exercisable or convertible securities which upon issuance would be, Registrable Securities;

            (d) The term "Holder" or "Holders" means TIL and any of its successors or assigns which hold Registrable
   Securities; and

            (e) The term "Closing Date" is used herein as defined in Article II of the Share Purchase Agreement.

            Section 2.  Demand Registration.

            (a)  If at any time on and after the Closing
   Date, the Company shall receive a written request from Holders of at least 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities held by them, then the Company shall, subject to the limitations of this Section 2, use its best efforts to effect within 90 days of such request or as soon as practicable thereafter, the registration under the Securities Act of all Registrable Securities which such Holders request to be registered, provided, that the filing of any registration statement which does not result in the effective registration of all of the Registrable Securities for which a demand has been made and the continuing effectiveness of such registration for an uninterrupted period of six (6) months from the initial effective date thereof, shall not be deemed to fulfill the Company's obligations under this Section 2(a).

            (b) In addition to, and not in limitation of the foregoing, if the Company shall receive a written request from any of the Holders aforementioned in Section 2(a) that the Company file one or more post-effective amendments to the registration statement referred to therein so as to extend the effectiveness of such registration statement beyond the six-month period referred to in Section 2(a), then the Company shall use its best efforts to effect as soon as practicable the filing of any such post-effective amendment.

            (c) In addition to, and not in limitation of the foregoing Sections 2(a) and 2(b), if at any time on and after the Closing Date and following the effective date of the registration statement referred to in Section 2(a), the Company shall receive a written request from Holders of at least 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities held by them, then the Company shall, subject to the limitations of this Section 2, use its best efforts to effect within 90 days of such request or as soon as practicable thereafter, the registration under the Securities Act of all Registrable Securities which such Holders request to be registered, and to file as soon as practicable any and all post-effective amendments thereto which may be requested by the aforementioned Holders.

            (d)  If the Holders intend to distribute the
   Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2. The Holders shall (together with the Company as provided in Section 3) enter into an underwriting agreement in customary form with a mutually acceptable underwriter or underwriters. Notwithstanding any other provision of this
   Section 2, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities of the Holders that may be included in the underwriting shall be so limited pro rata.

            (e) The Company shall be obligated to effect one registration pursuant to Section 2(a) in accordance with the terms thereof. The Company shall be obligated to file as many post-effective amendments pursuant to Section 2(b) and to effect as many registrations pursuant to Section 2(c) as may be requested by Holders in accordance therewith.

            Section 3. "Piggyback" Rights. For a period of three years from the Closing Date, and if (but without any obligation to do so) the Company proposes to register any of its Common Shares under the Securities Act in connection with the public offering of such Common Shares for cash proceeds payable in whole or in part to the Company (other than with respect to a Registration Statement filed on Form S-8 or Form S-4 or such other similar form then in effect under the Securities Act), the Company shall, at such time, promptly give the Holders written notice of such registration (at the respective addresses of the Holders appearing in the Company's records). Upon the written request of any Holder given within 20 days after giving of such notice by the Company, the Company shall, subject to the provisions of Section 7, cause to be registered under the Securities Act all of the Registrable Securities that such Holder has requested to be registered; provided, however, if the managing underwriter of the public offering of shares proposed to be registered by the Company advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities of the Holders that may be included in the underwriting shall be so limited pro rata.

            Section 4.  Registration Procedure.  Whenever
   required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as is reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective and maintain the qualifications referred to in Section 4(d) below for such period as may be necessary for the selling Holders to dispose of the Registrable Securities being offered for sale.

            (b)  Prepare and file with the SEC such
   amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act.

            (c)  Furnish to the Holders of the Registrable
   Securities covered by such registration statement     such
   number of copies of a prospectus, including a preliminary
   prospectus, in conformity with the     requirements of the
   Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction but the Company may be required to file a consent to service substantially in the form of the Uniform Consent to Service of Process Form U-2.

            (e)  In the event of any underwritten public
   offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each selling Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g)  Furnish to each Holder requesting
   registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

            Section 5.  Furnish Information.  The selling
   Holders shall promptly furnish to the Company in writing such reasonable information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable
   Securities.

            Section 6.  Expenses of Registration.  All
   expenses, other than underwriting discounts, relating to Registrable Securities incurred in connection with registration, filing or qualification pursuant to Section 2(a) and Section 3 of this Agreement, including (without limitation) all registration, filing and qualification fees, printers' bills, mailing and delivery expenses, accounting fees, and the fees and disbursements of counsel for the Company and the Holders shall be borne by the Company. All of the foregoing expenses relating to the Registrable Securities incurred in connection with registration, filing or qualification pursuant to Section 2(b) or 2(c) of this Agreement shall be borne by the Holders requesting the relevant post-effective amendment or registration.

            Section 7.  Indemnification and Contribution.  In
   the event any Registrable Securities are included in a registration statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
   Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided, further, however, that if any losses, claims, damages or liabilities arise out of or are based upon any untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus, and made in reliance upon and in conformity with written information furnished by such Holder expressly for use therein, which did not appear in the final prospectus, the Company shall not have any such liability with respect thereto to such Holder, any person who controls such Holder within the meaning of the Securities Act, or any director of such Holder, if such Holder delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person, provided that such Holder had an obligation to deliver a copy of the final prospectus to such person; and

            (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officers, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the untrue statement or omission or alleged untrue statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, or other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, further, that the maximum liability of any selling Holder under this Section 7(b) in regard to any registration statement shall in no event exceed the amount of the net proceeds received by such selling Holder from the sale of securities under such registration statement; provided, further, however, that if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, such seller shall not have any such liability with respect thereto to the Company, any person who controls the Company within the meaning of the Securities Act, any officer of the Company who signed the registration statement or any director of the Company, if the Company delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person, provided that the Company had an obligation to deliver a copy of the final prospectus to such person.

            (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party shall have the right to retain its own counsel, however, the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties). The failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party under this Agreement.

            (d)  If the indemnification provided for in this
   Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and selling Holders, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such selling Holders on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto acknowledge and agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if all of the selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), the amount the selling Holders shall be required to contribute shall not exceed the amount, if any, by which the total price at which the securities sold by each of them were offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, or other violation of law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

            Section 8.  Miscellaneous.

            (a) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the original parties to this Agreement and each person who becomes a party to this Agreement, and their respective heirs, personal representatives, successors and assigns.

            (b)  Notices.  Except as otherwise provided
   herein, any notice, consent or request to be given in connection with any term or provision of this Agreement shall be deemed to have been given sufficiently if sent by hand, registered or certified mail, postage prepaid, facsimile transmission or courier (next day delivery), to the Company or to TIL at its address as designated in, or from time to time pursuant to, Article XII of the Share Purchase Agreement.

            (c) Integration. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and no party shall be bound by, nor shall any party be deemed to have made, any covenants, representations, warranties, undertakings or agreements except those contained in such entire Agreement. The section and paragraph headings contained in this Agreement are for the reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (d)  Counterparts.  This Agreement may be
   executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

            (e) Amendment. This Agreement may be amended, changed, waived or terminated only in writing by the Company and TIL.

            (f)  Governing Law.  This Agreement and the
   rights and remedies of the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first above written.

   VECTOR AEROMOTIVE CORPORATION

   By:    /s/ David Peter Rose
     Name:    David Peter Rose
     Title:   President


   TRADELINK INTERNATIONAL LIMITED


   By:   /s/ T. J. Enright
      Name:   T. J. Enright
      Title: President & General Manager

                                                  ANNEX III




















               FORM OF SHAREHOLDERS AGREEMENT

             SHAREHOLDERS AGREEMENT AND OPTION

       THIS SHAREHOLDERS AGREEMENT AND OPTION is made as of the 22nd day of July, 1997, by and among VECTOR AEROMOTIVE CORPORATION, a Nevada corporation (the "Corporation"); TRADELINK INTERNATIONAL LIMITED, a corporation organized under the laws of The Bahamas ("Tradelink"); V'POWER CORPORATION, a corporation organized under the laws of The Bahamas ("V'Power"). The foregoing named corporations shall sometimes hereinafter collectively be referred to as the "Shareholders" or individually referred to as "Shareholder".
       WHEREAS, the Corporation is a corporation organized under and by virtue of the laws of the State of Nevada, with authorized capitalization of 600,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), and 5,000,000 shares of Preferred Stock, $.10 par value (the "Preferred Stock");
       WHEREAS, Tradelink and V'Power and their Affiliates each own or have an option or agreement to acquire the number of shares of Common Stock and Preferred Stock of the Corporation set opposite its name:

                      Common Stock        Preferred Stock
   Name               Number    Shares         Number    Shares

   Tradelink                    60,000,000               None

   Tradelink Affiliates         None                None

   V'Power                 37,333,333               None

   V'Power Affiliates           None          1     5686
                                              2     4241
 WHEREAS, 10,000,000 shares (and none others) of Common
   Stock owned by V-Power have been registered with the Securities and Exchange Commission;
       WHEREAS, V'Power holds and owns one or more options to purchase an aggregate of -0- shares of Common Stock (the "V'Power Options"), and otherwise has no agreement or right to acquire directly or indirectly (through an affiliate or otherwise) other shares of Common Stock or the right to vote other shares of Common Stock.
       WHEREAS, Tradelink holds and owns one or more options to purchase an aggregate of 60,000,000 shares of Common Stock (the "Tradelink Options") and otherwise has no agreement or right to acquire directly or indirectly (through an affiliate or otherwise) shares of Common Stock or the right to vote shares of Common Stock;
       WHEREAS, the Corporation is a publicly held company with a high concentration of shares of Common Stock held by Tradelink and V'Power, the sale of the Common Stock of Tradelink or V'Power in the public market could have a detrimental financial affect on the Corporation and its remaining shareholders, the Shareholders desire to establish an effective, consistent and uniform system of management for the Corporation for a definite period of time, and the Shareholders desire to define the relationship between the Shareholders for the best interests of the Corporation and the Shareholders; and
       WHEREAS, the Shareholders therefore desire to provide for certain restrictive covenants on the Common Stock owned by them and V'Power has agreed to provide Tradelink an option to purchase its shares of Common Stock.
                    W I T N E S S E T H:
       That for and in consideration of the sum of Ten and no/100 Dollars ($10.00) paid by each of the parties to the other receipt of which hereby is acknowledged, and the mutual covenants contained in this Agreement, the parties do hereby mutually agree as follows:
       1. Status of the Parties. This Agreement is an agreement among shareholders of the Corporation pursuant to
   Section 78.365.3, Nevada Business Corporation Act.
       2. Preamble. Each Shareholder represents and warrants that the statements in the Preamble relating to that Shareholder and to the Corporation are true and correct. The Preamble is incorporated into this Agreement by this reference.
       3. Fulfillment of this Agreement. The Shareholders shall vote their shares of the Common Stock of the Corporation and take all other actions necessary for the fulfillment of the terms and provisions of this Agreement.
       4.   Election of Directors.   For a period of ten (10)
   years after the date of this Agreement or, if Tradelink elects not to exercise the Tradelink Options to acquire 60,000,000 shares of the Common Stock, for so long as any credit is outstanding under the Loan and Security Agreement dated the date hereof between Tradelink and Vector, the Shareholders shall vote their shares in each and every election of directors to elect persons designated by Tradelink up to a majority of the number of authorized directors of the Corporation. Until full exercise of the Tradelink Options, V'Power will vote its shares against any merger, consolidation, sale of substantially all Vector's assets, liquidation or similar change in Vector's corporate existence or business unless the action is recommended for approval by the Board of Directors of Vector. The agreements in this Paragraph 4 shall terminate if at any time Tradelink uses its discretion under that certain Loan and Security Agreement with Vector dated the date of this Agreement to refrain from funding any Advance (as defined in such Loan and Security Agreement). The agreements in this Paragraph 4 shall apply to voting of all shares of Common Stock, other than shares owned as set forth in this Agreement.
       5. Restrictions on the Right to Transfer Shares. No Shareholder shall have the right or power to sell, assign, transfer or otherwise dispose of any share or shares of the Common Stock, with or without consideration, except under the terms and conditions as set forth in this Paragraph 5.
              (a) The restrictions contained in this
   Paragraph 5 shall be absolute other than a bona fide pledge of Common Stock in a loan transaction.
            (b) The restrictions contained in this Paragraph 5 shall terminate as to 30,000,000 shares of Common Stock owned by Tradelink one year from the date the shares are acquired of this Agreement. The restrictions contained in this Paragraph 5 shall terminate as to all other shares of Common Stock owned by Tradelink four years from the date the shares are acquired of this Agreement.
            (c) The restrictions contained in this Paragraph 5 shall terminate as to all shares of Common Stock owned by V'Power the earlier of the expiration of the Tradelink Options unexerciesd or four years after the date of this Agreement. In addition, the restrictions contained in this Paragraph 5 shall not apply to any shares of common stock owned by V'Power that are sold, assigned or transferred to Tradelink or its assigns.
            (d) The restrictions in this Paragraph 5 shall not apply to any sale of Common Stock made in compliance with Rule 144A, 17 C.F.R. Section 230.144A, or pursuant to a Private Sale. For purposes of of this subparagraph, the term "Private Sale" shall be the sale of Common Stock to fewer than five purchasers in the aggregate all of whom are accredited investors as the term is defined Rule 501, 17 C.F.R. Section 230.501, in a transaction relating to which there is no general solicitation or advertising.
            (e) The secretary of the Corporation shall in no event issue or reissue shares of Common Stock, nor transfer the ownership of shares of Common Stock on the register of the Corporation, except after proof of compliance with the terms and conditions of this Paragraph 5.
            (f)  The limitations and provisions of this
   Paragraph 5 shall apply whether or not the person or persons to whom any proposed sale or other disposition of shares of the Common Stock is to be made are shareholders of the Corporation at the time of such proposed sale or other disposition.
            (g) All stock certificates for the Common Stock issued or to be issued to the Shareholders shall bear on the face of such certificates the following restrictive legend, in addition to any other legend required by law, for as long as such Common Stock shall be subject to the terms of this Agreement:
            The encumbrance, pledge, assignment, sale,
               transfer or disposition of all or a part of these shares is restricted, and certain aspects of the management of the Corporation are governed or restricted, by the terms of a Shareholders Agreement dated as of July
               22, 1997, which may be examined in the
               office of the Corporation. The Corporation will furnish without charge a copy of that Agreement to any shareholder upon request.

   Each Shareholder will submit each certificate for Common
   Stock owned by it to Vector for the placement of such legend on such certificate within ten (10) days after the date of this Agreement.

            (h) Any owner of the Common Stock, by acceptance of such share of the Common Stock automatically shall be bound and subject to all the terms and provisions of this Agreement. Any such owner of the Common Stock shall be deemed to be a Shareholder under the terms of this Agreement for all purposes, except such owner shall be entitled to notices and to the rights under this Agreement only if such owner joins in this Agreement and provides a proper address for notices.
            (i) For purposes of this Paragraph 5, the term "owner" and the concept of ownership shall mean both beneficial owner and ownership and owner and ownership as recorded in the books of the Corporation.
       6.   Option to Purchase Shares Owned by V'Power.
       THIS OPTION HAS NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO
          THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION
          OF COUNSEL TO THE SELLER, AN EXEMPTION FROM
          REGISTRATION THEREUNDER IS AVAILABLE, THE
          AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE
          SATISFACTION OF VECTOR.

            (a) The Market Option. Subject to the terms and conditions of this Paragraph 6, Tradelink and its assigns are hereby granted and shall have an option (this "Market Option"), at any time or from time to time commencing on the date that is six (6) months from the date that Tradelink purchases Common Stock by exercise of the Tradelink Options (the "Commencement Date") and at or before 5:00 P.M., Eastern Time, on the date that is the forth university of the Commencement Date (the "Option Exercise Period"), but not thereafter, to purchase any and all of the Option Shares (as defined below) for the Option Exercise Price (as defined below). The term "Option Shares" shall mean any and all shares of the Common Stock owned, directly or indirectly through any Affiliate, by V'Power at the time of any Option Notice (as defined below). At the request of Tradelink or its assigns, the Option Shares shall be the Common Stock owned, directly or indirectly through any Affiliate, by V'Power that has been registered with the Securities and Exchange Commission under the Securities Act of 1933 (the 1933 Act"), which registration is current. The term "Option Exercise Price" shall mean seventy percent (70%) of the average of the per share market prices (as defined below) for the Common Stock on each of the last ten (10) trading days immediately preceding the last regular trading day immediately preceding an Option Notice multiplied by the number of Option Shares specified for purchase in the Option Notice. The term "market price" shall mean the average of the closing bid and ask price at the close of the applicable trading day. An Option Notice shall be irrevocable unless the Shareholders otherwise agree. If the rights represented hereby shall not be exercised during the Option Exercise Period, this Market Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.
            (b)  Exercise of Market Option.  During the
   Option Exercise Period, Tradelink or its assigns may exercise this Market Option upon written notice to V'Power specifying the number of Option Shares to be purchased and the Option Exercise Price (the "Option Notice). Tradelink or its assigns shall deliver to V'Power the full Option Exercise Price for the number of Option Shares specified for purchase in the Option Notice within thirty (30) days after the Option Notice; and, simultaneously with such payment of the Option Exercise Price for the Option Shares to be purchased, V'Power shall deliver to Vector stock certificate(s) for the minimum number of shares specified for purchase in the Option Notice, with a stock power or other stock transfer form completed and duly executed and instructions for registration in the name of Tradelink or its assigns of the Option Shares so specified for purchase in the Option Notice. In the event of the exercise of this Market Option in part only, Tradelink shall have the right at any time and from time to time to exercise this Market Option on one or more additional occasions until Tradelink shall have purchased the number of Option Shares purchasable under this Market Option as to which this Market Option has not been exercised. On exercise of this Market Option, unless (i) Vector receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the 1933 Act or any applicable state securities laws or (ii) the Option Shares are registered under the 1933 Act, each certificate for Option Shares issued upon exercise of this Market Option shall bear a legend reading substantially as follows:
            These securities have not been registered
               under the Securities Act of 1933, as
               amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller, an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of Vector.

   The foregoing legend may be removed with respect to any Option Shares sold upon registration or sold pursuant to an exemption from registration including the exemption for sales made in accordance with Rule 144, 17 C.F.R. Section 230.144, provided Vector receives an opinion from counsel satisfactory to it that such legend may be removed.
            (c) Assignment. Subject to the terms contained in this Market Option, this Market Option may be assigned by Tradelink in whole or in part by execution by Tradelink of the form of assignment attached to this Agreement. In the event of any assignment, V'Power shall recognize an Option Notice from the assignee for the Option Shares designated in the assignment and instruct transfer of the Option Shares subject to such assignment as specified by the assignee.
            (d)  Share Dividends, Reclassification,
   Reorganization Provisions.
                 (i)  If, prior to the expiration of this
   Market Option by full exercise or by its terms and during any period in which the market price for Option Shares is calculated and thereafter until transfer of Option Shares pursuant to an exercise of this Market Option, Vector shall issue any of its Common Shares as a share dividend or subdivide the number of outstanding Common Shares into a greater number of shares, or Vector shall reduce the number of outstanding Common Shares by combining such shares into a smaller number of shares, in any such case, the Option Shares, the Option Exercise Price, the Option Notice and the other aspects of this Market Option shall be adjusted proportionately. If Vector shall declare a dividend payable in cash on its Common Shares and shall at substantially the same time offer to its shareholders a right to purchase new Common Shares from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Shares so issued shall, for the purpose of this Market Option, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon Common Shares in shares of any other class of securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent that Common Shares are issuable upon the conversion thereof.
                 (ii) If, prior to the expiration of this
   Market Option by exercise or by its terms, Vector shall be recapitalized by reclassifying its outstanding Common Shares, or Vector or a successor corporation shall consolidate or merge with or convey all or substantially all of its or any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporations with, or the sale of all or substantially all of the property of any such corporation, to another corporation or corporations), Tradelink shall thereafter have the right to purchase, upon the basis and upon the terms and conditions and during the time specified in this Market Option, in lieu of the Option Shares theretofore purchasable upon the exercise of this Market Option, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Option Shares theretofore purchasable upon the exercise of this Market Option had such recapitalization, consolidation, merger or conveyance not taken place and, in any such event, the rights of Tradelink to an adjustment in the number of Option Shares purchasable upon the exercise upon this Market Option as herein provided shall continue and be preserved in respect of any shares, securities or assets which Tradelink becomes entitled to purchase.
            (e) Request to Transfer Agent. On exercise of all or any portion of this Market Option, Vector shall, within ten days of the receipt of certificates representing the Option Shares and other items required by subparagraph
   (b), advise its Transfer Agent and Registrar of the required transfer of the number of Option Shares specified and the names in which such shares are to be registered pursuant to the exercise of this Market Option. Vector shall also execute and deliver any and all such further documents as may be requested by the Transfer Agent and Registrar for the purpose of effecting the transfer of Option Shares upon payment therefor by Tradelink or any assignee.
            (f) Transfer Taxes. Tradelink or its assigns will pay all taxes in respect of the issue or transfer of this Market Option or the Option Shares issuable upon exercise of this Market Option.
            (g) Governing Law. This Market Option shall be governed by, and construed in accordance with, the laws of the State of Florida, which is intended to be different than the other aspects of this Agreement except to the extent the other terms and conditions of this Agreement are construed as part of this Market Option.
       7.   Term.  This Agreement shall be for a term of ten
   (10) years from the date of this Agreement and shall remain in full force and effect for such period.
       8.   Prohibition of Purchase of Additional Shares.
   The Shareholders agree for the Option Exercise Period that no additional shares of the Common Stock except upon exercise of an option identified in this Agreement shall be purchased by the Shareholders or their affiliates without the consent of the other Shareholders.
       9. Binding Effect. This Agreement shall be binding upon and shall operate for the benefit of the Shareholders, the Corporation and their successors and assigns.
       10   Remedies.
            (a) In addition to any other remedy provided by law, any party to this Agreement shall be entitled to have specific performance of this Agreement ordered by a court of competent jurisdiction and, should any party be found to be in violation of this Agreement or to have refused to perform under this Agreement, all court costs, including a reasonable attorneys' fee (which shall include attorneys' fee for any appeal), shall be taxable against the party or parties found by the court to have violated this Agreement or to have refused to perform under this Agreement.
            (b) In connection with any litigation in a trial or on appeal arising out of this Agreement, the prevailing party shall be entitled to recover attorneys fees and costs.
       11. Severability. The invalidity of one or more provisions of this Agreement or any part of this Agreement, all of which are inserted conditionally upon their being valid in law, shall not effect the validity of any other provisions of this Agreement. In the event that any provisions contained in this Agreement are found to be unreasonable by any court of competent jurisdiction, then any such provisions that are found to be unreasonable shall be considered automatically reduced to the extent that, in the opinion of such court of competent jurisdiction, such provisions shall be reasonable. In the event that any provisions contained in this Agreement shall be invalid in their entirety, this instrument shall be construed as if such invalid provisions had not been inserted.
       12.  Waiver of Breach.  The waiver of any party to
   this Agreement of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
       13. Notices. Any notice required or permitted to be given under this Agreement shall be given in writing and mailed by registered or certified mail, return receipt requested, or by established overnight service to the other parties to this Agreement at the addresses stated below.
       Name                          Address

       Tradelink                c/o William L. Thompson, Jr.,
   Esquire
                                Thompson & Adams
                                One Independent Drive, Suite
   3131
                                Jacksonville, FL 32202


       V'Power                  Sandringham House
                                82 Shirley Street
                                Nassau, New Providence
                                The Bahamas

       With a copy to:               Harold S. Nathan,
   Esquire
                                Winthrop, Stimson, Putnam &
   Roberts
                                One Battery Park Plaza
                                New York, New York  10004-1490
                                Fax No. (212) 858-1500



   Changes in said addresses shall be made by notice pursuant to this Paragraph.
       14. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.
       15. Definition of Affiliate. The term "Affiliate" shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person and any officer, director, employee, agent, trustee with such other person or its affiliates as beneficiary of the trust, spouse, relative [first cousin or closer], including specifically without limitation, as the term relates to V'Power, Automobili Lamborghini, S.p.A. and Automobili Lamborghini U.S.A., Inc.
       IN WITNESS WHEREOF, the Shareholders have executed this Agreement as of the day and year first above written. VECTOR AEROMOTIVE CORPORATION

   By:    /s/ David Peter Rose
   Name: David Peter Rose

   TRADELINK INTERNATIONAL LIMITED

   By:     /s/ T. J. Enright
   Name:   T. J. Enright

   V'POWER CORPORATION

   By:  /s/ Sudjaswin E. L.
   Name: Sudjaswin E. L.





                                                   ANNEX IV




















                    FORM OF LAMBORGHINI
       DEBT CONVERSION AND PREFERRED STOCK AGREEMENT



               AUTOMOBILI LAMBORGHINI, S.p.A.

            AUTOMOBILI LAMBORGHINI, U.S.A., INC.

       DEBT CONVERSION AND PREFERRED STOCK AGREEMENT

            This AGREEMENT dated as of July 22, 1997 is entered into by and between:

            1.   AUTOMOBILI LAMBORGHINI, S.p.A., a
   corporation incorporated under the laws of the Republic of Italy and having its principal address at Via Modena, 12, 40019 Sant Agata Bolognese (BO), Italy (hereinafter referred to as "ALSPA").

            2. VECTOR AEROMOTIVE CORPORATION, a company incorporated under the law of the State of Nevada, U.S.A., having its principal office at 975 Martin Avenue, Green Cove Springs, Florida 32043 (hereinafter referred to as "Vector").

            Each of the above parties individually will be called a "Party", and collectively, the "Parties";

                          RECITALS

            WHEREAS, Vector is justly indebted to ALSPA in the principal amount of
   $424,111.00 (the "Indebtedness"); and

            WHEREAS, Vector has authorized capitalization of 600,000,000 shares of Common Stock, $.01 par value (the
   "Common Stock"), and 5,000,000 shares of Preferred Stock,
   $.10 par value (the "Preferred Stock"); and

            WHEREAS, ALSPA is willing to convert the Indebtedness to the Preferred Stock as described in this Agreement.

            NOW, THEREFORE THE PARTIES HEREBY AGREE AS
   FOLLOWS:

       XXI. Vector represents and warrants that it has authorized the issuance of 4,241 shares of Preferred Stock in the form attached to this Agreement as Exhibit "A" (the "Preferred Shares") and, subject to the terms of this Agreement (including without limitation Paragraph 7), hereby tenders the Preferred Shares to ALSPA.

       XXII.     In consideration of the issuance of the
   Preferred Shares in accordance with this Agreement, as full payment for the Preferred Shares, ALSPA hereby satisfies and cancels the Indebtedness.

       XXIII.    ALSPA represents and warrants that the
   Indebtedness includes and consists of all indebtedness, obligations, agreements and covenants of Vector to ALSPA involving the payment of money or property. For purposes of this Section 3, the payment of property does not include the issuance of Preferred Stock of Vector.

       XXIV. This Agreement shall be binding upon the successors and assigns of each Party.

       XXV. This Agreement shall be governed by and construed under the laws of the State of Florida, without regard to its principles of conflict of laws.

       XXVI.     This Agreement contains the entire
   understanding between the Parties relating to the subject matter of this Agreement, and all prior proposals, discussions and writings between the Parties relating to the subject matter of this Agreement are superseded by this Agreement.

       XXVII.    The obligations of the Parties in Paragraphs
   1-3 of this Agreement shall become effective upon the execution by Tradelink International Limited ("Tradelink") of its option to acquire 60,000,000 shares of Vector's Common Stock pursuant to the Option Agreement dated as of July 22, 1997 (the "Effective Date"). Until the Effective Date or until the Tradelink option expires, ALSPA shall forbear any action to collect the Indebtedness.

       XXVIII.   None of the terms of this Agreement shall be
   deemed to be waived by either Party or amended unless such waiver or amendment be in writing and duly executed on behalf of the parties to be charged with such waiver or amendment by its authorized officer and unless such waiver or amendment cites specifically that it is a waiver or amendment to the terms of this Agreement. The failure of either Party to insist strictly upon any of the terms or provisions of this Agreement shall not be deemed a waiver of any subsequent breach or default of the terms or provisions of this Agreement.

       XXIX. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of such counterparts shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first written above.

   VECTOR AEROMOTIVE CORPORATION

   By:   /s/ David Peter Rose
   Title:   President

   Address for Notices:

   c/o William L. Thompson, Jr., Esquire
   Thompson & Adams
   One Independent Drive
   Suite 3131
   Jacksonville, FL 32202
   (904) 356-3131
   Fax: (904) 356-8009

AUTOMOBILI LAMBORGHINI, S.p.A.

   By:    /s/ Vittorio DiCupua
   Title:   President

   Address for Notices:

   c/o Winthrop, Stimson, Putnam
    & Roberts
   One Battery Park Plaza
   New York, NY 10014
   Att:  Harold Nathan, Esq.
   (212) 858-1246
   Fax: (212) 858-1500

   Certificate NumberShares
              1                                               4241


   THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION OF COUNSEL TO THE SELLER, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF VECTOR.

               VECTOR AEROMOTIVE CORPORATION

     INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

   AUTHORIZED TO BE ISSUED 10,000 SHARES OF SERIES A CUMULATIVE PREFERRED
   STOCK
                  PAR VALUE $.10 PER SHARE

       This Certifies that Automobili Lamborghini, S.p.A., a company authorized under the laws of the Republic of Italy, is the registered holder of FOUR THOUSAND TWO HUNDRED FORTY-ONE shares of the Series A Cumulative Preferred Stock of VECTOR AEROMOTIVE CORPORATION, fully paid and non-assessable, transferable only on the books of the Corporation by holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. The voting powers, designations, preferences, limitations, restrictions, relative rights and other aspects of the Series A Cumulative Preferred Stock are set forth (i) in the Articles of Incorporation of the Corporation, which are incorporated in this Certificate as if fully set forth in this Certificate, and (ii) resolutions of the Board of Directors of the Corporation adopted July 22, 1997, which are incorporated in this Certificate as if fully set forth in this Certificate and (iii) additional provisions of Class A Cumulative Preferred Stock set forth in this Certificate. The Corporation will furnish to each holder of Series A Cumulative Preferred Stock upon request without change a copy of the Articles of Incorporation and resolutions of the Board of Directors.

       In Witness Whereof, the said Corporation has caused this
   Certificate to be signed by its duly authorized officers and its
   Corporate Seal to be hereunto affixed this ____ day of   July
   A.D. 1997.

   __________________________________________________________________
                      Secretary                   President

         ADDITIONAL PROVISIONS OF CERTIFICATE FOR
            SERIES A CUMULATIVE PREFERRED STOCK

       The Series A Cumulative Preferred Stock shall be deemed to be issued simultaneously and shall be on equal parity as to all references, powers and rights except as set forth in the written provisions of each series of Preferred Stock. Each share of he Series A Cumulative Preferred Stock shall be issued for $100.00.

       Dividends. So long as any shares of Series A Cumulative Preferred Stock will be outstanding, the holders of the Series A Cumulative Preferred Stock will be entitled to receive cumulative preferential dividends accruing at the LIBOR Rate on the value of $100.00 per share, payable quarterly on the 1st day of March, June, September and December of each year, beginning December 1, 1997 (each date being called a "Dividend Payment Date"), the dividends to be cumulative and payable as allowed by the Nevada Business Corporation Act, Chapter 78, Nevada Revised Statutes, with respect to the quarterly dividend period (or portion of it) ending on the day preceding the respective Dividend Payment Date, fixed for that purpose by the Board in advance of payment of each particular dividend. The LIBOR Rate shall mean the rate (rounded, if necessary, to the next higher 1/100 of 1%) for deposits in United States Dollars for a maturity of three months which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time representing the offered side of dollar deposits in the London market two (2) London business days prior to the effective date of the applicable LIBOR Rate. The LIBOR Rate shall be presumed to be the three months London Interbank Offered Rates as shown in the Wall Street Journal under "Money Rates" as long as such rates are published. The LIBOR Rate will be fixed on the Original Issue Date and thereafter be changed at every Dividend Payment Date to be effective until the next Dividend Payment Date. The "Original Issue Date" means the first date on which the Corporation will issue any shares of Series A Cumulative Preferred Stock. Dividends on the Series A Cumulative Preferred Stock shall be cumulative from the Original Issue Date (whether or not declared and whether or not in any dividend period or dividend periods there will be net profits or net assets of the Corporation legally available for the payment of those dividends).

       So long as any shares of Series A Cumulative Preferred Stock shall remain outstanding, the Corporation may not declare or pay any dividend, make a distribution, or purchase, acquire, redeem, or set aside or make monies available for a sinking fund for the purchase or redemption of, any shares of stock of the Corporation ranking junior to the Series A Cumulative Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up of the Corporation including Common Stock, par value $.01, of the Corporation ("junior stock") (other than as a result of a reclassification of junior stock into another class of junior stock, or the exchange or conversion of one junior stock for or into another junior stock) unless (i) all dividends in respect of the Series A Cumulative Preferred Stock for all past dividend periods have been paid and such dividends for the current dividend period have been paid or declared and duly provided for, and (ii) all amounts in respect of the mandatory redemption of Series A Cumulative Preferred Stock pursuant to the terms of paragraph 5 below have been paid for all prior applicable periods and all amounts in respect of such mandatory redemption for the current applicable period have been paid or duly provided for. Subject to the foregoing, and not otherwise, the dividends (payable in cash, stock or otherwise) as may be determined by the Board may be declared and paid on any junior stock from time to time out of any funds legally available, and the Series A Cumulative Preferred Stock will not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

       Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Cumulative Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount will be made in respect of any shares of any junior stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation, an amount equal to $100 per share plus all accumulated and unpaid dividends (including a prorated quarterly dividend from the last Dividend Payment Date to the date of such payment) in respect of any liquidation, dissolution or winding up consummated.

       If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Cumulative Preferred Stock shall be insufficient to permit the payment to the shareholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Series A Cumulative Preferred Stock based on the full preferential amounts for the number of shares of Series A Cumulative Preferred Stock.

       A consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive solely capital stock of the acquiring or surviving corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, will not be deemed to be a liquidation, dissolution, or winding up of the Corporation as those terms are used in this Certificate.

       Mandatory Redemption. The Corporation will, at the redemption price equal to $100 per share plus an amount, payable in cash, equal to the sum of all accumulated and unpaid dividends per share (including a prorated quarterly dividend from the last Dividend Payment Date to the applicable Redemption Date) (the "Redemption Price"), redeem from any source of funds legally available therefor, the amount of shares of Series A Cumulative Preferred Stock outstanding on the date set forth on the Redemption Schedule attached to this Certificate. Redemption Date shall be the date on which any shares of Series A Cumulative Preferred Stock are redeemed by the Corporation. This Certificate shall be notice of this mandatory redemption on the dates specified on the Redemption Schedule, and any further notice is waived by acceptance of this Certificate.

       If the Corporation's records show there is more than one holder of Series A Cumulative Preferred Stock, the Corporation will effect the redemption pro rata according to the number of shares held by each holder of Series A Cumulative Preferred Stock shown on the books of the Corporation. On or before the date fixed for redemption, each holder of Series A Cumulative Preferred Stock will surrender the certificate or certificates representing the shares of Series A Cumulative Preferred Stock to the Corporation and the Redemption Price for the shares will be paid in cash on the Redemption Date to the person whose name appears on the certificate or certificates as the owner, and each surrendered certificate will be canceled and retired. In the event that less than all of the shares represented by any certificate are redeemed, a new certificate will be issued representing the unredeemed shares.

       Unless the Corporation defaults in the payment in full of the Redemption Price, dividends on the Series A Cumulative Preferred Stock called for redemption will cease to accumulate on the Redemption Date, and all rights of the holders of the shares redeemed will cease to have any further rights with respect to the shares on the Redemption Date, other than to receive the Redemption Price.

       Optional Redemption. The Corporation may, at the option of the Board of Directors, redeem at any time from any source of funds legally available, in whole or in part, in any manner proscribed by the Board of Directors, any and all of the shares of Series A Cumulative Preferred Stock outstanding at the Redemption Price.

       Other Redemptions. In the event that any Organic Change (as defined below) is to occur, any holder of Series A Cumulative Preferred Stock may require the Corporation to redeem, at the Redemption Price, all or any portion of the holder's shares of Series A Cumulative Preferred Stock immediately prior to the consummation of the Organic Change. The Corporation will give written notice of any impending Organic Change, stating the substance and intended date of consummation of it not more than thirty
   (30) nor less than fifteen (15) days prior to the date of consummation thereof, to each holder of Series A Cumulative Preferred Stock. Each such holder shall have fifteen (15) days (the "Notice Period") from the date of such notice to demand (by written notice mailed to the Corporation) redemption of all or any portion of the shares of Series A Cumulative Preferred Stock owned by such holder. If by the expiration of the Notice Period any holders have so elected to demand redemption, the Corporation will give prompt written notice of such election (stating the total number of shares so demanded to be redeemed) to each other holder of Series A Cumulative Preferred Stock within five (5) days after the expiration of the Notice Period. Each holder who has not demanded redemption will be afforded ten (10) days from the date of the notice to demand redemption of all or any portion of the holder's shares of Series A Cumulative Preferred Stock by mailing written notice of it to the Corporation. Immediately prior to the consummation of the Organic Change, the Corporation will redeem all shares of Series A Cumulative Preferred Stock as to which redemption rights under this subparagraph (c)(i) have been exercised. For purposes of this paragraph (v)(i), the term "Organic Change" means (A) any sale, lease, exchange or other transfer (other than the creation of security interests to secure financings, but including any foreclosures with respect to them) of all or substantially all of the property and assets of the Corporation (whether or not in the ordinary course of business) or (B) any merger or consolidation to which the Corporation is a party (other than a merger in which the Corporation will be the surviving corporation and, after giving effect to the merger, the holders of the Corporation's outstanding capital stock immediately preceding such merger will own shares possessing more than 50% of the voting power of the Corporation).

       If, at the time of any redemption arising from an Organic Change, the funds of the Corporation legally available for redemption of Series A Cumulative Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds which are legally available will be used to redeem the maximum possible number of such shares, pro rata based upon the number of shares requested to be redeemed by the holders of it. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Cumulative Preferred Stock, the funds will immediately be used to redeem the balance of the shares of Series A Cumulative Preferred Stock which the Corporation has become obligated to redeem as a result of an Organic Change, but which it has not redeemed; or, if a person other than the Corporation is the surviving or resulting corporation in any Organic Change, the person will, at the consummation of the Organic Change, redeem the balance of the shares of Series A Cumulative Preferred Stock (and the Corporation will so provide in its agreements with the person relating to the Organic Change). Redemptions made as a result of an Organic Change will not relieve the Corporation of its obligation to redeem Series A Cumulative Preferred Stock otherwise as provided in this Certificate or the resolutions of the Board of Directors authorizing the Series A Cumulative Preferred Stock.

       Upon failure of the Corporation to comply with all the obligations to and agreements with the holders of Series A Cumulative Preferred Stock, the shares of stock represented by this Certificate shall, at the option of the holder, be immediately redeemable in full, payable in cash, and if the Corporation will fail on demand to so redeem the same in full plus an amount equal to the sum of all accumulated and unpaid dividends per share (including a prorated quarterly dividend from the last Dividend Payment Date to the applicable Redemption Date), then the holder shall be entitled to require the liquidation of the Corporation in the order provided by law.

       Voting Rights. Except as otherwise provided by law, the Articles of Incorporation of the Corporation or in this Certificate, the holders of Series A Cumulative Preferred Stock shall have no power to vote on any question or in any proceeding, or to be represented at or to receive notice of any meeting of the stockholders of the Corporation.

       If at any time or times, dividends payable on Series A Cumulative Preferred Stock have not been paid or declared and a sum sufficient for their payment set aside for a period of one and one-half years, then the holders of Series A Cumulative Preferred Stock, voting separately as a class, shall be entitled to elect two (2) directors of the Corporation as provided in the Articles of Incorporation of the Corporation. The right to elect directors shall continue until dividends in default on Series A Cumulative Preferred Stock are paid in full or funds sufficient for their payment are set aside, and shall cease when the dividends are so paid or set aside, subject to future reactivation in the event of future defaults. The directors so elected by the holders of Series A Cumulative Preferred Stock shall serve until the next annual meeting of the stockholders of the Corporation and until their respective successors are elected by the holders of Series A Cumulative Preferred Stock and have qualified. Any director elected by the holders of Series A Cumulative Preferred Stock may be removed by the vote of a majority of the holders of Series A Cumulative Preferred Stock. When the holders of Series A Cumulative Preferred Stock are divested of special voting power, the term of office of the persons elected as directors by the holders of Series A Cumulative Preferred Stock shall terminate.

       No Reissuance. No Series A Cumulative Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise will be reissued, and all shares will be canceled, retired and eliminated from the shares which the Corporation will be authorized to issue.

       Notices. All notices to the Corporation permitted here will be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 975 Martin Avenue, Green Cove Springs, Florida 32043, Attention: Treasurer, or to other address at which its principal office is located and as to which notice is similarly given to the holders of the Series A Cumulative Preferred Stock at their addresses appearing on the books of the Corporation.

       Costs. In the event of any default by the Corporation of its obligations to or agreements with the holders of the Series A Cumulative Preferred Stock, the Corporation shall pay, in addition to all other amounts required to be paid to the holders of Series A Cumulative Preferred Stock, all costs associated with the enforcement of the rights and remedies of the holders of Series A Cumulative Preferred Stock, including without limitation reasonable attorneys fees and costs, whether or not suit is instituted, including in trial, on appeal, bankruptcy proceedings or otherwise.

       Waiver. No delay or omission on the part of any holder of the Series A Cumulative Preferred Stock in exercising any right of such holder shall operate as a waiver of such rights or any other rights of the holders of Series A Cumulative Preferred Stock. No waiver of any rights shall be binding upon any holder of Series A Cumulative Preferred Stock unless in a writing signed by or authorized by such holder, and then only to the extent that this is set forth in such waiver.

       Jurisdiction. The Corporation and each holder of Series A Cumulative Preferred Stock, by acceptance of the Series A Cumulative Preferred Stock, specifically authorizes any action brought upon the enforcement of Series A Cumulative Preferred Stock to be instituted and prosecuted in either the Circuit Court of Duval County, Florida, or the United States District Court in the Middle District of Florida; and the Corporation and each holder of the Series A Cumulative Preferred Stock hereby waives any plea of jurisdiction or venue as not being in Duval County, Florida, and consents to a transfer of jurisdiction and venue to the Circuit Court of Duval County, Florida, or the United States District Court for the Middle District of
      Florida upon request of any party.

                         ASSIGNMENT

       For Value Received, the undersigned does hereby sell, assign and transfer unto
   ______________________ Shares represented by the within
 Certificate, and does   hereby irrevocably constitute and appoint
   ________________________________________________  Attorney
   to transfer the said Shares on the books of the Corporation with full power of substitution in the premises.

   Dated ____________________, 19__

   In presence of

     SERIES A CUMULATIVE PREFERRED STOCK

                    REDEMPTION SCHEDULE


       Redemption Date                    Number of Shares

   May 1, 1998                                 50
     June 1, 1998                                   50
     July 1, 1998                                   50
     August 1, 1998                                 50
     September 1, 1998                              50
     October 1, 1998                           50
     November 1, 1998                          50
     December 1, 1998                          50
     January 1, 1999                           311
     February 1, 1999                          313
     March 1, 1999                                  315
     April 1, 1999                                  316
     May 1, 1999                               318
     June 1, 1999                                   319
     July 1, 1999                                   321
     August 1, 1999                                 323
     September 1, 1999                              324
     October 1, 1999                           326
     November 1, 1999                          327
     December 1, 1999                          328

     DEBT CONVERSION AND PREFERRED STOCK AGREEMENT

            This AGREEMENT dated as of July 22, 1997 is entered into by and between:

            1.   AUTOMOBILI LAMBORGHINI, U.S.A., INC., a
     corporation incorporated under the laws of Delaware and having its principal address at 7601 Centurion Parkway
     South, Jacksonville, Florida 32256 (hereinafter referred to as "ALUSA").

            2. VECTOR AEROMOTIVE CORPORATION, a company incorporated under the law of the State of Nevada, U.S.A., having its principal office at 975 Martin
     Avenue, Green Cove Springs, Florida 32043 (hereinafter referred to as "Vector").

            Each of the above parties individually will be called a "Party", and collectively, the "Parties";

                        RECITALS

            WHEREAS, Vector is justly indebted to ALUSA in the principal amount of
     $568,577.40 (the "Indebtedness"); and

            WHEREAS, Vector has authorized capitalization of 600,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), and 5,000,000 shares of Preferred Stock, $.10 par value (the "Preferred Stock"); and

            WHEREAS, ALUSA is willing to convert the Indebtedness to the Preferred Stock as described in this Agreement.

            NOW, THEREFORE THE PARTIES HEREBY AGREE AS
     FOLLOWS:

       XXX. Vector represents and warrants that it has authorized the issuance of 5,686 shares of Preferred Stock in the form attached to this Agreement as Exhibit "A" (the "Preferred Shares") and, subject to the terms of this Agreement (including without limitation Paragraph 7), hereby tenders the Preferred Shares to ALUSA.

       XXXI.     In consideration of the issuance of the
     Preferred Shares in accordance with this Agreement, as full payment for the Preferred Shares, ALUSA hereby satisfies and cancels the Indebtedness.

       XXXII.    ALUSA represents and warrants that the
     Indebtedness includes and consists of all indebtedness, obligations, agreements and covenants of Vector to ALUSA involving the payment of money or property. For purposes of this Section 3, the payment of property does not include the issuance of Preferred Stock of Vector.

       XXXIII.   This Agreement shall be binding upon the
     successors and assigns of each Party.

       XXXIV.    This Agreement shall be governed by and
     construed under the laws of the State of Florida, without regard to its principles of conflict of laws.

       XXXV.     This Agreement contains the entire
     understanding between the Parties relating to the subject matter of this Agreement, and all prior proposals, discussions and writings between the Parties relating to the subject matter of this Agreement are superseded by this Agreement.

       XXXVI.    The obligations of the Parties in
     Paragraphs 1-3 of this Agreement shall become effective upon the execution by Tradelink International Limited ("Tradelink") of its option to acquire 60,000,000 shares of Vector's Common Stock pursuant to the Option Agreement dated as of July 22, 1997 (the "Effective Date"). Until the Effective Date or until the Tradelink option expires, ALUSA shall forbear any action to collect the Indebtedness.

       XXXVII.   None of the terms of this Agreement
     shall be deemed to be waived by either Party or amended unless such waiver or amendment be in writing and duly executed on behalf of the parties to be charged with such waiver or amendment by its authorized officer and unless such waiver or amendment cites specifically that it is a waiver or amendment to the terms of this Agreement. The failure of either Party to insist strictly upon any of the terms or provisions of this Agreement shall not be deemed a waiver of any subsequent breach or default of the terms or provisions of this Agreement.

       XXXVIII. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of such counterparts shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first written above.


     VECTOR AEROMOTIVE CORPORATION

     By:    /s/ David Peter Rose
     Title:   President

     Address for Notices:

     c/o William L. Thompson, Jr., Esquire
     Thompson & Adams
     One Independent Drive
     Suite 3131
     Jacksonville, FL 32202
     (904) 356-3131
     Fax: (904) 356-8009







     AUTOMOBILI LAMBORGHINI, U.S.A., INC.


     By:    /s/ Vittorio DiCupua
     Title:     Chariman

     Address for Notices:

     c/o Winthrop, Stimson, Putnam
      & Roberts
     One Battery Park Plaza
     New York, NY 10014
     Att:  Harold Nathan, Esq.
     (212) 858-1246
     Fax: (212) 858-1500

     Certificate NumberShares
                2                         5686


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION OF COUNSEL TO THE SELLER, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF VECTOR.

             VECTOR AEROMOTIVE CORPORATION

     INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

     AUTHORIZED TO BE ISSUED 10,000 SHARES OF SERIES A
     CUMULATIVE PREFERRED STOCK

                PAR VALUE $.10 PER SHARE

       This Certifies that Automobili Lamborghini,
     U.S.A., Inc., a company authorized under the laws of the State of Delaware, is the registered holder of FIVE THOUSAND THREE HUNDRED EIGHTY-EIGHT shares of the Series A Cumulative Preferred Stock of VECTOR AEROMOTIVE CORPORATION, fully paid and non-assessable, transferable only on the books of the Corporation by holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. The voting powers, designations, preferences, limitations, restrictions, relative rights and other aspects of the Series A Cumulative Preferred Stock are set forth (i) in the Articles of Incorporation of the Corporation, which are incorporated in this Certificate as if fully set forth in this Certificate, and (ii) resolutions of the Board of Directors of the Corporation adopted July 22, 1997, which are incorporated in this Certificate as if fully set forth in this Certificate and (iii) additional provisions of Class A Cumulative Preferred Stock set forth in this Certificate. The Corporation will furnish to each holder of Series A Cumulative Preferred Stock upon request without change a copy of the Articles of Incorporation and resolutions of the Board of Directors.

       In Witness Whereof, the said Corporation has
     caused this Certificate to be signed by its duly
     authorized officers and its Corporate Seal to be
     hereunto affixed this ____ day of   July A.D. 1997.

     __________________________________________________________________
                      Secretary               President

       ADDITIONAL PROVISIONS OF CERTIFICATE FOR
          SERIES A CUMULATIVE PREFERRED STOCK

       The Series A Cumulative Preferred Stock shall be deemed to be issued simultaneously and shall be on equal parity as to all references, powers and rights except as set forth in the written provisions of each series of Preferred Stock. Each share of he Series A Cumulative Preferred Stock shall be issued for $100.00.


       Dividends. So long as any shares of Series A Cumulative Preferred Stock will be outstanding, the holders of the Series A Cumulative Preferred Stock will be entitled to receive cumulative preferential dividends accruing at the LIBOR Rate on the value of $100.00 per share, payable quarterly on the 1st day of March, June, September and December of each year, beginning December 1, 1997 (each date being called a "Dividend Payment Date"), the dividends to be cumulative and payable as allowed by the Nevada Business Corporation Act, Chapter 78, Nevada Revised Statutes, with respect to the quarterly dividend period (or portion of it) ending on the day preceding the respective Dividend Payment Date, fixed for that purpose by the Board in advance of payment of each particular dividend. The LIBOR Rate shall mean the rate (rounded, if necessary, to the next higher 1/100 of 1%) for deposits in United States Dollars for a maturity of three months which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time representing the offered side of dollar deposits in the London market two (2) London business days prior to the effective date of the applicable LIBOR Rate. The LIBOR Rate shall be presumed to be the three months London Interbank Offered Rates as shown in the Wall Street Journal under "Money Rates" as long as such rates are published. The LIBOR Rate will be fixed on the Original Issue Date and thereafter be changed at every Dividend Payment Date to be effective until the next Dividend Payment Date. The "Original Issue Date" means the first date on which the Corporation will issue any shares of Series A Cumulative Preferred Stock. Dividends on the Series A Cumulative Preferred Stock shall be cumulative from the Original Issue Date (whether or not declared and whether or not in any dividend period or dividend periods there will be net profits or net assets of the Corporation legally available for the payment of those dividends).

       So long as any shares of Series A Cumulative
     Preferred Stock shall remain outstanding, the Corporation may not declare or pay any dividend, make a distribution, or purchase, acquire, redeem, or set aside or make monies available for a sinking fund for the purchase or redemption of, any shares of stock of the Corporation ranking junior to the Series A Cumulative Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up of the Corporation including Common Stock, par value $.01, of the Corporation ("junior stock") (other than as a result of a reclassification of junior stock into another class of junior stock, or the exchange or conversion of one junior stock for or into another junior stock) unless (i) all dividends in respect of the Series A Cumulative Preferred Stock for all past dividend periods have been paid and such dividends for the current dividend period have been paid or declared and duly provided for, and (ii) all amounts in respect of the mandatory redemption of Series A Cumulative Preferred Stock pursuant to the terms of paragraph 5 below have been paid for all prior applicable periods and all amounts in respect of such mandatory redemption for the current applicable period have been paid or duly provided for. Subject to the foregoing, and not otherwise, the dividends (payable in cash, stock or otherwise) as may be determined by the Board may be declared and paid on any junior stock from time to time out of any funds legally available, and the Series A Cumulative Preferred Stock will not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

       Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Cumulative Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount will be made in respect of any shares of any junior stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation, an amount equal to $100 per share plus all accumulated and unpaid dividends (including a prorated quarterly dividend from the last Dividend Payment Date to the date of such payment) in respect of any liquidation, dissolution or winding up consummated.

       If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Cumulative Preferred Stock shall be insufficient to permit the payment to the shareholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Series A Cumulative Preferred Stock based on the full preferential amounts for the number of shares of Series A Cumulative Preferred Stock.

       A consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive solely capital stock of the acquiring or surviving corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, will not be deemed to be a liquidation, dissolution, or winding up of the Corporation as those terms are used in this Certificate.

       Mandatory Redemption. The Corporation will, at the redemption price equal to $100 per share plus an amount, payable in cash, equal to the sum of all accumulated and unpaid dividends per share (including a prorated quarterly dividend from the last Dividend Payment Date to the applicable Redemption Date) (the "Redemption Price"), redeem from any source of funds legally available therefor, the amount of shares of Series A Cumulative Preferred Stock outstanding on the date set forth on the Redemption Schedule attached to this Certificate. Redemption Date shall be the date on which any shares of Series A Cumulative Preferred Stock are redeemed by the Corporation. This Certificate shall be notice of this mandatory redemption on the dates specified on the Redemption Schedule, and any further notice is waived by acceptance of this Certificate.

       If the Corporation's records show there is more than one holder of Series A Cumulative Preferred Stock, the Corporation will effect the redemption pro rata according to the number of shares held by each holder of Series A Cumulative Preferred Stock shown on the books of the Corporation. On or before the date fixed for redemption, each holder of Series A Cumulative Preferred Stock will surrender the certificate or certificates representing the shares of Series A Cumulative Preferred Stock to the Corporation and the Redemption Price for the shares will be paid in cash on the Redemption Date to the person whose name appears on the certificate or certificates as the owner, and each surrendered certificate will be canceled and retired. In the event that less than all of the shares represented by any certificate are redeemed, a new certificate will be issued representing the unredeemed shares.

       Unless the Corporation defaults in the payment in full of the Redemption Price, dividends on the Series A Cumulative Preferred Stock called for redemption will cease to accumulate on the Redemption Date, and all rights of the holders of the shares redeemed will cease to have any further rights with respect to the shares on the Redemption Date, other than to receive the Redemption Price.

       Optional Redemption. The Corporation may, at the option of the Board of Directors, redeem at any time from any source of funds legally available, in whole or in part, in any manner proscribed by the Board of Directors, any and all of the shares of Series A Cumulative Preferred Stock outstanding at the Redemption Price.

       Other Redemptions. In the event that any Organic Change (as defined below) is to occur, any holder of Series A Cumulative Preferred Stock may require the Corporation to redeem, at the Redemption Price, all or any portion of the holder's shares of Series A Cumulative Preferred Stock immediately prior to the consummation of the Organic Change. The Corporation will give written notice of any impending Organic Change, stating the substance and intended date of consummation of it not more than thirty (30) nor less than fifteen (15) days prior to the date of consummation thereof, to each holder of Series A Cumulative Preferred Stock. Each such holder shall have fifteen (15) days (the "Notice Period") from the date of such notice to demand (by written notice mailed to the Corporation) redemption of all or any portion of the shares of Series A Cumulative Preferred Stock owned by such holder. If by the expiration of the Notice Period any holders have so elected to demand redemption, the Corporation will give prompt written notice of such election (stating the total number of shares so demanded to be redeemed) to each other holder of Series A Cumulative Preferred Stock within five (5) days after the expiration of the Notice Period. Each holder who has not demanded redemption will be afforded ten (10) days from the date of the notice to demand redemption of all or any portion of the holder's shares of Series A Cumulative Preferred Stock by mailing written notice of it to the Corporation. Immediately prior to the consummation of the Organic Change, the Corporation will redeem all shares of Series A Cumulative Preferred Stock as to which redemption rights under this subparagraph (c)(i) have been exercised. For purposes of this paragraph (v)(i), the term "Organic Change" means (A) any sale, lease, exchange or other transfer (other than the creation of security interests to secure financings, but including any foreclosures with respect to them) of all or substantially all of the property and assets of the Corporation (whether or not in the ordinary course of business) or (B) any merger or consolidation to which the Corporation is a party (other than a merger in which the Corporation will be the surviving corporation and, after giving effect to the merger, the holders of the Corporation's outstanding capital stock immediately preceding such merger will own shares possessing more than 50% of the voting power of the Corporation).

       If, at the time of any redemption arising from an Organic Change, the funds of the Corporation legally available for redemption of Series A Cumulative Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds which are legally available will be used to redeem the maximum possible number of such shares, pro rata based upon the number of shares requested to be redeemed by the holders of it. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Cumulative Preferred Stock, the funds will immediately be used to redeem the balance of the shares of Series A Cumulative Preferred Stock which the Corporation has become obligated to redeem as a result of an Organic Change, but which it has not redeemed; or, if a person other than the Corporation is the surviving or resulting corporation in any Organic Change, the person will, at the consummation of the Organic Change, redeem the balance of the shares of Series A Cumulative Preferred Stock (and the Corporation will so provide in its agreements with the person relating to the Organic Change). Redemptions made as a result of an Organic Change will not relieve the Corporation of its obligation to redeem Series A Cumulative Preferred Stock otherwise as provided in this Certificate or the resolutions of the Board of Directors authorizing the Series A Cumulative Preferred Stock.

       Upon failure of the Corporation to comply with all the obligations to and agreements with the holders of Series A Cumulative Preferred Stock, the shares of stock represented by this Certificate shall, at the option of the holder, be immediately redeemable in full, payable in cash, and if the Corporation will fail on demand to so redeem the same in full plus an amount equal to the sum of all accumulated and unpaid dividends per share (including a prorated quarterly dividend from the last Dividend Payment Date to the applicable Redemption Date), then the holder shall be entitled to require the liquidation of the Corporation in the order provided by law.

       Voting Rights. Except as otherwise provided by law, the Articles of Incorporation of the Corporation or in this Certificate, the holders of Series A
     Cumulative Preferred Stock shall have no power to vote on any question or in any proceeding, or to be represented at or to receive notice of any meeting of the stockholders of the Corporation.

       If at any time or times, dividends payable on Series A Cumulative Preferred Stock have not been paid or declared and a sum sufficient for their payment set aside for a period of one and one-half years, then the holders of Series A Cumulative Preferred Stock, voting separately as a class, shall be entitled to elect two
     (2) directors of the Corporation as provided in the Articles of Incorporation of the Corporation. The right to elect directors shall continue until dividends in default on Series A Cumulative Preferred Stock are paid in full or funds sufficient for their payment are set aside, and shall cease when the dividends are so paid or set aside, subject to future reactivation in the event of future defaults. The directors so elected by the holders of Series A Cumulative Preferred Stock shall serve until the next annual meeting of the stockholders of the Corporation and until their respective successors are elected by the holders of Series A Cumulative Preferred Stock and have qualified. Any director elected by the holders of Series A Cumulative Preferred Stock may be removed by the vote of a majority of the holders of Series A Cumulative Preferred Stock. When the holders of Series A Cumulative Preferred Stock are divested of special voting power, the term of office of the persons elected as directors by the holders of Series A Cumulative Preferred Stock shall terminate.

       No Reissuance.  No Series A Cumulative Preferred
     Stock acquired by the Corporation by reason of redemption, purchase, or otherwise will be reissued, and all shares will be canceled, retired and eliminated from the shares which the Corporation will be authorized to issue.

       Notices. All notices to the Corporation permitted here will be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 975 Martin Avenue, Green Cove Springs, Florida, Attention: Treasurer, or to other address at which its principal office is located and as to which notice is similarly given to the holders of the Series A Cumulative Preferred Stock at their addresses appearing on the books of the Corporation.

       Costs. In the event of any default by the Corporation of its obligations to or agreements with the holders of the Series A Cumulative Preferred Stock, the Corporation shall pay, in addition to all other amounts required to be paid to the holders of Series A Cumulative Preferred Stock, all costs associated with the enforcement of the rights and remedies of the holders of Series A Cumulative Preferred Stock, including without limitation reasonable attorneys fees and costs, whether or not suit is instituted, including in trial, on appeal, bankruptcy proceedings or otherwise.

       Waiver. No delay or omission on the part of any holder of the Series A Cumulative Preferred Stock in exercising any right of such holder shall operate as a waiver of such rights or any other rights of the holders of Series A Cumulative Preferred Stock. No waiver of any rights shall be binding upon any holder of Series A Cumulative Preferred Stock unless in a writing signed by or authorized by such holder, and then only to the extent that this is set forth in such waiver.

       Jurisdiction. The Corporation and each holder of Series A Cumulative Preferred Stock, by acceptance of the Series A Cumulative Preferred Stock, specifically authorizes any action brought upon the enforcement of Series A Cumulative Preferred Stock to be instituted and prosecuted in either the Circuit Court of Duval County, Florida, or the United States District Court in the Middle District of Florida; and the Corporation and each holder of the Series A Cumulative Preferred Stock hereby waives any plea of jurisdiction or venue as not being in Duval County, Florida, and consents to a transfer of jurisdiction and venue to the Circuit Court of Duval County, Florida, or the United States District Court for the Middle District of Florida upon request of any party.

                       ASSIGNMENT

       For Value Received, the undersigned does hereby
     sell, assign and transfer unto
     _________________________________________________
     Shares represented by the within Certificate, and does
     hereby irrevocably constitute and appoint
     ______________________________________________
     Attorney to transfer the said Shares on the books of the Corporation with full power of substitution in the premises.

     Dated ____________________, 19__

     In presence of

     ____________________________

     NOTICE: The signature of this Assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

          SERIES A CUMULATIVE PREFERRED STOCK

                  REDEMPTION SCHEDULE


       Redemption Date               Number of Shares

     May 1, 1998                          50
     June 1, 1998                              50
     July 1, 1998                              50
     August 1, 1998                            50
     September 1, 1998                         50
     October 1, 1998                      50
     November 1, 1998                     50
     December 1, 1998                     50
     January 1, 1999                     428
     February 1, 1999                    430
     March 1, 1999                            433
     April 1, 1999                            435
     May 1, 1999                         437
     June 1, 1999                             439
     July 1, 1999                             442
     August 1, 1999                           444
     September 1, 1999                        446
     October 1, 1999                     448
     November 1, 1999                    451
     December 1, 1999                    453

                                                ANNEX V




















     FORM OF DEBT FORGIVENESS AND TECHNOLOGY AGREEMENT

         DEBT FORGIVENESS AND TECHNOLOGY AGREEMENT


            This AGREEMENT dated as of July 22, 1997, is entered into by and between:

            1.   V'POWER CORPORATION, a corporation
   incorporated under the law of the Bahamas and having its principal address at Gedung Graha Timor, J1. Medan Merdeka
   Timur no. 17, Jakarta 10110, Indonesia (hereinafter referred to as "V'Power").

            2. VECTOR AEROMOTIVE CORPORATION, a company incorporated under the law of the State of Nevada, U.S.A., having its principal office at 975 Martin Avenue, Green Cove Springs, Florida 32043 (hereinafter referred to as "Vector").

            Each of the above parties individually will be called a "Party", and collectively, the "Parties";


                          RECITALS


            WHEREAS, Vector is justly indebted in the amount of $451,103.95 (collectively, the "Indebtedness") to V'Power (i) pursuant to an Assignment of Receivables dated as of July 22, in the principal amount of $423,118.22, and
   (ii) in the amount of $27,985.73 for advances in December, 1996, March, 1997 and May, 1997, to cover telephone bills and premiums on Directors and officers insurance, and

            WHEREAS, V'Power wishes to purchase the
   Transferred Property (as hereinafter defined) and Vector is willing to sell the Transferred Property for $500,000.

            NOW, THEREFORE THE PARTIES HEREBY AGREE AS
   FOLLOWS:


                         Article 1

                    Certain Definitions

            1.1 "Affiliate" shall mean a person [individual or separate business entity] that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person, any officer, director, employee or agent of the first person, trustee with the first person or its Affiliate as beneficiary of the trust, and spouse or relative [first cousin or closer] or any of the above. Automobili Lamborghini, S.p.A., a corporation incorporated under the law of the Republic of Italy, Automobili Lamborghini, U.S.A., Inc., a corporation incorporated under the laws of Delaware and Timor Putra National, a corporation incorporated under the laws of the Republic of Indonesia, are Affiliates of V'Power for all purposes.

            1.2 "Initial Delivery Date" shall mean the date following the execution of this Agreement on which Technical Information concerning the Model is first transmitted to V'Power by Vector.

            1.3 "Intellectual Property Rights" shall mean inventions, patents, patent applications, technical designs, copyright, developments, techniques and other property rights of a similar nature, whether or not protectable by registration, owned by Vector relating to the design, development and manufacture of the Model as each such item may exist on the date of this Agreement, but shall not include the exterior or interior styling of the Model or any Vector trademark or trade name.

            1.4  "Model" shall mean Vector's M-12 vehicle.

            1.5 "Technical Information" shall mean technical knowledge, know-how, data, drawings, specifications, stress and finite element analysis, CAD files, sketches, and other information and material related to the details of the Model owned by Vector as each such item may exist on the date of this Agreement, and technical and administrative knowledge, know-how, data, standards, procedures, systems, lay-outs, drawings and other information relating to the manufacture of the Model and parts of the Model, owned by Vector as each such item may exist on the date of this Agreement, but shall not include the exterior or interior styling of the Model or any Vector trademark or trade name.

            1.6  "Transferred Property" shall mean all
   Intellectual Property Rights and all Technical Information relating to the Model.


                         Article 2

              Debt Forgiveness and Conversion

            2.1  In consideration of the transfer of
   Transferred Property in accordance with this Agreement, as full payment for such transfer, V'Power hereby forgives the Indebtedness and tenders in cash in United States
   Dollars the amount of $48,896.05.

            2.2 V'Power represents and warrants that the Indebtedness includes and consists of all indebtedness, obligations, agreements and covenants of Vector to V'Power involving the payment of money or property. For purposes of this Section 2.3, the payment of property does not include the issuance of Common Stock of Vector.


                         Article 3

              Transfer of Transferred Property


            3.1 Vector hereby grants to V'Power, during the term of this Agreement, the perpetual, non-transferable (except to V'Power's Affiliates) and non-exclusive right
   (i) to use the Transferred Property for all purposes in its business or the business of any Affiliate of V'Power and
   (ii) to manufacture and sell products of any kind or nature using the Transferred Property. Nothing in this Agreement shall impose on Vector any responsibility or obligation to have or obtain any Transferred Property.

            3.2 All royalties for the sale, use and transfer of the Transferred Property have been paid in full.

            3.3 Vector shall provide V'Power, on or before the thirtieth (30th) day after the date of this Agreement, Technical Information described below relating to the Model as each such item exists on the date of this Agreement:

            (a)  Non-costed bill of material.

            (b)  Product drawings and master line drawings
                    (reproducible and/or CAD files as
                    appropriate), including engineering
                    specifications for all parts, components and assemblies.

            (c)  Design installation manuals by system/sub-system
                   including engineering specifications
                    for assembly, such as tightening torque, heating requirements, greases, glues, etc.

            (d)  Master service manual.

            (e)  Owners manuals and graphic manuals and
   masters.

            (f) Reports of all prototype construction and tests.

            (g)  Product development reports and vehicle
                    maturity charts.

            (h)  Engineering specifications for complete
                    Model assemblies.

            (i)  Design failure mode and effect analysis
                    studies on all safety related parts.

            (j) Warranty manual and "fault-finding" service manual.


            3.4 V'Power shall defend, indemnify and hold harmless Vector from and against any and all liability, demands, damages, expenses and losses for death, personal injury, property damage or any other claim or liability ("claims and damages") arising out of the use by V'Power or any Affiliate of any of the Transferred Property, or out of the use, sale or the disposition by V'Power or its Affiliates of any products manufactured by V'Power or any Affiliate using the Transferred Property, provided there shall be no liability under this paragraph 3.4 for indirect, consequential or special damages or from damages resulting from defects in the Transferred Property not created by the use of the Transferred Property by V'Power or any Affiliate.

            3.5 For a period of seven years from the date of this Agreement, Vector within a reasonable time will provide V'Power with any changes or revisions to the Technical Information and any improvements, provisions or updates to any Intellectual Property Rights. Within thirty
   (30) days of incorporation into Technical Information, Vector will provide V'Power a copy of Technical Information incorporating any changes, revisions or updates. Vector shall have no obligation to make any changes, revisions, amendments or updates to the Transferred Property.

            3.6  During normal business hours and in a
   reasonable time relative to Vector's business operations, Vector will provide a representative of V'Power reasonable access to the status and results of all research and development relating to the Transferred Property. Vector and V'Power will cooperate to minimize the disruption of such access to Vector's normal business operations.
   V'Power shall reimburse Vector for the direct cost of an employee of Vector, who shall be present with the representative of V'Power at all times such representative is reviewing such research and development, and the direct cost of any employees or consultants of Vector requested by V'Power to be so present. Vector shall have no responsibility or obligation to conduct any research or development relating to the Transferred Property.

            3.7 Vector shall have the right from time to time during normal business hours to inspect the premises of V'Power at any location where records relating to the Transferred Property are maintained, provided this inspection is coordinated not to unreasonably interfere with the normal business operations of V'Power.

            3.8  V'Power shall not transfer or grant a
   sublicense of the Transferred Property except as provided in this Agreement and shall not allow any third Party to use the Transferred Property by obtaining information contained within the Transferred Property from V'Power.

            3.9  At all times during the term of this
   Agreement V'Power shall comply with all governmental laws and regulations applicable to the use of the Transferred
   Property or the production and sale of products containing or using in any way the Transferred Property.

                         Article 4

                    Negation of Warranty

            4.1 THE TRANSFERRED PROPERTY IS PROVIDED ON AN "AS-IS" BASIS, AND THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OF FITNESS FOR ANY PARTICULAR PURPOSE. V'POWER SHALL BE SOLELY RESPONSIBLE FOR THE SELECTION, USE, EFFICIENCY AND SUITABILITY OF THE TRANSFERRED PRODUCT, AND VECTOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY THEREFORE.

            4.2  VECTOR SHALL HAVE NO RESPONSIBILITY OR
   LIABILITY TO V'POWER FOR THE INFRINGEMENT OF PROPRIETARY
   RIGHTS OF THE TRANSFERRED PROPERTY OR ANY PORTION OF THE
   TRANSFERRED PROPERTY.

                         Article 5

                      Confidentiality

            5.1  Each Party agrees that any confidential
   information received from the other Party shall be disclosed only to personnel of the receiving Party on a strictly Need to Know' basis for the purposes specified in this Agreement, and that personnel receiving such confidential information shall be notified of all the obligations of confidentiality in respect thereof.

            5.2 No disclosure of confidential information by either Party to a third Party shall be made without the prior written agreement of the other Party, and then only after obtaining from the third Party a written undertaking to maintain confidentiality equivalent in all respects to those contained herein.

            5.3 Restrictions and conditions of Sections 5.1 and 5.2 shall not apply where the receiving Party can demonstrate that such confidential information is:

            (a)  in or comes into the public domain at any
                    time without breach of this Article 5 or any other obligation of confidentiality or is made available to the general public without restrictions by the disclosing Party, or

            (b)  known to the receiving Party at the time of
                    disclosure, or is independently developed by it or its employers without reference to or use of any disclosed confidential information, or

            (c)  rightfully received from a third Party
                    without restriction or without breach of this Agreement.

            5.4  If the receiving Party or its executive
   officers, employees, or representatives become legally compelled to disclose any of the confidential information covered by this Agreement, the receiving Party shall provide the other Party with immediate notice thereof and at least seven days prior to such required disclosure in order that the disclosing Party may seek a protective order, or take other appropriate measures to ensure its interests are protected.

                         Article 6

              Indemnification and Contribution

            6.1 Subject to the conditions set forth below, Vector agrees to indemnify and hold harmless V'Power, its officers, directors, partners, employees, agents and counsel against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article 6, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant or agreement of Vector contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability Vector may otherwise have, including liabilities arising under this Agreement. V'Power agrees to indemnify and hold harmless Vector, its officers, directors, partners, employees, agents and counsel against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article 6, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant or agreement of V'Power contained in this Agreement.

            6.2 If any action is brought against one Party, that Party or any of its officers, directors, employees, agents or counsel, of any controlling persons (an "Indemnified Party" or, collectively, "Indemnified Parties"), in respect of which indemnity may be sought against the other Party (the "Indemnifying Party") pursuant to this Agreement, such Indemnified Party or Parties shall promptly notify the Indemnifying Party in writing of the institution of such action (but the failure so to notify shall not relieve the Indemnifying Party from any liability it may have) and the Indemnifying Party shall promptly assume the defense of such action including the employment of counsel satisfactory to such Indemnified Party or Parties and payment of expenses. Such Indemnified Party or Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have promptly employed counsel satisfactory to the Indemnified Party or Parties to have charge of the defense of such action or such Indemnified Party or Parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or other indemnified parties which are different from or additional to those available to the Indemnifying Party, in any of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties. Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any claim or action effected without its written consent.

                         Article 7

                       Binding Effect

            This Agreement shall be binding upon the successors and assigns of each Party, provided that V'Power may only assign this Agreement to one or more of its Affiliates, unless Vector's prior written consent is first obtained. If any assignee uses the Transferred Property to produce vehicles used in motor racing, such assignee shall identify Vector's connection with such vehicles, with the terms to be agreed in good faith.

                         Article 8

                  Limitation of Liability

            8.1 IN NO EVENT SHALL VECTOR OR V'POWER OR ANY AFFILIATES BE LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH OF THIS AGREEMENT, NOTWITHSTANDING SUCH PARTY HAVING BEEN ADVISED OF THE POSSIBILITY THEREOF. VECTOR'S LIABILITY IN THIS AGREEMENT TO V'POWER, IF ANY, SHALL IN NO EVENT EXCEED THE TOTAL OF THE AMOUNT OF FORGIVENESS OF THE INDEBTEDNESS SET FORTH IN SECTION 2.1 OF THIS AGREEMENT.

            8.2  IN NO EVENT SHALL VECTOR BE LIABLE TO
   V'POWER FOR ANY DAMAGES RESULTING FROM OR RELATING TO ANY FAILURE OF THE TRANSFERRED PROPERTY OR ANY PRODUCT OR MANUFACTURER PRODUCT UTILIZING THE TRANSFERRED PROPERTY.

                         Article 9

               Governing Law and Arbitration

            9.1  This Agreement shall be governed by and
   construed under the laws of the State of Florida, without regard to its principles of conflict of laws.

            9.2 Any controversy or claim arising out of or relating to this contract, or the breach thereof, which is not settled amicably, including the arbitrability of the dispute or claim or any issue, shall be settled by binding arbitration in accordance with current arbitration rules of the American Arbitration Association ("AAA") by a sole arbitrator appointed by the parties or, if they cannot agree upon an arbitrator, by three arbitrators, one of whom shall be designated by each party, and the third appointed by the other two. Arbitrator compensation and expenses shall be paid equally by each Party, and each Party shall be responsible for its own expenses, including legal fees. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, to the exclusion of any provisions of State law inconsistent therewith or which would produce a different result. Should said Act be determined to be inapplicable, then the arbitration shall be governed by the Florida Arbitration Code, Chapter 682, Florida Statutes. The place of arbitration shall be Jacksonville, Florida, at any location as the arbitrator directs, having due regard of the convenience of the parties, of witnesses and of the arbitrator. The arbitrator shall determine the rights and obligations of the parties according to the substantive laws of the State of Florida, excluding conflict of law principles, and shall give effect to applicable statutes of limitation. The arbitrator may consolidate arbitrations involving common questions of law or fact. The arbitrator may make any order to protect a Party or person from annoyance, embarrassment, oppression, or undue burden or expense that justice requires. The arbitrator may make final, interim, interlocutory and partial awards, and may grant any remedy or relief which the arbitrator deems just and equitable and within the scope of the agreement of the parties, including but not limited to specific performance and, in the event of a frivolous or malicious action, the awarding of attorneys fees and costs, but the arbitrator is not empowered to award damages in excess of liquidated or actual damages, whichever is applicable, nor is the arbitrator empowered to award punitive damages. Judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction.

            9.3 Nothing in this Article 9, nor the exercise of any rights hereunder, shall limit the right of any Party hereto at any time to obtain injunctive relief from a court having jurisdiction to protect a Party from loss, irreparable injury, or the dissipation of property while a dispute is being resolved pursuant to the foregoing subparagraphs of this Article 9. The preceding sentence notwithstanding, the pursuit of injunctive relief shall not constitute a waiver of the right or obligation of any Party to submit any dispute or claim to the procedures authorized and required in the foregoing subparagraphs of this Article
   9. The Parties hereto agree that this Article 9 shall limit and completely bar, to the maximum extent permitted by law, any relief otherwise available to them from any court of competent jurisdiction other than the injunctive relief specifically excepted in this Section 9.3.

                         Article 10

                       Miscellaneous

            10.1 This Agreement contains the entire
   understanding between the Parties relating to the subject matter of this Agreement, and all prior proposals, discussions and writings between the Parties relating to the subject matter of this Agreement are superseded by this Agreement.


            10.2 In the event any term or provision of this Agreement shall for any reason be judicially held to be invalid, illegal or unenforceable in any respect, such invalidity, illegalities or unenforceabilities shall not effect any other term or provision of this Agreement and this Agreement shall interpreted and construed as such term or provision, to the extent such term or provision shall have been held to be invalid, illegal or unenforceable, have never been contained in this Agreement.

            10.3 None of the terms of this Agreement shall be deemed to be waived by either Party or amended unless such waiver or amendment be in writing and duly executed on behalf of the parties be charged with such waiver or amendment by its authorized officer and unless such waiver or amendment cites specifically that it is a waiver or amendment to the terms of this Agreement. The failure of either Party to insist strictly upon any of the terms or provisions of this Agreement shall not be deemed a waiver of any subsequent breach or default of the terms or provisions of this Agreement. No course of dealing or oral communication shall form the basis of any amendment to this Agreement or waiver or any term or provision of this Agreement, and each Party hereby specifically waives any right it may have to claim to the contrary.

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first written above.

   VECTOR AEROMOTIVE CORPORATION

   By:     /s/ David Peter Rose
   Title:    Pressident

   Address for Notices:

   c/o William L. Thompson, Jr., Esquire
   Thompson & Adams
   One Independent Drive
   Suite 3131
   Jacksonville, FL 32202
   (904) 356-3131
   Fax: (904) 356-8009


   V'POWER CORPORATION

   By: /s/ Sudjaswin, E. L.
   Title:   President & Managing Director

   Address for Notices:

   c/o Winthrop, Stimson, Putnam
     & Roberts
   One Battery Park Plaza
   New York, NY 10014
   Att:  Harold Nathan, Esq.
   (212) 858-1246
   Fax: (212) 858-1500

                                                   ANNEX VI




















            FORM OF LOAN AND SECURITY AGREEMENT
             (WITH NOTE I AND NOTE II ATTACHED)

                LOAN AND SECURITY AGREEMENT




                          between




               VECTOR AEROMOTIVE CORPORATION
                         "Borrower"




                            and




              TRADELINK INTERNATIONAL LIMITED
                          "Lender"





                   Dated:  July 22, 1997

                LOAN AND SECURITY AGREEMENT


        THIS LOAN AND SECURITY AGREEMENT (the "Agreement"), dated as of July 22, 1997, between VECTOR AEROMOTIVE CORPORATION, a Nevada corporation (the "Borrower"), and TRADELINK INTERNATIONAL CORPORATION, LIMITED, a corporation organized under the laws of The Bahamas (the "Lender");

                   W I T N E S S E T H :

       In consideration of the premises and of the mutual covenants herein contained and to induce the Lender to extend credit to the Borrower, the parties agree as follows:

       39. Definitions. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

            39.1 Defined Terms.

                 "Account" shall mean any account receivable, any rights of payment for goods sold or leased or for services rendered, which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, together with all guaranties, letters of credit and other security therefor and all other debts, obligations and liabili-ties in whatever form, owing to Borrower from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Borrower, however otherwise established or created, all right, title and interest of Borrower in the merchandise or services that gave rise to any of the foregoing, including the rights of reclamation and stoppage in transit and all rights of an unpaid seller of merchandise or services and monies, securities and other property and the proceeds of such property, now or hereafter held or received by, or in transit to, Lender from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower's credits and balances with Lender at any time existing.

                 "Account Debtor" shall mean a Person who is obligated under any Account, Chattel Paper, General
          Intangible or instrument (as instrument is defined in the Code).

                 "Advance" shall mean an advance of proceeds of the Loan to the Borrower pursuant to this Agreement, on any given Advance Date.

                 "Advance Date" shall mean the date as of which an Advance is made.

                 "Advance Request" shall mean the written request for an Advance under the Loan as identified in
          Section 3.3 ("Notice and Manner of Borrowing") hereof.

                 "Affiliate" of a named Person shall mean (a) any Person owning 5% more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights;
          (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer or director of such named Person or any Affiliates of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

                 "Business Day" shall mean a weekday on which commercial banks are open for business in Jacksonville, Florida.

                 "Chattel Paper" shall mean all writing or writings which evidence both a monetary obligation and a security interest in or the lease of specific goods and in addition includes all property included in the definition of "chattel paper" as used in the Code, together with any guaranties, letters of credit and other security therefor, whether now owned or hereafter acquired or received by or belonging to Borrower.

                 "Code" shall mean the Florida Uniform
          Commercial Code, as in effect from time to time.

                 "Collateral" means the following property of the Borrower, wherever located and whether now owned by Borrower or hereafter acquired: (a) all Inventory;
          (b) all General Intangibles; (c) all Accounts and Chattel Paper and any other instrument or intangible representing payment for goods or services; (d) all Equipment;(e) to the extent not named above, all personal property of the Borrower, whether now owned or hereafter acquired or received by or belonging to Borrower and wherever located; (f) all books and records (including without limitation computer tapes and data files) related to all property in which Debtor grants a security interest under the Security Agreement or any other agreement between Borrower and the Lender, whether now owned or hereafter acquired or received by or belonging to Borrower and wherever located, and all replacements and substitutions for such books and records; (g) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto and tax refunds) in any form and wherever located; and
          (h) all replacements and substitutions for or accessing to all such property. Collateral shall include all written or electronically recorded records relating to any such Collateral and other rights relating thereto.

                 "Conversion Date" shall mean the day that is immediately after the fifth consecutive day that the principal balance under Line of Credit I is equal to or exceeds the Maximum Loan Amount ($1,250,000).

                 "Debt" shall mean all liabilities of a
          Person as determined under generally accepted accounting principles and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists,
          (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities,
          (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and
          (g) obligations for deposits.

                 "Default Rate" shall mean the highest lawful rate of interest per annum specified in any Note to apply after a default under such Note or, if no such rate is specified, a rate equal to the lesser of
          (a) five (5) percentage points above the rate on the Loan otherwise in effect from time to time, or (b) the highest rate of interest allowed by law.

                 "Equipment" shall mean all machinery,
          furniture, computer equipment and related accessories, fixtures, leasehold improvements, equipment, motor vehicles, rolling stock and other tangible property of a Person of every description, except Inventory and in addition includes all property included in the definition of "equipment" as used in the Code, whether now owned or hereafter acquired and wherever located, and all replacements and substitutions for such goods or accessions to such goods.

                 "Event of Default" shall mean any event
          specified as such in Section 6.1 hereof ("Events of Default"), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; "Default" or "default" shall mean any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

                 "General Intangibles" shall mean all
          intangible personal property (including things in action) except Accounts, Chattel Paper and instruments (as defined in the Code), including all contract rights, copyrights, trademarks, trade names, service marks, patents, patent drawings, licenses, designs, formulas, rights to a Person's name itself, customer lists, chooses-in-action (whether they arise in tort or contract), rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of a Person, all licenses and permits, all computer programs and other software owned by a Person, or which a Person has the right to
          use, and all   rights  for breach of warranty or other
          claims for funds to which a Person may be entitled, and in addition includes all property included in the definition of "general intangibles" as used in the Code, in all cases whether now owned or hereafter acquired or received by or belonging to Borrower, whether or not excluded from coverage under the Code by Section 679.104 or similar provisions.

                 "Indebtedness" shall mean all obligations now or hereafter owed to the Lender by the Borrower, whether related or unrelated to the Loan, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loan, sums advanced to pay overdrafts on any account maintained by the Borrower with the Lender, reimbursement obligations for outstanding letters of credit or banker's acceptances issued to the account of the Borrower, amounts paid by the Lender under letters of credit or drafts accepted by the Lender for the account of the Borrower, together with all interest accruing thereon, all fees, all costs of collection, attorneys' fees and expenses of or advances by the Lender which the Lender pays or incurs in discharge of obligations of the Borrower or to repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect, absolute or contingent, and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred or reinstated.

                 "Inventory" means all goods, parts,
          merchandise and other personal property of a Person which is held for sale or lease or furnished or to be furnished under a contract for services or raw materials, and all work in process and materials used or consumed or to be used or consumed in a Person's business, and in addition, includes all property included in the definition of "inventory" as used in the Code, whether manufactured, assembled or commingled, finished goods and products, and other tangible personal property, whether now owned or hereafter acquired, received by or belonging to Borrower.

                 "Lien" (collectively "Liens") shall mean any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, financing lease, collateral assignment or other encumbrance, or any segregation of assets or revenues (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

                 "Loan" shall mean the loans, lines of credit and other credit accommodations identified in Sections
          3.1 and 3.2 hereof.

                 "Line of Credit I" shall mean the line of credit converting to a term loan as described in
          Section 3.1 hereof.

                 "Line of Credit II" shall mean the line of credit as described in Section 3.2 hereof.

                 "Loan Documents" shall mean this Agreement, any other Security Agreement, any Note, the Advance Requests, UCC-l financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Loan or delivered in connection with this Agreement, as they may be modified.

                 "Maximum Loan Amount" as it refers to Line of Credit I shall mean $1,250,000 or such other amount as the Lender may consent to in writing from time to time and as it refers to Line of Credit II shall mean $2,500,000 or such other amount as the Lender may consent to in writing from time to time.

                 "Note" or "Notes" shall mean one or more
          Promissory Notes, as defined in Article 3, and any other promissory note now or hereafter evidencing the Loan and all modifications, extensions and renewals thereof. "Note I" shall mean the Promissory Note, as defined in Section 3.1, and any other promissory note now or hereafter evidencing Line of Credit I and all modifications, extensions and renewals thereof. "Note II" shall mean the Promissory Note, as defined in
          Section 3.2, and any other promissory note now or hereafter evidencing Line of Credit II and all modifications, extensions and renewals thereof.

                 "Permitted Debt" shall mean (a) the
          Indebtedness; and (b) any other Debt listed on Exhibit 1.1C hereto (if any) and any extensions, renewals, replacements, modifications and refundings of any such Debt if, and to the extent, permitted by Exhibit 1.1C; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such exhibit; and (c) such other Debt as the Lender may consent to in writing from time to time.

                 "Permitted Liens" shall mean (a) Liens
          securing the Indebtedness; (b) Liens for taxes and other statutory Liens, landlord's Liens and similar Liens arising out of operation of law (provided they are subordinate to the Lender's Liens on Collateral) so long as the obligations secured thereby are not past due or are being contested as permitted herein;
          (c) Liens described on Exhibit 1.1D hereto (if any), provided, however, that no debt not now secured by such Liens shall become secured by such Liens hereafter and such Liens shall not encumber any other assets; and (d) such other Liens as the Lender may consent to in writing from time to time.

                 "Person" shall mean any natural person,
          corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government, or any agency or political subdivision of any government, which includes where applicable the Borrower.

                 "Purchase Agreement" shall mean that certain
          Share Purchase Agreement between Lender and Borrower dated the date of this Agreement.

                 "Security Agreement" shall mean this
          Agreement as it relates to a security interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by the Borrower or other Person granting the Lender a security interest in any Collateral to secure the Indebtedness.

                 "Subsidiary" shall mean any corporation, partnership or other Person in which the Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by the Borrower.

            39.2 Financial Terms. All financial terms used herein shall have the meanings assigned to them under generally accepted accounting principles unless another meanings shall be specified.

       40. Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make the Loan, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by the Lender to the Borrower:

            40.1 Valid Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a material adverse effect on it. The Borrower and each other Person which is a party to any Loan Document (other than the Lender) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

            40.2 Authority. The execution, delivery and performance thereof by the Borrower and each other Person (other than the Lender) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

            40.3 Financial Condition. All balance sheets, financial statements, profit and loss statements, and all other information heretofore furnished to the Lender are true and correct and fairly reflect the financial condition of the Borrower and its Subsidiaries, if any, as of the dates thereof, including all Debt. Other than as disclosed in financial statements delivered on or prior to the date hereof to the Lender, the Borrower does not have any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or antici-pated losses from any commitments of such Person except as described on Exhibit 2.3 (if any). The Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to the Borrower, such as general economic or industry trends) concerning the conditions or future prospects of the Borrower which has not been fully disclosed to the Lender, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to the Lender.

            40.4 Litigation.  Except as disclosed on Exhibit
   2.4 (if any), there are no suits or proceedings pending, or to the knowledge of the Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau of agency or public regulatory body against or affecting the Borrower or its assets, which if adversely determined would have a material adverse effect on the financial condition or business of the Borrower.

            40.5 Agreements, Etc. The Borrower is not a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, properties or assets, operations or condition (financial or otherwise) nor is the Borrower in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

            40.6 Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over the Borrower, which default would have a material adverse effect on the Borrower. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

            40.7 Title. The Borrower has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens. The Borrower alone has full ownership rights in all Collateral.

            40.8 Collateral. The security interests granted to the Lender herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens. All of the Collateral is intended for use solely in the Borrower's business.

            40.9 Location. The chief executive office of the Borrower where the Borrower's business records are located is the address designated for notices in Section 8.4
   ("Notices") and the Borrower has no other places of business except as shown on Exhibit 2.9 (if any).

            40.10     Taxes.  The Borrower has filed all
   federal and state income and other tax returns which, to the best knowledge of the Borrower, are required to be filed, and have paid all taxes as shown on said returns and all taxes, including ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. The Borrower is not subject to any federal, state or local tax Liens, nor has the Borrower received any notice of deficiency or other official notice to pay any taxes. The Borrower has paid all sales and excise taxes payable by it.

            40.11     Withholding Taxes.  The Borrower has
   paid all withholding, FICA and other payments required by federal, state or local governments with respect to any wages paid to employees.

            40.12     Labor Law Matters.  No goods or
   services have been or will be produced by the Borrower in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

            40.13 Accounts. Each Account, instrument, Chattel Paper and other writing constituting any portion of the Collateral is (a) genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights;
   (b) not subject to any defense, setoff, claim or counterclaim of a material nature against the Borrower except as to which the Borrower has notified the Lender in writing; and (c) not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which the Borrower has notified the Lender in writing.

            40.14 Use and Location of Collateral. The Collateral is located only, and shall at all times be kept and maintained only, at the Borrower's location or locations as described herein. No such Collateral is attached or affixed to any real property so as to be classified as a fixture unless the Lender has otherwise agreed in writing.

            40.15     Judgment Liens.  The Borrower, nor any
   of its assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

            40.16     Intent and Effect of Transactions.
   This Agreement and the transactions contemplated herein
   (a) are not made or incurred with intent to hinder, delay or defraud any person to whom the Borrower has been, is now, or may hereafter become indebted; (b) do not render the Borrower insolvent nor is the Borrower insolvent on the date of this Agreement; (c) do not leave the Borrower with an unreasonably small capital with which to engage in its business or in any business or transaction in which it intends to engage; and (d) are not entered into with the intent to incur, or with the belief that the Borrower would incur, debts that would be beyond its ability to pay as such debts mature.

            40.17     Subsidiaries.  The Borrower has no
   Subsidiaries.

            40.18 Hazardous Materials. The Borrower's property and improvements thereon have not in the past been used, are not presently being used, and will not in the future be used for, nor does the Borrower engage in, the handling, storage, manufacture, disposition, processing, transportation, use or disposal of hazardous or toxic materials.

            40.19     ERISA.  The Borrower does not have any
   pension, profit-sharing or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

       41.  The Loan

            41.1 Line of Credit I. The Lender may in its discretion lend to the Borrower a total principal amount not to exceed the Maximum Loan Amount for working capital to be used in the operation of the Borrower's business. Line of Credit I shall be evidenced by and payable in accordance with the terms of a promissory note ("Note I") in the face amount of the Maximum Loan Amount for Line of Credit I. Note I shall evidence the outstanding principal balance of Line of Credit I, as it may change from time to time. ADVANCES UNDER LINE OF CREDIT I ARE DISCRETIONARY WITH THE LENDER AND THE PRINCIPAL BALANCE OF THE REVOLVING LOAN, OR SO MUCH THEREOF AS MAY BE ADVANCED, SHALL BE PAYABLE IN FULL ON DEMAND. Advances under Line of Credit I shall be subject to the following terms:

                 (a)  Advances of proceeds of Line of Credit
          I shall be limited to the Maximum Loan Amount at any time outstanding;

                 (b)  All Advances by the Lender to or for
          the account of the Borrower, whether or not in excess of the Maximum Loan Amount, shall be considered part of the indebtedness under Note I, shall bear interest as provided in Note I, and shall be entitled to all rights and benefits hereunder and under all other Loan Documents; and

                 (c)  The Borrower shall not request and the
          Lender will not be required to consider requests for Advances under Line of Credit I after the Conversion Date; provided that the Lender may in its discretion extend such date in writing and further provided that the repayment obligations of the Borrower for Advances made by the Lender after such date (as it may be extended) shall be binding on the Borrower to the same extent as obligations with respect to Advances made prior to such date.

                 (d)  As of the Conversion Date, the Lender
          shall pay from an Advance under Line of Credit II (which hereby is authorized without any notice to or action by the Borrower) any amount due under Note I that exceeds the Maximum Loan Amount for Line of Credit I, and simultaneously with such payment the interest rate and payment terms of Note I shall be converted without any notice to or action by any Person to Ten percent (10%) and payments based on a term loan for ten (10) years with equal monthly payments, and otherwise as set forth in Note I.

            41.2 Line of Credit II.  From and after the
   Conversion Date, the Lender may in its discretion lend to the Borrower a total principal amount not to exceed the Maximum Loan Amount for working capital to be used in the operation of the Borrower's business. Line of Credit II shall be evidenced by and payable in accordance with the terms of a promissory note ("Note II") in the face amount of the Maximum Loan Amount for Line of Credit II. Note II shall evidence the outstanding principal balance of Line of Credit II, as it may change from time to time. ADVANCES UNDER LINE OF CREDIT II ARE DISCRETIONARY WITH THE LENDER AND THE PRINCIPAL BALANCE OF THE REVOLVING LOAN, OR SO MUCH THEREOF AS MAY BE ADVANCED, SHALL BE PAYABLE IN FULL ON DEMAND. Advances under Line of Credit II shall be subject to the following terms:

                 (a)  Advances of proceeds of Line of Credit
          II shall be limited to the Maximum Loan Amount at any time outstanding;

                 (b)  All Advances by the Lender to or for
          the account of the Borrower, whether or not in excess of the Maximum Loan Amount, shall be considered part of the indebtedness under Note II, shall bear interest as provided in Note II, and shall be entitled to all rights and benefits hereunder and under all other Loan Documents; and

            41.3 Limitations on Advances. The outstanding balance of the Loan may increase and decrease from time to time, and Advances thereunder may be repaid and reborrowed, but the total of Advances outstanding at any one time under the Loan shall never exceed the applicable Maximum Loan Amount.

            41.4 Notice and Manner of Borrowing. Unless another satisfactory procedure for disbursements is agreed upon in writing by the parties, the following procedure will be used for disbursement of proceeds of the Loan. The Borrower shall deliver a written and signed Advance Request to the Lender not later than 12:00 noon, Jacksonville time, on the second Business Day prior to the proposed Advance Date, in the form attached hereto as Exhibit 3.3, setting forth the amount of the requested Advance, and a reconciliation from the previous Advance Request (or monthly report), specifying the date (which shall be a Business Day), and the amount of the proposed Advance of proceeds, and providing such other information as the Lender may require.

            41.5 Calculation of Interest. All interest under the Notes or hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed in an interest period (actual/360 method), unless the Lender shall otherwise elect.


            41.6 Overdue Payments. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate.

            41.7 Sales Tax. The Borrower shall notify the Lender if any Account includes any sales or other similar tax and the Lender may, but shall not be obligated to, remit any such taxes directly to the taxing authority and make Advances. In no event shall the Lender be liable for any such taxes.

       42.  Conditions Precedent to Borrowing.  Prior to any
   Advance of the proceeds of any Loan, the following conditions shall have been satisfied, in the sole opinion of the Lender and its counsel:

            42.1 Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, the Lender will not make the initial Advance under Line of Credit I unless and until the following conditions shall have been satisfied:

                 (a)  Loan Documents.  The Borrower and each
          other party to any Loan Documents, as applicable, shall have executed and delivered this Agreement, the Notes, and other required Loan Documents, all in form and substance satisfactory to the Lender.

                 (b)  Supporting Documents.  The Borrower
          shall cause to be delivered to the Lender the following documents:

                      (i)  A copy of the governing
               instruments of the Borrower and a good standing certificate of the Borrower, certified by the appropriate official of its state of incorporation and the State of Florida, if different;
                      (ii) Incumbency certificate and
               certified resolutions of the board of directors (or other appropriate Persons) of the Borrower and each other Person executing any Loan Documents authorizing the execution, delivery and performance of the Loan Documents; and

                      (iii)  UCC-11 searches and other Lien
               searches showing no existing security interests in or Liens on the Collateral other than the security interests of the Lender and Permitted Encumbrances.

                 (c)  Insurance.  The Borrower shall have
          delivered to the Lender satisfactory evidence of insurance meeting the requirements of Section 5.3
          ("Insurance").

                 (d)  Perfection of Liens.  UCC-l financing
          statements and, if applicable, certificates of title covering the Collateral executed by the Borrower shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by this Agreement and any other Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of this Agreement, the Security Agreement and the financing statements shall duly have been paid.

                 (e)  Subordinations.  The Lender shall have
          received subordinations satisfactory to it from all lessors that might have landlord's Liens on any Collateral.

                 (f)  Additional Documents.  The Borrower
          shall have delivered to the Lender all additional opinions, documents, certificates and other assurances that the Lender or its counsel may require.

            42.2 Conditions Precedent to Each Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance
   Request:

                 (a)  Advance Request.  The Borrower shall
          have delivered to the Lender an Advance Request and other information, as required under in Section 3.3
          ("Notice and Manner of Borrowing").

                 (b)  No Default.  No default under this
          Agreement and the Purchase Agreement shall have occurred and be continuing or will occur upon the making of the Advance in question and the Borrower shall have delivered to the Lender an officer's certificate to such effect, which may be incorporated in the Advance Request.

                 (c)  Correctness of Representations.  All
          representations and warranties made by the Borrower herein or otherwise in writing in connection herewith (including the Purchase Agreement) shall be true and correct with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and the Borrower shall have delivered to the Lender an officer's certificate to such effect, which may be incorporated in the Advance Request.

                 (d)  No Adverse Change.  There shall have
          been no material adverse change in the condition, financial or otherwise, of the Borrower from such condition as it existed on the date of the most recent financial statements of the Borrower delivered prior to date thereof.

                 (e)  The litigation between Borrower and
   Gerald A.     Weigert shall have been concluded to the
                    satisfaction of Lender and the settlement proceeds from the litigation between Tokai Bank and Borrower shall have been disbursed in a manner satisfactory to Lender, in both cases in Lender's sole discretion.

                 (f)  Further Assurances.  The Borrower shall
          have delivered such further documentation or assurances as the Lender may reasonably require.

            4.3 Waiver and Application of Conditions. The conditions to Lender's obligation contained in Sections 4.1 and 4.2 of this Agreement are for the sole benefit of Lender and may be waived by Lender in whole or in part at any time in Lender's sole discretion. No waiver of any such condition shall be valid unless in writing. No waiver of any condition shall operate as a waiver of any condition other than as stated in the written waiver or as a waiver of the same condition of any Advance other than as stated in the written waiver. The conditions to Lender's obligation contained in Sections 4.1 and 4.2 of this Agreement, nevertheless, shall not apply to any Advance if the failure of the condition is caused by any affirmative action of Vector taken after the date of this Agreement.

       43. Covenants of the Borrower. The Borrower covenants and agrees that from the date hereof and until payment in full of the Notes and the formal termination of this Agreement, unless the Lender shall otherwise consent in writing, the Borrower:

            43.1 Use of Loan Proceeds. Shall use the proceeds of the Loan only for working capital in the operation of the business of the Borrower and shall furnish the Lender all evidence that it may reasonably require with respect to such use.

            43.2 Maintenance of Business and Properties.
   Shall at all times maintain, preserve and protect all Collateral and all the remainder of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

            43.3 Insurance. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty (loss by fire and other hazards included in the term "extended coverage") insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by the Lender and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies satisfactory to the Lender. All hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions approved by the Lender, shall name and directly insure the Lender as secured party and loss payee under a long-form New York standard loss payee clause, or its equivalent, and shall not be terminable except upon 30 days' written notice to the Lender. The Lender is authorized, but not obligated, to purchase any or all of such insurance or "single interest insurance" protecting only its security interests, if available, all at the Borrower's expense. In such event, the Borrower agrees to reimburse the Lender for the cost of such insurance to the extent that the same is not included in the principal amount of the Notes. In the event of any Default under this Agreement, Lender is authorized in its sole discretion to cancel any insurance and credit any premium refund against the unpaid balance due on the Notes.

            43.4 Notice of Default. Shall provide to the Lender immediate notice of (a) the occurrence of a Default,
   (b) any material litigation or material changes in existing litigation or any judgment against it or its assets,
   (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA,
   (f) any rejection, return, offset, dispute, loss or other circumstance having a material adverse effect on any Collateral, and (g) any loss or threatened loss of material licenses, permits or patents.

            43.5 Inspections. Shall permit inspections of the Collateral and the records of such Person pertaining thereto, at such times and in such manner as may be reasonably required by the Lender and shall further permit such inspection, review and audits of its other records and its properties (with such reasonable frequency and at such reasonable times as the Lender may desire) by the Lender as the Lender may deem necessary or desirable from time to time. The cost of such audits, reviews and inspections shall be borne by the Borrower.

            43.6 Financial Information. Shall maintain books and records in accordance with generally accepted accounting principles and shall furnish to the Lender the following periodic financial information:

                 (a)  Annual Reports.  Within 90 days after
          the end of each fiscal year of the Borrower, a copy of a Form 10-K as filed with the Securities and Exchange Commission and in compliance with the rules and regulations relating to such a filing, or a consolidated and consolidating balance sheet and a consolidated and consolidating statement of income
          (loss), surplus (deficit) and cash flow, together with supporting Schedules; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year; all examined by an independent certified public accountant acceptable to the Lender, showing the financial condition of the Borrower and any Subsidiaries at the close of such year and the results of operations of the Borrower and any Subsidiaries during the year. The opinion of such independent certified public accountant shall not be acceptable to the Lender if qualified due to any limitations in scope imposed by the Borrower or any Subsidiaries. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Lender approval.

                 (b)  Monthly Reports.  Within 30 days after
          the end of each calendar month similar financial statements to those referred to in subparagraph (a) above, unaudited but certified as to their correctness by the chief operating officer or the principal financial officer of the Borrower, all in reasonable detail, prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the period involved and prior periods, such balance sheets to be as of the end of such period and such statements of income and surplus to be for the period from beginning of the fiscal year to the end of such period, and in each case subject to audit and year-end adjustments.

                 (c)  No Default Certificates.  Together with
          each report required by Subsection (a) and (b), shall submit a certificate of its president or chief financial officer that no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and the Borrower's intention with respect thereto, and in addition, shall cause the Borrower's independent auditors (if applicable) to submit to the Lender, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or Event of Default or if it discovered any such circumstances, the nature and duration thereof.

                 (d)  Additional Securities Filings.  Within
          the time period required for such filings, a copy of any Form 10-Q, Form 8-K and any other document required to be filed by Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission, as filed with the Securities and Exchange Commission and in compliance with the rules and regulations relating to such a filing.

                 (e)  Additional Information.  In addition to
          the financial statements required in this Agreement, the Lender reserves the right to require other or additional financial or other information concerning the Borrower and the Collateral.

            43.7 Debt. Shall not create or permit to exist any Debt, including any guaranties or other contingent obligations, except Permitted Debt.

            43.8 Liens. Shall not create, assume or permit to exist any Liens on any of its property except Permitted
   Exceptions.

            43.9 Merger, Sale, Etc. Shall maintain its corporate existence, good standing and necessary qualifications to do business and shall not merge or consolidate with any Person or acquire all or substantially all of the assets of, or 50% or more of any class of equity interest of, any Person or sell, lease, assign or otherwise dispose of any Collateral or substantial portion of its other assets (other than sales of obsolete or worn-out equipment and sales of Inventory in the ordinary course of business).

            43.10 Loans and Other Investments. Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) purchases of direct obligations of the United States government, (b) deposits in commercial banks insured by the Federal Deposit Insurance Corporation,
   (c) commercial paper of any U.S. corporation having the highest ratings then given by Moody's Investors Service, Inc. or Standard & Poor's Corporation, and (d) endorsement of negotiable instruments for collection in the ordinary course of business.

            43.11     Change in Business.  Shall not enter
   into any business which is substantially different from the business or businesses in which it is presently engaged.

            43.12     Accounts.  (a) shall not sell, assign
   or discount any of its Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and (b) shall notify the Lender promptly in writing with any discount, offset or other deductions not shown on the face of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any Account Debtor's financial condition or ability to pay its obligations.


            43.13 No Change in Name, Offices; Removal of Collateral. Shall not, unless it shall have given 60 days' advance written notice thereof to the Lender, (a) change its name or the location of its chief executive office or other office where books or records are kept or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 2.9. ("Location").

            43.14     No Sale, Leaseback.  Shall not enter
   into any sale-and-leaseback or similar transaction.

            43.15     Payment of Taxes, Etc.  Shall pay
   before delinquent all of its debts and taxes except that the Lender shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that the Lender may require bonding or other assurances).

            43.16 Compliance; Hazardous Materials. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment; and unless approved in writing by the Lender, the Borrower shall not engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

            43.17     Subsidiaries.  Shall not acquire, form
   or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its parent.

            43.18     Withholding Taxes.  Pay as and when due
   all employee withholding, FICA and other payments required by federal, state and local governments with respect to wages paid to employees.

            43.19     Further Assurances.  Shall take such
   further action and provide to the Lender such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other
   Loan Documents.

       44.  Default.

            44.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement and be a default under both Note I and Note II:

                 (a)  Any representation or warranty made by
          the Borrower or any other party to any Loan Document (other than the Lender) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made and at each Advance; or
                 (b)  There shall occur any default by the
          Borrower in the payment, when due, of any principal of or interest on the Notes, any amounts due hereunder or any other Loan Document or any other Indebtedness (not cured within any grace period provided in such Note or in the document or instrument evidencing such Indebtedness); or

                 (c)  There shall occur any default by the
          Borrower or any other party to any Loan Document (other than the Lender) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Article 6 and such default is not cured within any grace period provided in this Agreement or such other Loan Document; or

                 (d)  Any other obligation now or hereafter
          owed by the Borrower to the Lender shall be in default and not cured within any period of grace provided therein or the Borrower shall be in default under any obligation in excess of $10,000 owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or

                 (e)  The Borrower shall (i) voluntarily
          liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Borrower or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors,
          (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                 (f)  Without its application, approval or
          consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of Borrower any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of the Borrower, or of all or any substantial part of the assets of the Borrower, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or

                 (g)  Any security interest or Lien of the
          Lender hereunder or under any other Security Agreement shall not constitute a perfected security interest of first priority in the Collateral thereby encumbered, subject only to Permitted Liens; or

                 (h)  There shall occur any material loss,
          theft, damage or destruction of any of the Collateral, which loss is not fully insured; or

                 (i)  A judgment in excess of $10,000 shall
          be rendered against the Borrower and shall remain undischarged, undismissed and unstayed for more than ten days (except judgments validly covered by insurance with a deductible of not more than $10,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the assets of the Borrower by reason of the issu-ance of any tax levy, judicial attachment or garnishment or levy of execution or upon entry of a tax lien involving Borrower; and

                 (j)  If at any time all of the members of
          the Board of Directors of the Borrower shall not be persons acceptable to the Lender, which acceptance has been evidenced in writing.

   THE FOREGOING ENUMERATION OF EVENTS OF DEFAULT
   NOTWITHSTANDING, NOTHING HEREIN SHALL BE DEEMED TO LIMIT,
   RESTRICT, IMPAIR OR DIMINISH THE ABSOLUTE RIGHT OF THE
   LENDER TO DEMAND PAYMENT OF THE LOAN IN FULL, AT ANY TIME,
   WITHOUT CAUSE.

            44.2 Remedies. If any Default shall occur, the Lender may, without notice to the Borrower, at its option, withhold further Advances to the Borrower of proceeds of the Loan. Should (a) any Event of Default under Section 6.1(g) occur and not be cured within thirty (30) days following delivery of written notice thereof by the Lender to the Borrower (which notice shall be complete upon hand or overnight delivery or upon facsimile delivery or mailing by certified mail, return receipt requested) or (b) any other Event of Default occur, the Lender may declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), bring suit against the Borrower to collect the Indebtedness, exercise any remedy available to the Lender hereunder and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law, without demand or any notice or other action by Lender, all of which hereby are expressly waived. No remedy shall be exclusive of other remedies or impair the right of the Lender to exercise any other remedies.

       45.  Security Agreement.

            45.1 Security Interest.

                 (a)  As security for the payment and
          performance of any and all of the Indebtedness and the performance of all other obligations and covenants of the Borrower hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrower to the Lender, the Borrower hereby pledges to the Lender and gives the Lender a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of the Borrower in and to the Collateral, whether now owned or hereafter acquired by the Borrower, wherever located. As further assurance for the payment and performance of the Indebtedness, Borrower hereby assigns to Lender all sums, including returned or unearned premiums, which may become payable under any policy of insurance on the Collateral, and Borrower hereby directs each insurance company issuing any such policy to make payment of such sums directly to Lender, subject to prior interests noted in this Agreement.

                 (b)  Except as herein or by applicable law
          otherwise expressly provided, the Lender shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and the Borrower agrees to take such steps. In any case the Lender shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as the Borrower may have reasonably requested the Lender to take and the Lender's omission to take any action not requested by the Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by the Lender of specified items of Collateral against any liability of the Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of the Lender's options, powers or rights under this Agreement or otherwise arising.

                 (c)  The Lender may at any time and from
          time to time, with or without notice to the Borrower,
          (i) transfer into the name of the Lender or the name of the Lender's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to the Lender of any amounts due or to become due thereon and
          (iii) receive and after a default direct the disposition of any proceeds of any Collateral.

            45.2 Remedies.

                 (a)  If an Event of Default shall have
          occurred and be continuing, without waiving any of its other rights hereunder or under any other Loan Documents, the Lender shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by the Lender, the Borrower will promptly assemble the Collateral and make it available to the Lender at a place to be designated by the Lender. The Borrower agrees that any notice by the Lender of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to the Borrower if the notice is mailed to the Borrower by regular or certified mail, postage prepaid, at least five days before the action to be taken. The Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.

                 (b)  If an Event of Default shall have
          occurred and be continuing, the Lender may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel paper or for proceeds of any Collateral (either in the Borrower's name or the Lender's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts. The Borrower appoints the Lender as the Borrower's attorney-in-fact to endorse the Borrower's name on all checks, commercial paper and other instruments pertaining to Collateral or proceeds.

                 (c)  The Borrower specifically authorizes
          the Lender, without limiting any other rights of the Lender, to apply the proceeds realized from disposition of the Collateral to satisfy the following items, in the order here listed:

                    (1) The cost of reimbursing any person whose interest in the premises is physically damaged by the entry and removal of the Collateral, upon Borrower'S failure to do so; next to

                    (2) The expenses of taking, removing, holding for sale, repairing or otherwise preparing for sale and selling of said Collateral, specifically including the Lender'S reasonable attorney's fees (including appellate costs, if any) and both legal and collection expenses; next to

                    (3)  The expense of liquidating any liens,
                  security interests, attachments or encumbrances superior to the security interests herein created; and, finally to

                    (4) The unpaid principal and all accumulated interest hereunder and to any other debt owed to Lender by any signer hereof.

                    Any surplus, after the satisfaction of the
                  foregoing items (1) through (4) shall be paid to Borrower or to any other party lawfully entitled thereto and known to the Lender. Further, if proceeds realized from disposition of the Collateral shall fail to satisfy any of the foregoing items (1) through (4), Borrower shall forthwith pay deficiency balance to Lender.

          45.3 Power of Attorney. The Borrower authorizes the Lender at the Borrower's expense to file any financing statements relating to the Collateral (without the Borrower's signature thereon) which the Lender deems appropriate and the Borrower irrevocably appoints the Lender as its attorney-in-fact to execute any such financing statements in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and to continue perfection of the security interest of the Lender. The Borrower hereby appoints the Lender as the Borrower's attorney-in-fact to endorse, present and collect on behalf of the Borrower and in the Borrower's name any draft, checks or other documents necessary or desirable to collect any amounts which the Borrower may be owed. Borrower further hereby irrevocably appoints the Lender as its attorney-in-fact, which power of attorney shall be irrevocable for so long as any amount is unpaid under either Note, to give Lender the sole right to file
   Proof of Loss and/or any other forms required to collect from any insurer any amount due from any loss, damage or destruction of the Collateral; to agree to and bind
   Borrower as to the amount of said recovery; to designate payee(s) of such recovery; to grant releases to payor-insurers for their liability; to grant subrogation rights to any such payor-insurer, to endorse any settlement check or draft. Borrower further agrees not to exercise any of the foregoing powers granted to Lender without the Lender's prior written consent.

          45.4 Entry. The Borrower hereby irrevocably consents to any act by the Lender or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral; and the Borrower hereby waives its right to assert against the Lender or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

                   7.5. Deposits; Insurance. Upon the occurrence and continuance of an Event of Default, the Borrower authorizes the Lender to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints the Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

                   7.6. Other Rights. The Borrower authorizes the Lender without affecting the Borrower's obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as the Lender in its sole discretion may determine; (iii) upon the occurrence of any Event of Default to take immediate possession of the Collateral without notice or resort to legal process, and for such purpose, to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom, or, at its option, to render the Collateral unusable;(iv) upon the occurrence of any Event of Default, at Lender's option, to dispose of said Collateral on Borrower's premises; and
   (v) to make or have made any repairs deemed necessary or desirable at time of repossession, possession or sale, the cost of which is to be charged against the Borrower.

                   7.7. Accounts. Before or after any Event of Default, the Lender may notify any Account Debtor of the Lender's security interest and may direct such Account Debtor to make payment directly to the Lender for application against the Indebtedness. Any such payments received by or on behalf of the Borrower at any time, whether before or after default, shall be the property of the Lender, shall be held in trust for the Lender and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of the Borrower in an account with the Lender) and shall be immediately delivered to the Lender in the form received. The Lender shall have the right to apply any proceeds of Collateral to such of the Indebtedness as it may determine.

                   7.8. Tangible Collateral. Except as otherwise provided herein or agreed to in writing by the Lender, no Inventory or other tangible collateral shall be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral.
   Upon the occurrence of any Event of Default, the Borrower shall, upon the request of the Lender, promptly assemble all tangible Collateral for delivery to the Lender or its agents. No tangible Collateral shall be allowed to become a fixture unless the Lender shall have given its prior written authorization.

                   7.9. Waiver of Marshalling. The Borrower hereby waives any right it may have to require marshaling of its assets.

                   7.10. Waiver of Automatic Stay. The Borrower hereby waives the application of the automatic stay of enforcement provided in Section 362 of the United States Bankruptcy
   Code and agrees that the Lender may proceed with enforcement and collection notwithstanding the filing of a petition in bankruptcy.

              8.    Miscellaneous.

                   8.1. No Waiver, Remedies Cumulative. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan
   Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise, and may be pursued singly, successively or together, in the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise.

                   8.2. Survival of Representations. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any balance of either Note is outstanding, there exists any commitment by the Lender to the Borrower, and until this Agreement is formally terminated in writing.

                   8.3. Expenses. Whether or not the Loan herein provided for shall be made, the Borrower shall pay all reasonable costs and expenses in connection with the preparation, execution, delivery, amendment and enforcement of this Agreement and any Loan Document, including the reasonable fees and disbursements of counsel for the Lender in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral. If the Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or the Borrower's or Lender's interests therein, the Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents.

     In addition, the Borrower agrees to pay and save the Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of the Lender or the Borrower with respect to the applicability of such tax. The provisions of this Section shall survive payment in full of the Loan and termination of this Agreement.

                   8.4. Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

     The Lender:         Tradelink International Limited
                                   2115 Main Street
                                   Santa Monica, California 90405-2215
                                   Attention: Tim Enright

     With copy to:  Thompson & Adams
                                   One Independent Drive, Suite 3131
                                   Jacksonville, Florida 32202
                                   Attention: William L. Thompson, Jr.

       The Borrower:     Vector Aeromotive Corporation
                                   975 Martin Avenue
                                   Green Cove Springs, Florida
                                   Attention: Treasurer


                   8.5. Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Florida and shall be governed by and construed in accordance with the laws of Florida except insofar as the laws of another jurisdiction may govern the perfection, priority and enforcement of security interests in Collateral located in another jurisdiction.

                   8.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender, and their respective successors and assigns; provided, that the Borrower may not assign any of its rights hereunder without the prior written consent of the Lender, and any such assignment made without such consent will be void.

                   8.7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

                   8.8. No Usury. Notwithstanding anything contained in this Agreement, the Notes, or in any other Loan Document to the contrary, in no event will interest or other charges deemed to be interest be chargeable against the Borrower if such amount (combined with any other amounts considered to be in the nature of interest) would exceed the maximum amount permitted by law from time to time while any of the Notes is outstanding, and in the event any amount in excess of the lawful maximum is charged or collected by the Lender or paid by the Borrower, the Borrower shall be entitled to the reimbursement of such excess together with interest thereon at the highest lawful rate at the time of such overcharge.

                   8.9. Powers. All powers of attorney granted to the Lender are coupled with an interest and are irrevocable.

                   8.10. Approvals. If this Agreement calls for the approval or consent of the Lender, such approval or consent may be given or withheld in the sole discretion of the Lender unless otherwise specified herein.

                   8.11. Jurisdiction, Service of Process.

               (a) Any suit, action or proceeding against the Borrower with respect to this Agreement, the Collateral or any Loan Document or any judgment entered by any court in respect thereof may be brought in the courts of Clay County, Florida or in the U.S. District court for the Middle District of Florida as the Lender (in its sole discretion) may elect, and the Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. Service of process in any such case may be had against the Borrower by delivery in accordance with the notice provisions herein or as otherwise permitted by law, and the Borrower agrees that such service shall be valid in all respects for establishing personal jurisdiction over it.

               (b) In addition, the Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Loan Documents, the Collateral or any judgment entered by any court in respect thereof brought in Clay County, Florida or the U.S. District Court for the Middle District of Florida, as selected by the Lender, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Clay County, Florida or in such District Court has been brought in an inconvenient forum.

                   8.12. Multiple Borrowers. If more than one Person is named herein as the Borrower, all obligations, representations and covenants herein and in other Loan
   Documents to which the Borrower is a party shall be joint and several.

                   8.13. Waiver of Jury Trial. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY
   WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY
   IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT OR
   ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT
   AND ANY OTHER LOAN DOCUMENT AND ANY OTHER AGREEMENT
   CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
   VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION
   IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS
   AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


   TRADELINK INTERNATIONAL LIMITED


   By:    /s/ T. J. Enright

   Its President


   VECTOR AEROMOTIVE CORPORATION


   By:   /s/ David Peter Rose

      Its President
                    SCHEDULE OF EXHIBITS


   (If any exhibit is omitted, the information called for therein shall be considered "None" or "Not Applicable")



   Exhibit              Section Reference             Title


     1.1C  1.1 ("Permitted Debt")            Permitted Debt
     1.1D  1.1 ("Permitted Liens")           Permitted
   Liens
     2.3   2.3 ("Financial Condition")       Contingent
   Liabilities
     2.4   2.4 ("Litigation")                Litigation
     2.9   2.9 ("Location")                       Offices of
   Borrower
     3.3   3.3 ("Notice & Manner of Borrowing")   Form of
   Advance
                                                            Request

                        EXHIBIT 1.1C

                       Permitted Debt



          The following shall be additional Permitted Debt:

     1. Any Debt approved by the Board of Directors of Vector after the date of this Agreement.
                        EXHIBIT 1.1D

                      Permitted Liens


   The following shall be additional Permitted Liens:

                    1. Deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and similar laws.

                    2. Attachment, judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as (a) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (b) the validity and/or amount of the claims secured thereby are being actively contested in good faith by appropriate legal proceedings and (c) such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person's business.

                    3. Liens securing Permitted Debt incurred solely for the purpose of financing the acquisition of equipment, provided that such Lien does not secure more than the purchase price of such equipment and does not encumber property other than the purchased property.

                        EXHIBIT 2.3

                   CONTINGENT LIABILITIES



          The following are contingent liabilities of the
   Borrower:

   [Describe listing liable party, maximum potential liability, nature of liability and its current status]

                        EXHIBIT 2.4

                         LITIGATION



          Describe any suit or proceeding pending or threatened
   :


   [Describe any suit or proceeding pending or threatened before any court, governmental or regulatory authority, commission, Bureau or agency or public regulatory body.]

                        EXHIBIT 2.9

                    OFFICES OF BORROWER


   List any offices of Borrower not listed in Section 8.4.

          NAME                 LOCATION          TYPE OF
             FACILITY

          N/A                       975 Martin Avenue  production
   plant
                                         Green Cove Springs
                                         Florida

                        EXHIBIT 3.3

                  FORM OF ADVANCE REQUEST



     Borrower Name: VECTOR AEROMOTIVE CORPORATION

     Maximum Loan Amount: ___ $1,250,000 or ___ $2,500,000

     Previous Advances (aggregate):  $______________

     Repayments (aggregate):  $________________

     Amount of Loan remaining:  $_______________

     Amount requested:  $________________

     Advance Date:  ________________, 199__


   All representations and warranties made by Borrower in the Agreement or otherwise in writing in connection with the Agreement are true and correct as of the date hereof.

   There has not been a material adverse change in the condition, financial or otherwise, of the Borrower from the condition as it existed on the date of the most recent financial statements of Borrower delivered to the Lender.

   The undersigned hereby certifies, represents and warrants that there has not occurred an event of Default under the Agreement or any other Loan Document and no event has occurred that with the passage of time or the giving of notice will constitute an Event of Default and the making of the Advance requested hereby will not cause an Event or Default or such an event.



   ___________________________(SEAL)




                      PROMISSORY NOTE




   $1,250,000                           July 22, 1997
                                        (Date of Execution and Delivery)

   LENDER: TRADELINK INTERNATIONAL LIMITED (hereinafter termed "LENDER"), 2115 Main Street, Santa Monica,
   California 90405-2215

   BORROWER(S):   VECTOR AEROMOTIVE CORPORATION, a Nevada
   corporation, 975 Martin Avenue, Green Cove Springs, Florida
   32043

   BORROWER(S) REPRESENT HEREWITH THAT THE LOAN EVIDENCED IS
   BEING OBTAINED PRIMARILY FOR BUSINESS PURPOSES.

     FOR VALUE RECEIVED: to wit, money loaned, the above-named; undersigned BORROWER(s) (hereinafter collectively termed "BORROWER"), jointly and severally (if more than one BORROWER), promise(s) to pay to the order of LENDER at its office in the above city, or wherever else LENDER may specify, the sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000), with interest paid as follows. From the date of the first advance under this Note until the date that is the day immediately after the fifth consecutive day that the principal balance outstanding under this Note is $1,250,000 (the "Conversion Date"), interest shall accrue and be paid at the annual rate of LENDER'S PRIME RATE plus 2.0% as that rate may change from time to time with changes to occur on the date the LENDER'S PRIME RATE changes. From and after the Conversion Date, interest shall accrue and be paid at the annual rate of ten percent (10.0%) .

     The Borrower shall pay interest and principal under this Note as follows. Until the Conversion Date, interest shall be payable monthly in arrears commencing on the day that is thirty (30) days after the date of this Note and continuing on the same day of each consecutive month thereafter, and all principal outstanding and accrued and unpaid interest shall be payable in full ON DEMAND. From and after the Conversion Date, this Note shall be payable in consecutive monthly payments of $16,518.84, commencing on the day that is thirty (30) days after the Conversion Date and continuing on the same day of each consecutive month thereafter until the date that is one hundred twenty
   (120) months after the Conversion Date, at which time (the "Maturity Date") all principal outstanding and accrued and unpaid interest shall be payable in full.

     The undersigned agrees to pay a late charge equal to 5% of each payment of principal and/or interest which is not paid within 10 days of the date on which it is due. At LENDER'S option, the rate of interest charged shall become a rate equal to the lesser of (a) five (5) percentage points above the rate on the Note otherwise in effect, or
   (b) the highest rate allowed by the law of the State of Florida, commencing with and continuing for so long as this
   Note is in Default (as hereinafter defined). Further, upon BORROWER'S Default and where LENDER deems it necessary or proper to employ an attorney to enforce collection of any unpaid balance or to otherwise protect its interests hereunder, then BORROWER agrees to pay to the LENDER reasonable attorney's and legal fees for the services and expenses of counsel, paralegals and others employed after maturity or default to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal, bankruptcy proceedings or otherwise, and to indemnify and to hold the LENDER harmless against liability for the payment of state documentary stamp taxes, intangible taxes and other taxes (including interest and penalties, if any) which may be determined to be payable with respect to this transaction.

     If the interest provision contained herein refers to "LENDER'S PRIME RATE," the LENDER'S PRIME RATE shall be the prime rate as published in the Wall Street Journal ("WSJ") as of the date of this Note ("WSJ Prime Rate"). The interest rate will change from time to time as the WSJ Prime Rate changes in an amount equal to the change in the WSJ Prime Rate, but will not change more often than once a month which will occur on the first day of each calendar month and will be based on the prime rate published in the WSJ on the 25th of the prior calendar month. If more than one rate is published, the highest rate published shall apply; and if the 25th or the date of closing falls on a day when the WSJ Prime Rate is not published, the WSJ Prime Rate shall be the rate published on the last day prior to the 25th or the date of closing. The BORROWER understands and agrees that the WSJ Prime Rate is not represented or intended to be the lowest or most favorable rate offered by LENDER to any of its borrowers.

     If the scheduled payment amount is insufficient to pay accrued interest, BORROWER shall make an additional payment of the amount of the accrued interest in excess of the scheduled payment.

     PAYMENT of this Note, all obligations of the undersigned BORROWER hereunder and under the Security Agreement defined below ("OBLIGATIONS") to LENDER, its successors and assigns, is secured, inter alia (and includes the terms and obligations set forth therein), by a valid, subsisting Loan and Security Agreement made by and between BORROWER and LENDER (the "Loan Agreement") describing certain personal property (the "COLLATERAL"), and by this reference is incorporated herein.

     If an Event of Default under this Note occurs or if the BORROWER violates any of the terms or breaches any of the conditions of the Loan Agreement, the entire principal sum and accrued interest shall become due and payable without notice unless otherwise provided in the Loan Agreement at the option of the LENDER. TIME BEING OF THE ESSENCE OF THIS NOTE. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. Upon such Default, the principal of the Note and any part thereof, and accrued unpaid interest, if any, shall bear interest at the rate of the then highest legal rate permissible by law. All parties liable for the payment of this Note agree to pay the LENDER hereof reasonable attorneys' fees for the services and expenses of counsel employed after maturity or Default to collect this Note (including any appeals relating to such enforcement proceedings), or to protect or enforce the security hereto, whether or not suit be brought. Notwithstanding any other provisions of this Note, LENDER may, in the sole discretion of LENDER, accept payments under this Note made by BORROWER after any Default has occurred, without waiving any of LENDER'S rights or remedies under this Note.

     The remedies of LENDER as provided herein and in the Loan Agreement shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of LENDER, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of LENDER, including specifically any failure to exercise any right, remedy or recourse, shall be effective as a waiver thereof unless it is set forth in a written document executed by LENDER and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

     BORROWER and all sureties, endorsers and guarantors of this Note, jointly and severally, hereby (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration after Default and all other notices, filing of suit and diligence in collecting this Note, in enforcing any of the security rights or in proceeding against the COLLATERAL; (b) agree to any substitution, exchange, addition or release of any of the COLLATERAL or the addition or release of any party or person primarily or secondarily liable hereon; (c) agree that LENDER shall not be required first to institute any suit, or to exhaust his, their or its remedies against BORROWER or any other person or party to become liable hereunder or against the COLLATERAL in order to enforce payment of this Note; (d) consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent or consideration to any of the foregoing (except the express written release by LENDER of any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note and the Loan Agreement.

     As used herein, the words "BORROWER" and "LENDER" shall be deemed to include BORROWER and LENDER as defined herein and their respective heirs, personal representatives, successors and assigns.

     This Note is executed and delivered at the Place of Execution and shall be construed and enforced in accordance with the laws of the State of Florida.

     Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on this Note should exceed the maximum lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied as a credit against the unpaid balance due hereunder and thereafter delivered to BORROWER. Under no circumstances shall BORROWER, or any parties liable for the payment of this Note, be required to pay interest in excess of the maximum rate allowed by applicable law.

     Interest is computed on the basis of a 360-day year for the actual number of days in the interest period (Actual/360 Computation) unless indicated below. LENDER'S Actual/360 or 365/360 computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of such computation produces an annualized effective interest rate exceeding that of the nominal rate.

     At LENDER'S option, any repayments of this Note, other than by U.S. currency, will not be credited to the outstanding loan balance until LENDER receives collected funds.

     In the event any provision(s) of this instrument shall be left blank or incomplete, BORROWER hereby authorizes and empowers LENDER to supply and complete the necessary information as a ministerial task consistent with the understanding between the parties.

     Upon any transfer of this Note, the LENDER may deliver the property held as security, or any part thereof, to the transferee, as well as any subsequent holder hereof, who shall thereupon become vested with all the powers and rights herein given to the LENDER in respect to the property so transferred and delivered; and the LENDER shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect to such property so transferred but with respect to any property not so transferred, the LENDER shall retain all rights and powers hereby given.

     WAIVER OF JURY TRIAL.  BY THE EXECUTION HEREOF, BORROWER
   HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREES,
   THAT:

     (A) NEITHER THE BORROWER NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATION OF ANY OF THE SAME SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THIS PROMISSORY NOTE, ANY OTHER LOAN AGREEMENT OR ANY LOAN DOCUMENT EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES THERETO;

     (B)  NEITHER THE BORROWER NOR LENDER WILL SEEK TO
   CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN
   WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT
   BEEN OR CANNOT BE WAIVED;

     (C)  THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY
   NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS
   SHALL BE SUBJECT TO NO EXCEPTIONS;

     (D)  NEITHER THE BORROWER NOR LENDER HAS IN ANY WAY
   AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE
   PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN
   ALL INSTANCES; AND

     (E)  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER
   TO ENTER INTO THIS TRANSACTION.

     EVENTS OF DEFAULT. BORROWER shall be in Default under this Note upon the happening of any of the following events, circumstances or conditions, namely:

     (1) Default in the payment or performance of any of the OBLIGATIONS provided hereunder or in connection herewith or any other OBLIGATIONS of BORROWER or any affiliate (as defined in 11 U.S.C. 101(2), hereinafter affiliate) of BORROWER or any endorser, guarantor or surety for BORROWER to LENDER or any affiliate of LENDER, howsoever created, primary or secondary, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, or of any other covenant, warranty or undertaking expressed herein, therein, or in any other document establishing said endorsement, guaranty, or surety; or any other document executed by BORROWER in conjunction herewith; or

     (2) Any warranty, representation or statement made or furnished to LENDER by or on behalf of BORROWER, or any guarantor, endorser, or surety for BORROWER in connection with this Note or to induce LENDER to make a loan to BORROWER which was false in any material respect when made or furnished or has become materially false, if such warranty of BORROWER or guarantor, endorser or surety for BORROWER was ongoing in nature; or

     (3) Death, dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver, custodian, or trustee for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against BORROWER or any endorser, guarantor, or surety for BORROWER; or

     (4) BORROWER or any guarantor, endorser, or surety for BORROWER shall allow the acquisition of substantially all of the business or assets of BORROWER or guarantor, endorser, or surety for BORROWER or a material portion of such business or assets if such a sale is outside BORROWER'S or guarantor's, endorser's or surety's ordinary course of business, or more than 50% of the outstanding stock or voting power of any other entity, or enter into any transaction of merger or consolidation without prior written consent of LENDER; or

     (5) Failure of a corporate BORROWER or endorser, guarantor, or surety for said BORROWER to maintain its corporate existence in good standing; or

     (6) Upon the entry of any monetary judgment or the assessment and/or filing of any tax lien against BORROWER or any endorser, surety, or guarantor, or upon the issuance of any writ of garnishment, judicial seizure of, or attachment against any property of, debts due or rights of BORROWER or any endorser, surety or guarantor, to specifically include commencement of any action or proceeding to seize monies of BORROWER or any endorser, surety or guarantor on deposit in any bank account with LENDER; or

     (7) The BORROWER or any endorser, guarantor, or surety for said BORROWER shall be a debtor, either voluntarily, under (and as the term debtor is defined in) the United States Bankruptcy Code or should the BORROWER be generally not paying BORROWER'S debts as such debts become due; or

     (8) Failure of BORROWER, endorsers, guarantors or sureties to furnish financial statements or other financial information reasonably requested by LENDER; or

     (9) Loss, theft, substantial damage, destruction, sale or encumbrance to or of any COLLATERAL, or the assertion or making of any foreclosure, levy, seizure, mechanic's or materialman's lien or attachment thereof or thereon; or

     (10) If LENDER should otherwise deem itself or the debt created hereunder unsafe or insecure; or should LENDER, in good faith, believe that the prospect of payment or other performance is impaired.

   THE FOREGOING ENUMERATION OF EVENTS OF DEFAULT
   NOTWITHSTANDING, NOTHING HEREIN SHALL BE DEEMED TO LIMIT,
   RESTRICT, IMPAIR OR DIMINISH THE ABSOLUTE RIGHT OF THE
   LENDER TO DEMAND PAYMENT OF THE NOTE IN FULL, AT ANY TIME,
   WITHOUT CAUSE.

     No waivers, amendments or modifications shall be valid unless in writing. No waiver by LENDER of any Default(s) shall operate as a waiver of any other default or the same default on a future occasion. All rights of LENDER hereunder shall inure to the benefit of its successors and assigns; and all obligations of BORROWER shall bind his heirs, executors, administrators, successors and/or assigns.

     If more than one person has signed this instrument, such parties are jointly and severally obligated hereunder. Further, use of the masculine pronoun herein shall include the feminine and neuter and also the plural. If any provision of this instrument shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition of invalidity, without invalidation the remainder of such provision or the remaining provisions of this Note. In the case of conflict between the terms of this Note and any Loan Agreement and/or Letter of Intent issued in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement, then the Letter of Intent.

     IN WITNESS WHEREOF, the BORROWER, on the day and year first written above, has caused this Note to be executed under seal by (i) if a corporation, adoption of the facsimile seal printed hereon for such special occasion and purpose (or if an impression seal appears hereon by affixing such impression seal) by its duly authorized officer(s), or (ii) if by individuals, by hereunto setting their hands and seals.

 VECTOR AEROMOTIVE CORPORATION


   By:   /s/ David Peter Rose
        Its President

   Taxpayer Identification Number 33-0254334

                      PROMISSORY NOTE




   $2,500,000                         July 22, 1997
                           (Date of Execution and Delivery)

   LENDER: TRADELINK INTERNATIONAL LIMITED (hereinafter termed "LENDER"), 2115 Main Street, Santa Monica,
   California 90405-2215

   BORROWER(S):   VECTOR AEROMOTIVE CORPORATION, a Nevada
   corporation, 975 Martin Avenue, Green Cove Springs, Florida
   32043

   BORROWER(S) REPRESENT HEREWITH THAT THE LOAN EVIDENCED IS
   BEING OBTAINED PRIMARY FOR BUSINESS PURPOSES.

    FOR VALUE RECEIVED: to wit, money loaned, the above-named; undersigned BORROWER(s) (hereinafter collectively termed "BORROWER"), jointly and severally (if more than one BORROWER), promise(s) to pay to the order of LENDER at its office in the above city, or wherever else LENDER may specify, the sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), with interest paid as follows. From the date of the first advance under this Note, interest shall accrue and be paid at the annual rate of LENDER'S PRIME RATE plus 2.0% as that rate may change from time to time with changes to occur on the date the LENDER'S PRIME RATE changes.

    The Borrower shall pay interest and principal under this Note as follows. Interest shall be payable monthly in arrears commencing on the day that is thirty (30) days after the date of this Note and continuing on the same day of each consecutive month thereafter, and all principal outstanding and accrued and unpaid interest shall be payable in full ON DEMAND.

    The undersigned agrees to pay a late charge equal to 5% of each payment of principal and/or interest which is not paid within 10 days of the date on which it is due. At LENDER'S option, the rate of interest charged shall become a rate equal to the lesser of (a) five (5) percentage points above the rate on the Note otherwise in effect, or
   (b) the highest rate allowed by the law of the State of Florida, commencing with and continuing for so long as this
   Note is in Default (as hereinafter defined). Further, upon BORROWER'S Default and where LENDER deems it necessary or proper to employ an attorney to enforce collection of any unpaid balance or to otherwise protect its interests hereunder, then BORROWER agrees to pay to the LENDER reasonable attorney's and legal fees for the services and expenses of counsel, paralegals and others employed after maturity or default to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal, bankruptcy proceedings or otherwise, and to indemnify and to hold the LENDER harmless against liability for the payment of state documentary stamp taxes, intangible taxes and other taxes (including interest and penalties, if any) which may be determined to be payable with respect to this transaction.

    If the interest provision contained herein refers to "LENDER'S PRIME RATE," the LENDER'S PRIME RATE shall be the prime rate as published in the Wall Street Journal ("WSJ") as of the date of this Note ("WSJ Prime Rate"). The interest rate will change from time to time as the WSJ Prime Rate changes in an amount equal to the change in the WSJ Prime Rate, but will not change more often than once a month which will occur on the first day of each calendar month and will be based on the prime rate published in the WSJ on the 25th of the prior calendar month. If more than one rate is published, the highest rate published shall apply; and if the 25th or the date of closing falls on a day when the WSJ Prime Rate is not published, the WSJ Prime Rate shall be the rate published on the last day prior to the 25th or the date of closing. The BORROWER understands and agrees that the WSJ Prime Rate is not represented or intended to be the lowest or most favorable rate offered by LENDER to any of its borrowers.

    PAYMENT of this Note, all obligations of the undersigned BORROWER hereunder and under the Security Agreement defined below ("OBLIGATIONS") to LENDER, its successors and assigns, is secured, inter alia (and includes the terms and obligations set forth therein), by a valid, subsisting Loan and Security Agreement made by and between BORROWER and LENDER (the "Loan Agreement") describing certain personal property (the "COLLATERAL"), and by this reference is incorporated herein.

    If an Event of Default under this Note occurs or if the BORROWER violates any of the terms or breaches any of the conditions of the Loan Agreement, the entire principal sum and accrued interest shall become due and payable without notice unless otherwise provided in the Loan Agreement at the option of the LENDER. TIME BEING OF THE ESSENCE OF THIS NOTE. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. Upon such Default, the principal of the Note and any part thereof, and accrued unpaid interest, if any, shall bear interest at the rate of the then highest legal rate permissible by law. All parties liable for the payment of this Note agree to pay the LENDER hereof reasonable attorneys' fees for the services and expenses of counsel employed after maturity or Default to collect this Note (including any appeals relating to such enforcement proceedings), or to protect or enforce the security hereto, whether or not suit be brought. Notwithstanding any other provisions of this Note, LENDER may, in the sole discretion of LENDER, accept payments under this Note made by BORROWER after any Default has occurred, without waiving any of LENDER'S rights or remedies under this Note.

    The remedies of LENDER as provided herein and in the Loan Agreement shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of LENDER, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of LENDER, including specifically any failure to exercise any right, remedy or recourse, shall be effective as a waiver thereof unless it is set forth in a written document executed by LENDER and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

    BORROWER and all sureties, endorsers and guarantors of this Note, jointly and severally, hereby (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration after Default and all other notices, filing of suit and diligence in collecting this Note, in enforcing any of the security rights or in proceeding against the COLLATERAL; (b) agree to any substitution, exchange, addition or release of any of the COLLATERAL or the addition or release of any party or person primarily or secondarily liable hereon; (c) agree that LENDER shall not be required first to institute any suit, or to exhaust his, their or its remedies against BORROWER or any other person or party to become liable hereunder or against the COLLATERAL in order to enforce payment of this Note; (d) consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent or consideration to any of the foregoing (except the express written release by LENDER of any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note and the Loan Agreement.

    As used herein, the words "BORROWER" and "LENDER" shall be deemed to include BORROWER and LENDER as defined herein and their respective heirs, personal representatives, successors and assigns.

    This Note is executed and delivered at the Place of Execution and shall be construed and enforced in accordance with the laws of the State of Florida.

    Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on this Note should exceed the maximum lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied as a credit against the unpaid balance due hereunder and thereafter delivered to BORROWER. Under no circumstances shall BORROWER, or any parties liable for the payment of this Note, be required to pay interest in excess of the maximum rate allowed by applicable law.

    Interest is computed on the basis of a 360-day year for the actual number of days in the interest period (Actual/360 Computation) unless indicated below. LENDER'S Actual/360 or 365/360 computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of such computation produces an annualized effective interest rate exceeding that of the nominal rate.

    At LENDER'S option, any repayments of this Note, other than by U.S. currency, will not be credited to the outstanding loan balance until LENDER receives collected funds.

    In the event any provision(s) of this instrument shall be left blank or incomplete, BORROWER hereby authorizes and empowers LENDER to supply and complete the necessary information as a ministerial task consistent with the understanding between the parties.

    Upon any transfer of this Note, the LENDER may deliver the property held as security, or any part thereof, to the transferee, as well as any subsequent holder hereof, who shall thereupon become vested with all the powers and rights herein given to the LENDER in respect to the property so transferred and delivered; and the LENDER shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect to such property so transferred but with respect to any property not so transferred, the LENDER shall retain all rights and powers hereby given.

    WAIVER OF JURY TRIAL.  BY THE EXECUTION HEREOF, BORROWER
   HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREES,
   THAT:

    (A) NEITHER THE BORROWER NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATION OF ANY OF THE SAME SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THIS PROMISSORY NOTE, ANY OTHER LOAN AGREEMENT OR ANY LOAN DOCUMENT EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES THERETO;

    (B)  NEITHER THE BORROWER NOR LENDER WILL SEEK TO
   CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN
   WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT
   BEEN OR CANNOT BE WAIVED;

    (C)  THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY
   NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS
   SHALL BE SUBJECT TO NO EXCEPTIONS;

    (D)  NEITHER THE BORROWER NOR LENDER HAS IN ANY WAY
   AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE
   PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN
   ALL INSTANCES; AND

    (E)  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER
   TO ENTER INTO THIS TRANSACTION.

    EVENTS OF DEFAULT. BORROWER shall be in Default under this Note upon the happening of any of the following events, circumstances or conditions, namely:

    (1) Default in the payment or performance of any of the OBLIGATIONS provided hereunder or in connection herewith or any other OBLIGATIONS of BORROWER or any affiliate (as defined in 11 U.S.C. 101(2), hereinafter affiliate) of BORROWER or any endorser, guarantor or surety for BORROWER to LENDER or any affiliate of LENDER, howsoever created, primary or secondary, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, or of any other covenant, warranty or undertaking expressed herein, therein, or in any other document establishing said endorsement, guaranty, or surety; or any other document executed by BORROWER in conjunction herewith; or

    (2) Any warranty, representation or statement made or furnished to LENDER by or on behalf of BORROWER, or any guarantor, endorser, or surety for BORROWER in connection with this Note or to induce LENDER to make a loan to BORROWER which was false in any material respect when made or furnished or has become materially false, if such warranty of BORROWER or guarantor, endorser or surety for BORROWER was ongoing in nature; or

    (3) Death, dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver, custodian, or trustee for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against BORROWER or any endorser, guarantor, or surety for BORROWER; or

    (4) BORROWER or any guarantor, endorser, or surety for BORROWER shall allow the acquisition of substantially all of the business or assets of BORROWER or guarantor, endorser, or surety for BORROWER or a material portion of such business or assets if such a sale is outside BORROWER'S or guarantor's, endorser's or surety's ordinary course of business, or more than 50% of the outstanding stock or voting power of any other entity, or enter into any transaction of merger or consolidation without prior written consent of LENDER; or

    (5) Failure of a corporate BORROWER or endorser, guarantor, or surety for said BORROWER to maintain its corporate existence in good standing; or

    (6) Upon the entry of any monetary judgment or the assessment and/or filing of any tax lien against BORROWER or any endorser, surety, or guarantor, or upon the issuance of any writ of garnishment, judicial seizure of, or attachment against any property of, debts due or rights of BORROWER or any endorser, surety or guarantor, to specifically include commencement of any action or proceeding to seize monies of BORROWER or any endorser, surety or guarantor on deposit in any bank account with LENDER; or

    (7) The BORROWER or any endorser, guarantor, or surety for said BORROWER shall be a debtor, either voluntarily, under (and as the term debtor is defined in) the United States Bankruptcy Code or should the BORROWER be generally not paying BORROWER'S debts as such debts become due; or

    (8) Failure of BORROWER, endorsers, guarantors or sureties to furnish financial statements or other financial information reasonably requested by LENDER; or

    (9) Loss, theft, substantial damage, destruction, sale or encumbrance to or of any COLLATERAL, or the assertion or making of any foreclosure, levy, seizure, mechanic's or materialman's lien or attachment thereof or thereon; or

    (10) If LENDER should otherwise deem itself or the debt created hereunder unsafe or insecure; or should LENDER, in good faith, believe that the prospect of payment or other performance is impaired.


   THE FOREGOING ENUMERATION OF EVENTS OF DEFAULT
   NOTWITHSTANDING, NOTHING HEREIN SHALL BE DEEMED TO LIMIT,
   RESTRICT, IMPAIR OR DIMINISH THE ABSOLUTE RIGHT OF THE
   LENDER TO DEMAND PAYMENT OF THE NOTE IN FULL, AT ANY TIME,
   WITHOUT CAUSE.

    No waivers, amendments or modifications shall be valid unless in writing. No waiver by LENDER of any Default(s) shall operate as a waiver of any other default or the same default on a future occasion. All rights of LENDER hereunder shall inure to the benefit of its successors and assigns; and all obligations of BORROWER shall bind his heirs, executors, administrators, successors and/or assigns.

    If more than one person has signed this instrument, such parties are jointly and severally obligated hereunder. Further, use of the masculine pronoun herein shall include the feminine and neuter and also the plural. If any provision of this instrument shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition of invalidity, without invalidation the remainder of such provision or the remaining provisions of this Note. In the case of conflict between the terms of this Note and any Loan Agreement and/or Letter of Intent issued in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement, then the Letter of Intent.

    IN WITNESS WHEREOF, the BORROWER, on the day and year first written above, has caused this Note to be executed under seal by (i) if a corporation, adoption of the facsimile seal printed hereon for such special occasion and purpose (or if an impression seal appears hereon by affixing such impression seal) by its duly authorized officer(s), or (ii) if by individuals, by hereunto setting their hands and seals.

    VECTOR AEROMOTIVE CORPORATION
/s/ David Peter Rose
        Its President

   Taxpayer Identification Number 33-0254334